As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

mPHASE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	7385	22-2287503
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1101 Wootton Parkway, Suite 1040

Rockville, MD  20852

(301) 329-2700

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Anshu Bhatnagar

Chief Executive Officer

mPhase Technologies, Inc.

1101 Wootton Parkway, Suite 1040

Rockville, MD 20852

(301) 329-2700

(Name, address, including zip code, and telephone number
including area code, of agent for service)

With copies to:

Joseph M. Lucosky, Esq. Scott E. Linsky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: (732) 395-4400 Fax No.: (732) 395-4401	Robert F. Charron, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 5th Floor New York, NY 10105 Tel. No.: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 28, 2022

___________ Units

Each Unit Consisting of One Share of Common Stock and

One Warrant To Purchase One Share of Common Stock

mPhase Technologies, Inc.1

We are offering an aggregate of                  Units (the “Units”) based on a public offering price of $                   per Unit. Each Unit consists of one shares of common stock of mPhase Technologies, Inc., a New Jersey corporation, par value $0.01 per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock. The Warrants may be exercised in whole, with an exercise price equal to 100% of the public offering price of each Unit sold in this offering. This offering also relates to the shares of Common Stock issuable upon exercise of any Warrants sold in this offering.

Our Common Stock is presently quoted on the OTC Pink Marketplace operated by OTC Markets Group, Inc. (“OTC Pink”) under the symbol “XDSL.” We intend to apply to list our shares of Common Stock and Warrants on The Nasdaq Capital Market under the symbols “XDSL” and “XDSLW”, respectively, upon our satisfaction of the exchange’s initial listing criteria. If our Common Stock and Warrants are not approved for listing on The Nasdaq Capital Market, we will not consummate this offering. No assurance can be given that our application will be approved. As of February 28, 2022, the last reported sale price for our Common Stock on the OTC Pink was $0.19 per share.

Our board of directors (“Board of Directors”) intends to effect a 1-for-            reverse stock split of our issued and outstanding shares of Common Stock following the effective date of the registration statement of which this prospectus forms a part, but prior to and in connection with this offering and our intended listing of our Common Stock and Warrants on Nasdaq. However, we cannot guarantee that such reverse stock split will occur, that such reverse stock split will be necessary or will occur in connection with the listing of our Common Stock on Nasdaq, or that the Nasdaq Stock Market, LLC will approve our initial listing application for our Common Stock upon such reverse stock split. The share and per share information in this prospectus does not give effect to the proposed reverse stock split. Unless specifically provided otherwise herein, such numbers and prices above and used elsewhere in this registration statement, of which this prospectus forms a part, do not assume the effectiveness of such reverse stock split or the uplist of our Common Stock and Warrants to Nasdaq.

The offering is being underwritten on a firm commitment basis. The underwriters may offer the securities from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

The final public offering price per Unit will be determined through negotiation between us and the underwriter in this offering and will take into account the recent market price of our Common Stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The recent market price per share of Common Stock used throughout this prospectus may not be indicative of the final public offering price per Unit.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Unit (1)	Total (1)
Public offering price	$	$
Underwriting discounts and commissions (2)	$	$
Proceeds to us, before expenses (3)	$	$

(1)	The public offering price and underwriting discount in respect of the Units corresponds to a public offering price per share of Common Stock of $ and a public offering price per Warrant of $ .

(2)

We have agreed to reimburse the underwriters for certain expenses. The underwriters will receive an underwriting discount equal to 7.0% of the gross proceeds in this offering. In addition, we have agreed to pay up to a maximum of $75,000 of the fees and expenses of H.C. Wainwright & Co., LLC, the representative of the underwriters in this offering (“Wainwright” or the “Representative”) in connection with this offering, which includes the fees and expenses of underwriters’ counsel, and we have agreed to issue common stock purchase warrants (the “Representative’s Warrants”) to the Representative, which are exercisable for up to         shares of Common Stock. See “Underwriting” for more information.

(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) option (if any) we have granted to the Representative of the underwriters as described below and (ii) the Warrants or the Representative’s Warrants being issued in this offering.

We have granted a 30-day option to the Representative exercisable one or more times in whole or in part, to purchase up to an additional                  shares of Common Stock and/or Warrants to purchase up to an additional                 shares of Common stock (equal to 15% of the number of shares of Common Stock and/or Warrants sold in this offering) less the underwriting discounts payable by us, solely to cover over-allotments, if any.

The underwriters expect to deliver our securities to purchasers in the offering on or about         , 2022.

H.C. Wainwright & Co.

The date of this prospectus is          , 2022.

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. The information in this prospectus may only be accurate as of the date on the front of this prospectus regardless of time of delivery of this prospectus or any sale of our securities.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the Common Stock hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy our securities in any circumstance under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of our securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our securities, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is June 30 and our fiscal years ended June 30, 2021, and 2020 are sometimes referred to herein as fiscal years 2021, and 2020, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “mPhase” refer to mPhase Technologies, Inc., a New Jersey corporation, and our subsidiaries.

Our Business

mPhase Technologies, Inc. (“mPhase,”, “we,” “us,” “our,” or the “Company”) began as Tecma Laboratory, Inc., which was incorporated under the laws of the State of Nevada in 1979. In 1987, we changed our name to Tecma Laboratories, Inc. On February 17, 1997, we acquired Lightpaths, Inc., a Delaware corporation, which was engaged in the development of telecommunications products incorporating DSL technology and the Company changed its name to Lightpaths TP Technologies, Inc. Lightpaths TP Technologies, Inc. completed a reverse merger and changed its name to mPhase Technologies, Inc. on June 2, 1997.

We have 85,008,099 shares of Common Stock outstanding as of February 28, 2022. The Common Stock is currently quoted on the OTC Pink under the ticker symbol “XDSL”. We are headquartered in Rockville, Maryland. Our website is available at https://mpower.co. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

Over our history, we have explored a number of different business opportunities.

From 1997 until June 29, 2010, we focused in the commercial deployment of our TV+ products for delivery of broadcast Internet Protocol Television, and Digital Subscriber Line (DSL) component products which include Plain Old Telephone Service (OTS) splitters that entail devices using low-pass and high-pass filters to DSL signals to different lines. On June 30, 2010, we discontinued our TV+ line of products as well as our electronic sensor products and shifted their business focus on the development of innovative power cells and related products through the science of microfluidics, microelectromechanical systems (“MEMS”) and nanotechnology. This led to the development of a battery that has a significantly longer shelf life prior to activation than conventional batteries and capable of disposal after use without harm to the environment.

From February of 2004 through March of 2007, we engaged Lucent/Bell Labs (now Nokia) to develop, using the science of nanotechnology, micro power cell arrays creating a structure for zinc batteries that separated the chemicals or electrolytes prior to initial activation. This was done by suspending on nano grass or small spoke-like pieces of silicon a liquid electrolyte taking advantage of a superhydrophobic effect that occurs as a result of the ability to manipulate materials of a very small size or less than 1/50,000 the size of a human hair. We had a strategic alliance with the U.S. Army to successfully test, under military combat conditions, its SmartBattery design, leading to further validation of its path to product development under a Cooperative Research and Development Agreement (CRADA). This continues to be a potential opportunity for the Company which we intend to visit at a more strategic time. In addition, the Company formed a relationship with Energy Storage Research Group, a center of excellence at Rutgers University, in New Jersey, that enabled us to expand its battery development from a zinc to a lithium battery capable of delivering significantly more power. During fiscal years 2009 and 2010, we outsourced considerable foundry work for final development of the Smart NanoBattery to Silex, a Swedish company.

In February 2008, we successfully deployed a prototype of its Smart NanoBattery in a gun-fired test at the Aberdeen Proving Ground in Maryland. The battery not only survived the harsh conditions of deployment at a gravitational force in excess of 45,000 g, but it was also flawlessly activated in the process. In 2010, we received from the appropriations committee of the U.S. Congress an “earmark” of $2.5 million to develop with Picatinny Arsenal a battery based upon the specifications of the Smart NanoBattery. Due to circumstances out of our control, the funding was not made for such development as Congress eliminated the use of “earmarks” at the end of 2010.

On May 20, 2011, we announced that we had been granted a U.S. patent for multi-chemistry battery architecture. Thereafter, on February 10, 2012, we filed a U.S. provisional patent with the USPTO for a Non-Pump Enabled Drug Delivery System.

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We refocused on two new products; a high-end portable emergency flashlight and a jump starter for a dead car battery developed for the Company by Porsche Design Studio. From 2011 to 2016, we generated revenue from these products, but could not establish sufficient sales. We were unable to obtain sufficient financing to continue its operations as of 2018 and began to seek new management.

As of 2018, we were not able to obtain sufficient financing to continue its operations and on January 11, 2019, we underwent a major change in management and control. The new management began positioning our focus as a technology leader in artificial intelligence (“AI”) and machine learning. We saw opportunities to generate significant revenue by embedding artificial intelligence and machine learning into business operations, platform architectures, business services, and customer experiences.

On February 15, 2019, we acquired Travel Buddhi, a software platform to enhance travel via ultra-customization tools that tailor a planned trip experience by understanding a traveler’s profile and travel patterns and react in real time during travel.

On June 30, 2019, we acquired the assets of Alpha Predictions LLP (“Alpha Predictions”) and integrated its staff and some of its data analysis products into the Company’s business operations.

On May 11, 2020, the Company entered into an Asset Purchase Agreement to acquire all assets owned, used or held in connection with the business, other than excluded assets and assumed certain liabilities of CloseComms Limited (“CloseComms”). The most substantial acquired asset was a patented, software application platform. We have integrated into a retail customer’s existing Wi-Fi infrastructure, giving the retailer important customer data and enabling AI-enhanced, targeted promotions to drive store traffic and sales.

During 2021, we announced the addition of the EV Charging Network and Consumer Engagement Platform as part of the mPower ecosystem with the purpose to monetize additional services and products offerings such as the high-speed millimeter wave 5G relating to consumer travel. Layered on top of this mobile experience, we also announced the buildout of a marketplace with a loyalty and rewards program.

Also, during the same year, we rolled out the pilot program for the EV Charging Network with one of our customers for their multiple locations.

By late-2021, we transitioned into clean technology company that bridges the gap between the green consumers and customers such as retailers and other service providers. Although we had initially contemplated the design and build of the marketplace into our ecosystem, we have since evaluated this business model and the resources required to fully launch such a concept and have decided that it remains better suited as a concept to implement through partnerships with other third-party companies. Although the marketplace remains a natural choice for our ecosystem for numerous reasons, in order for us to scale up and fully integrate this concept into our larger business model, we would rather work directly with other third-party companies that have this as their primary business. We will consider strategic partnerships with third party companies with an already established marketplace infrastructure, where we can simply secure revenue streams via contracts or other commercial structures.

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Today, mPhase is an EV Charging company with over four decades of experience, technology and a team working to enhance the existing business lines through the integration of cloud-based systems and to deliver software as a service (“SaaS”) and technology as a service (“TaaS”). The focus of our business and central to our success is the full build out and deployment of our EV Charging Network and Consumer Engagement Platform under our mPower ecosystem. As we work to grow the mPower ecosystem, we seek to tailor it to each individual’s tastes and needs, with particular emphasis on empowering today’s green consumer. We are working to build, grow and expand quickly our unique mPower ecosystem globally, as our technology and services give us a competitive advantage over our competition. Our vision of the mPower ecosystem will consist of the following products and services offered through the mPower application (“mPower App”): (1) mPower EV Charging Network and (2) Consumer Engagement Platform. The goal is to leverage our mPower ecosystem to allow for other businesses and third parties such as retailers and service providers to partner with us in order to utilize our ecosystem (i.e. data, locations, consumers), which in return will create further contracted revenue for mPhase. This path forward will allow us to still layer on the right offerings to our mPower ecosystem but mPhase will not divert any resources, financially or otherwise to build out the infrastructure of the CBRS spectrum and millimeter-wave 5G and the marketplace.

Branded under the mPower name, we are taking our EV Charging Network offering and combining it with the Consumer Engagement Platform and creating a circular ecosystem where people shop, dine, fuel and interact with the world to create a richer life experience, all through our mPower App.

mPower EV Charging Network

We continue to build out our mPower EV Charging Network across the United States by offering the high-quality hardware and software subscriptions with turn-key support and warranty services. We will be partnering with third party suppliers and manufacturers for its charging stations in order to build out the network, which includes Level 2 Alternative Current (“AC”) Chargers and Level 3 Direct Current (“DC”) Fast Charging systems for commercial and residential use. In addition, we will engage third-party contractors to provide the basic electrical charging installation and on-going O&M (operations and maintenance) to the customer base seeking to have on premise EV charging capability. We also see exponential growth in EVs and microgrids due to the rapid innovation in technology, which is why with the right partnerships, we would seek to offer renewable energy sources + microgrids wrapped around the EV Charging Network. The microgrids can support EV charging as their batteries can be used as an energy resource to charge vehicles during peak times, reducing the grid demand and therefore providing stability and an even better benefit of providing charge with clean energy. Through the use of our mPower App, customers will have the ability to access the mPower EV Charging Network.

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Consumer Engagement Platform

To create the Consumer Engagement Platform, we are combining the consumer engagement framework acquired from the CloseComms acquisition with the AI based travel optimization framework from Travel Buddhi.

Fundamentally the platform uses AI to understand behavior patterns of consumers and allows the customers (i.e., retailers) to make these just in time offers available to the end consumer as they travel. In addition to providing charging station hardware, we are building a Consumer Engagement Platform which will interconnect a set of business systems and functions that includes using software solutions within the framework of SaaS and TaaS model to optimize consumer engagement as they travel by making just in time offers available as they travel. One of our customer base is the retail store owners. The consumers are the every-day travelers (i.e., drivers) that will benefit from the offers those customers are setting up through our secure portal. For consumers, they will utilize the mPower App and set up a profile that has information about their preferences and demographics. In turn, the customer initiates an offer on the secure power portal and only the consumers, based on their preferences and demographics on their mPower App, receive such select offers. The customers are the contracting party entering into subscription agreements with us for the SaaS and TaaS services. The SaaS service allows for the customer to set up their own offers directly without the Company providing any management services. While the TaaS service offers a managed service where we handle all the back end work for the consumers. In both models, the Company generates recurring monthly revenue. As customers incentivize the consumers by providing offers, the mPower App increases in subscribers.

Employee Count

As of February 28, 2022, the Company employs 35 full-time employees with a range of expertise in technology platform development services, sales and marketing services, human resources, and accounting services. The Company’s subsidiary in India employs a total of 16 software engineers and data analysis experts.

Products under continued Research and Development

mPower Ecosystem

Our mPower Ecosystem (as discussed above) is still being developed and therefore it is the majority of our R&D.

Smart Surfaces

We have a technology platform known as the Smart Surface. By being able to control the surface properties of materials down to the nanometer scale, new and improved devices can be designed and built that may lead to compelling business opportunities. One type of smart surface that we provide allows properties to be changed in response to an external stimulus.

As our research and development efforts evolve, in addition to silicon materials, the ability to control the surface properties of materials can be extended to other substances such as polymers, ceramics, metals, and fibers providing opportunities for our platform technology to be used in a range of potential applications such as energy storage and power management for portable electronics and microelectronics, self-cleaning surfaces, filters for water purification or desalination systems, materials for environmental remediation that separate liquids or solvents, and other situations where the control of the interaction of a solid surface exposed to a liquid is vitally important. Towards the end of 2022, we plan to focus on advancing this technology platform, as well as consider potential collaborations or strategic partnerships.

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Smart NanoBattery

We challenged conventional norms of battery development by using our proprietary superhydrophobic porous silicon membrane technology as the basis to build the Smart NanoBattery, a reserve battery providing Power On Command™ prior to initial activation. The Smart NanoBattery is a product and technology owned by us, with ongoing efforts to provide the product to the United States Army in the future. To the best of our knowledge, no other battery technology available today can deliver the long-term performance requirements specified by the U.S. Army for this application. Super-hydrophobicity initially keeps the liquid electrolyte physically separated from the solid electrodes of the battery, thus preventing the chemical reactions from occurring that cause the battery to provide power. This gives the Smart NanoBattery the benefit of potentially infinite shelf life.

A conventional battery loses some capacity while sitting on the shelf in its package or stored in an electronic or electrical device, even before being used for the first time. On the other hand, the Smart NanoBattery is built so that it is inactive and remains that way indefinitely until it is turned on. No power is lost to self-discharge or leakage current prior to activation. When needed, the Smart NanoBattery can be activated on command via the phenomenon of electrowetting, which is the modification of the wetting properties of a surface with an applied electric field. In such a case, when effective, surface properties of the porous silicon membrane are selectively controlled to shift instantly from a superhydrophobic to hydrophilic state. In other words, electrowetting acts as the triggering mechanism.

We have successfully fabricated and demonstrated our first 3-volt lithium-based Smart NanoBattery, based on a design allowing either manual or remote activation by the user, the feature known as Power on Command™.

By incorporating the phenomenon of electrowetting on nanostructured surfaces into a revolutionary way of storing energy, the Smart NanoBattery provides power to portable electronic and microelectronic devices exactly when and where it is needed. As a reserve battery, it can be made to be an augmentation to conventional primary batteries. The nanobattery converts stored chemical energy into usable electrical energy, but in a way that is potentially more reliable, more versatile, more environmentally friendly, and less expensive than conventional primary batteries.

Today charging is key to the EV experience and technologies to boost EV adoption are constantly being challenged by advancements in power-cell technology. We see synergies on using nanotechnology in the manufacture of batteries and that our technology could potentially have a use in increasing performance and decreasing time required to recharge a battery.

We believe that the intellectual property developed from the research to date could be resumed to develop viable military and industrial products depending upon our future financial resources and future competitive market conditions.

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Our Intellectual Property

We have obtained trademark protection for our mPower Emergency IlluminatorTM and mPower on CommandTM.

As of the date hereof, we have rights under the following active patents:

●	Bypass for telephone system splitter, Filed 3/18/2003 in United States, Patent Number 6,535,581
●	Signal splitter with test relays on auxiliary circuit board and system using same, filed 7/12/2005, Patent Number 6,917,683
●	ALWA-001 Battery System, Filed 3/20/2008 in United States, Patent Number 8,021,773
●	ALWA-004 Tunable Liquid Microlens with Lubrication Assisted Electrowetting, Filed 9/13/2001in United States, Patent Number 6,545,815
●	ALWA-005 Method and Apparatus for Controlling Friction Between a Fluid and a Body, Filed 8/27/2003 in United States, Patent Number 7,156,032
●	ALWA-006 Electrowetting Battery Having a Nanostructured Electrode Surface, Filed 11/18/2003 in United States, Patent Number 7,227,235
●	ALWA-007 Method and Apparatus For Controlling The Flow Resistance Of A Fluid On Nanostructured Or Microstructured Surfaces, Filed 9/30/2003 in United States, Patent Number 8,124,423
●	ALWA-009 Method and Apparatus For Controlling The Flow Resistance Of A Fluid On Nanostructured Or Structured Membrane with Controllable Permeability, Filed 7/28/2006 in United States, Patent Number 7,695,550
●	ALWA-010 End of Life Cycle, Nanostructured Battery, Filed 3/18/2004 in United States, Patent Number 7,618,746
●	ALWA-014 Device for Fluid Spreading and Transport, Filed 1/25/2008 in United States, Patent Number 8,435,397
●	ALWA-019 Modular Device, Filed 9/2/2009 in United States, Patent Number 8,344,543
●	ALWA-034 Reserve Battery System, Filed 3/2/2010 in United States, Patent Number 8,372,531
●	Controlling access and accessing a traffic network in high density environment, Filed 12/7/2017, Patent Number GB2559469

As we also rely on unpatented proprietary technology, we can make no assurance that others may not independently develop the same or similar technology or otherwise obtain access to our unpatented technology.

International Presence

Our business operations primarily take place in the United States. However, we have a wholly owned subsidiary with an office in India which is solely being used for development purposes. We make no financial or monetary efforts in India. Due to the office based in India we are subject to India’s regulations and laws relating to developmental business conducts. Please refer to the section titled Risk Factors below for more information.

We are seeking to move our key development operations to the United States.

We have entered into a contract with a channel partner that has a global presence, which assists in further developing our products, from whom we receive payment in return for products and services. All our customer relation operations with this channel partner are based in the United States, as are our transactions. All payments which we earn in return of its sale of products and/or services worldwide are made with the United States.

The Company also has an office in the United Kingdom, which is primarily used for development, pursuant to a local consulting arrangement.

Recent Developments

Our Board of Directors intends to effect a 1-for-            reverse stock split of our issued and outstanding shares of Common Stock following the effective date of the registration statement of which this prospectus forms a part, but prior to and in connection with this offering and our intended listing of our Common Stock on Nasdaq. However, we cannot guarantee that such reverse stock split will occur, that such reverse stock split will be necessary or will occur in connection with the listing of our Common Stock on Nasdaq, or that the Nasdaq Stock Market, LLC will approve our initial listing application for our Common Stock upon such reverse stock split. The share and per share information in this prospectus does not give effect to the proposed reverse stock split. Unless specifically provided otherwise herein, such numbers and prices above and used elsewhere in this registration statement, of which this prospectus forms a part, do not assume the effectiveness of such reverse stock split or the uplist of our Common Stock and Warrants to Nasdaq.

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Summary of Risk Factors

Our business and our ability to execute our business strategy are subject to a number of risks of which you should be aware of before you decide to buy our securities. In particular, you should carefully consider following risks, which are discussed more fully in “Risk Factors” beginning on page 16 of this prospectus:

●	Global or regional health pandemics or epidemics, including COVID-19, could negatively impact our business operations, financial performance and results of operations.
●	We have reported net operating losses for each of our fiscal years from our inception in 1996 through the present and may not be able to operate profitability in the future.
●	We will require additional financing in the future to fund our operations which may cause dilution to our existing stockholders or restrict our operations.
●	Our indebtedness and liquidity needs could restrict our operations and make us more vulnerable to adverse economic conditions.
●	We may not be able to raise the required capital to conduct our operations and develop and commercialize our products.
●	We depend on one customer and the loss of this customer would have a material adverse effect on our business, financial condition and results of operations.
●	We depend on one primary vendor and the loss of this vendor would have a material adverse effect on our business, financial condition and results of operations.
●	We operate in highly competitive industries.
●	All of our business segments face competition that includes both public and private organizations and collaborations among academic institutions and large companies, most of which have significantly greater experience and financial resources than we do.
●	We depend on certain third parties to assist us in the development of new products, and any failure of those parties to fulfill their obligations could result in costs and delays and prevent us from successfully commercializing our products on a timely basis, if at all.
●	We depend on our collaborators to help us develop and test our proposed products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful.
●	Our reliance on the activities of our non-employee consultants, research institutions, and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.
●	We are dependent upon key personnel whose loss may adversely impact our business.
●	Our acquisition strategy creates risks for our business.
●	We may fail to realize all of the anticipated benefits of any entities which we acquire, such benefits may take longer to realize than expected or we may encounter significant difficulties integrating acquired businesses into our operations. If our acquisitions do not achieve their intended benefits, our business, financial condition, and results of operations could be materially and adversely affected.
●	Our insurance policies are limited in scope and coverage and may potentially expose us to unrecoverable risks.
●	We have product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy.
●	A portion of our operations is located outside of the United States, which subjects us to additional risks, including increased complexity and costs of managing international operations and geopolitical instability.
●	Failure to comply with laws relating to labor and employment could subject us to penalties and other adverse consequences.
●	Our business is subject to a wide variety of additional extensive and evolving government laws and regulations. Failure to comply with such laws and regulations could have a material adverse effect on our business.
●	Our business is subject to the risks of international operations, including movements in foreign currency exchange rates.
●	Control regulations, particularly in emerging markets.
●	We have businesses in emerging markets that may experience significant economic volatility.
●	Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
●	Data breaches or incidents involving our technology or products could damage our business, reputation and brand and substantially harm our business and results of operations.
●	We must continually maintain, protect and/or upgrade our information technology systems, including protecting our sensitive information from internal and external cybersecurity threats.
●	If we fail to comply with data privacy and personal data protection laws, we could be subject to adverse publicity, government enforcement actions and/or private litigation, which may negatively impact our business and operating results.
●	Increasing regulatory focus on privacy issues and expanding laws may impact our business or expose us to increased liability.
●	Our internal computer systems, or those of our collaborators or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development programs.

9

●	Computer malware, viruses, ransomware, hacking, phishing attacks and similar disruptions could result in security and privacy breaches and interruptions and delays in services and operations, which could harm our business.
●	Changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus impact our products and services.
●	If we are unable to keep up with advances in EV technology, we may suffer a decline in our competitive position.
●	Our future growth and success is highly correlated with and thus dependent upon the continuing rapid adoption of EVs for passenger and fleet applications.
●	The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations.
●	Some of our products contain open-source software, which may pose particular risks to our proprietary software, products and services in a manner that could harm our business.
●	Existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial results or results of operation.
●	Interruptions, delays in service or inability to increase capacity, including internationally, at third party data center facilities could impair the use or functionality of our subscription services, harm its business and subject it to liability.
●	Our business will depend on customers renewing their services subscriptions. If customers do not continue to use our subscription offerings or if we fail to add more stations, our business and operating results will be adversely affected.
●	If customers do not renew their subscriptions, if they renew on less favorable terms or if they fail to add products or services, our business and operating results will be adversely affected.
●	Risks related to the technology sector.
●	Past performance by our management team may not be indicative of future performance of an investment in us.
●	We may be subject to an increased rate of tax on our income if we are treated as a personal holding company.

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●	Certain aspects of our technology are not protectable by patent or copyright.
●	We may not be able to adequately defend against piracy of intellectual property in foreign jurisdictions.
●	We may not be able to protect our proprietary technology, which could harm our ability to operate profitably.
●	We may incur substantial expenditures in the future in order to protect our intellectual property.
●	Patents obtained by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of potential products.
●	Our current “smart surface technology” is at an early stage of development and we may not develop products that can be commercialized.
●	Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict the extent of our future losses or when or if we will become profitable, which, in turn, would result in a loss of investment.
●	Our products may not be accepted in the marketplace.
●	If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably.
●	If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) related to internal controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal controls over financial reporting, our stock price could decline significantly and raising capital could be more difficult.
●	There is no assurance that an active and liquid trading market in our Common Stock will develop.
●	There is no guarantee that we will successfully have our Common Stock and Warrants listed on the Nasdaq Capital Market, in which case we will not complete this offering. Even if our Common Stock and Warrants are accepted for listing on the Nasdaq Capital Market, upon our satisfaction of the exchange’s initial listing criteria, the exchange may subsequently delist our Common Stock and/or Warrants if we fail to comply with ongoing listing standards.
●	Restrictions on foreign investment in India may prevent us from making future acquisitions or investments in India, which may adversely affect our results of operations, financial condition and financial performance.
●	Our business and activities are regulated by The Competition Act, 2002.
●	There is no assurance that the Company will maintain its Nasdaq listing and may be subject to “Penny Stock Rules.”
●	We have never paid cash dividends and have no plans to pay cash dividends in the future.
●	Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our Common Stock could incur substantial losses.
●	There is no assurance that, if our Common Stock or Warrants become listed on Nasdaq, we will not continue to experience volatility in our share price.
●	Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.
●	The ownership by our Chief Executive Officer and Chairman will likely limit your ability to influence corporate matters.
●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.
●	We face risks related to health pandemics that could impact our sales and operating results.
●	A portion of our developmental business operations are located in India and we are subject to regulatory, economic, social and political uncertainties in India.
●	Investors in this offering will experience immediate and substantial dilution in net tangible book value.
●	We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our stockholders.
●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
●	Warrants are speculative in nature.
●	Holders of the Warrants will have no rights as a common stockholder until they acquire our Common Stock.
●	There is no established market for the Warrants to purchase our shares of Common Stock being offered in this offering and there is no assurance such a market will develop.

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●	Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.
●	There is no current public market for the Units.
●	We intend to effect a reverse stock split of our outstanding Common Stock prior to the closing of this offering.
●	Even if the reverse stock split achieves the requisite increase in the market price of our Common Stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of Nasdaq.
●	Even if the reverse stock split increases the market price of our Common Stock, there can be no assurance that we will be able to comply with other continued listing standards of The Nasdaq Capital Market.
●	The reverse stock split may decrease the liquidity of the shares of our Common Stock.
●	Following the reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.
●	If our listing applications for our Common Stock and Warrants are not approved by Nasdaq, we will not be able to consummate the offering and will terminate this offering.
●	As a result of the timing of the reverse stock split, uplist to Nasdaq and pricing of this offering, potential investors will not have an opportunity to check the actual post-split market price before confirming their purchases in this offering.

We are a smaller reporting company within the meaning of the rules adopted by the Securities and Exchange Commission, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates equals or exceeds $250 million as of the end of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests. References herein to “smaller reporting company” shall have the meaning associated with it in Item 10(f)(1) of Regulation S-K.

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THE OFFERING

Securities offered by us:	Units, based on a public offering price of $ per Unit (assuming a reverse stock split of 1-for- ), with each Unit consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock at an exercise price of $ per share (equal to 100% of the public offering price per Unit).

Public offering price per Unit	An assumed public offering price of $ per Unit, which is the last reported sale price of our Common Stock on the OTC Pink as of , 2022. (1)

Common Stock outstanding before the offering	85,008,099 shares of Common Stock

Common Stock to be outstanding after the offering (1)(2)	shares of Common Stock, based on a public offering price of $ per Unit, assuming no exercise of any option granted to the underwriter or exercise of the Representative’s Warrants. If the underwriter’s option is exercised in full, the total number of shares of Common Stock outstanding immediately after this offering would be , based on a public offering price of $ per Unit.

Underwriter’s Option

We have granted the Representative a 30-day option to purchase up to                  additional shares of Common Stock and/or                  additional Warrants to purchase up to                  shares of Common Stock (equal to 15% of the number of shares of Common Stock and/or Warrants sold in this offering) from us at a price per share of Common Stock and/or Warrant equal to the public offering price per share of Common Stock and/or Warrant, less the underwriting discounts payable by us, solely to cover over-allotments, if any.

Description of Warrants

The exercise price of the Warrants is $             per share (with an exercise price equal to 100% of the public offering price per Unit). Each Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our shares of Common Stock as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding shares of Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a warrant agreement, dated as of the closing date of this offering, between us and Worldwide Stock Transfer, as the warrant agent. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Underwriting Section” in this prospectus.

Representative’s Warrant (1)

The registration statement of which this prospectus is a part also registers the Representative’s Warrants to purchase up to shares of Common Stock (5.0% of the number of shares of Common Stock sold in this offering (including any shares of Common Stock sold pursuant to the option to be issued to the underwriters, as a portion of the underwriting compensation payable in connection with this offering. The Representative’s Warrants will be exercisable immediately upon issuance, and from time to time, in whole or in part, and will expire five years from the commencement of sales at an exercise price of $            (125% of the public offering price of the Units). Please see “Underwriting Representative’s Warrants” for a description of these warrants.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 16 before deciding to invest in our securities.

Trading symbols	Our Common Stock is currently quoted on OTC Pink under the trading symbol “XDSL”. We are in the process of applying to list our Common Stock and Warrants on Nasdaq under the symbols “XDSL” and “XDSLW”, respectively. We will not consummate this offering unless our application is approved.

Reverse stock split	We expect to effect a 1-for- reverse stock split of our outstanding shares of Common Stock following the effective time on which the registration statement of which this prospectus forms a part is declared effective by the SEC but prior to the closing of this offering. We cannot guarantee that such reverse stock split will occur based on any specific ratio or that Nasdaq will approve our initial listing application for our Common Stock upon such reverse stock split. If our listing applications are not approved by Nasdaq, we will not be able to consummate this offering and will terminate this offering. The information in this prospectus does not reflect this proposed reverse stock split of the outstanding shares of Common Stock of the Company or the listing of our Common Stock and Warrants on Nasdaq.

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Lock-ups	We and our directors, officers and any other holders of three percent (3%) or more of the outstanding shares of Common Stock as of the effective date of the registration statement, of which this prospectus forms a part, have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge, encumber grant any option for the sale of or otherwise dispose of any of our securities, including the issuance of shares of Common Stock upon the exercise of the Company’s currently outstanding options, without the prior written consent of the Representative for a period of months after the closing of this offering. See “Underwriting” section on page 69.

Use of Proceeds	We estimate that the net proceeds from the sale of the Units in the offering, at an assumed public offering price per Unit of $ , will be approximately $ , after deducting the underwriting discounts and commissions and estimated offering expenses, or $ if the underwriters exercise their option in full, assuming no exercise of the Representative Warrants. We currently expect to use the net proceeds of this offering primarily for the following purposes:

●	Approximately $ for development of new products and improvements to existing products;
●	Approximately $ to expand sales and marketing capabilities; and
●	The remaining proceeds of approximately $ for general corporate purposes, including working capital and possibly acquisitions of other companies. See “Use of Proceeds” section on pg. 43.

(1)	The actual number of Units, shares of Common Stock and Representative’s Warrants that we will offer and that will be outstanding after this offering will be determined based on the actual public offering price and the reverse split ratio will be determined based in part on the price of our Common Stock on the OTC Pink at the time of the determination.

(2)	The shares of Common Stock outstanding prior to this offering and to be outstanding after this offering is based on shares outstanding as of February 28, 2022 and excludes the following:

●	14,181,646 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $0.20 per share; and

●	25,038,731 shares of Common Stock issuable upon conversion of outstanding convertible notes with a weighted average exercise price of $0.20 per share.

Unless we indicate otherwise, all information in this prospectus:

●	Assumes no exercise by the underwriter of its option to purchase up to an additional shares of Common Stock and/or Warrants to purchase up to shares of Common Stock to cover over-allotments, if any.

●	Assumes no exercise of the Warrants issued in this offering.

●	Assumes no exercise of the Representative Warrants issued in this offering.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the fiscal period ended December 31, 2021, and 2020 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

mPhase Technologies, Inc.

Consolidated Statements of Operations and Other Comprehensive Income (Loss)

(Unaudited)

	For the Six Months Ended
	December 31,
	2021	2020
Revenue	$16,565,587	$15,223,300
Cost of revenue	11,250,033	11,250,399
Gross Profit	5,315,554	3,972,901
Operating Expenses:
Software development costs	314,664	-
Salaries and benefits	458,891	788,632
General and administrative expenses	1,977,242	669,742
Total Operating Expenses	2,750,797	1,458,374
Operating income	2,564,757	2,514,527
Other (Expense) Income:
Interest expense	(178,308)	(117,739)
Gain on change in fair value of derivative liability	-	157,900
Amortization of debt discounts, deferred financing costs, and original issue discounts	(2,077,049)	(494,184)
Initial derivative liability expense	-	(366,068)
(Loss) gain on debt extinguishments and settlements	(115,197)	31,270
Total Other (Expense) Income	(2,370,554)	(788,821)
Income before income taxes	194,203	1,725,706
Income taxes	-	-
Net income	$194,203	$1,725,706

Comprehensive income (loss):
Unrealized loss (gain) on foreign currency translation adjustment	14,632	(143,095)
Comprehensive income	$208,835	$1,582,611

Income per common share:

Income per common share – basic	$0.00	$0.03

Income per common share – diluted	$0.00	$0.02

Weighted average shares outstanding – basic	79,547,721	68,591,025

Weighted average shares outstanding – diluted	118,768,099	100,341,323

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mPhase Technologies, Inc.

Consolidated Balance Sheets

	December 31, 2021	June 30, 2021
	(Unaudited)
Assets
Current Assets
Cash	$545,871	$2,473,386
Accounts receivable, net	19,929,137	15,784,081
Prepaid expenses	195,354	238,927
Other assets	479,827	422,254
Total Current Assets	21,150,189	18,918,648
Property and equipment, net	9,278	16,518
Goodwill	3,662	3,669
Intangible assets – purchased software, net	1,599,933	2,079,047
Other assets	3,634	3,645
Total Assets	$22,766,696	$21,021,527

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$3,497,201	$4,158,006
Accrued expenses	1,205,065	1,368,367
Contract liabilities	430,027	350,689
Due to related parties	89,377	87,688
Notes payable to officer	713,137	691,942
Notes payable	93,144	323,218
Convertible notes payable, net	3,527,623	1,991,036
Liabilities in arrears with convertible features	109,000	109,000
Liabilities of discontinued operations	82,795	82,795
Total Current Liabilities	9,747,369	9,162,741

Notes payable, net of current portion	146,890	146,890
Total Liabilities	9,894,259	9,309,631

Commitments and Contingencies (Note 11)

Stockholders’ Equity
Preferred stock, $0.01 par value; 1,000 shares authorized, issued and outstanding at December 31, 2021 and June 30, 2021	10	10
Common stock, $0.01 par value; 500,000,000 shares authorized, 81,656,033 shares issued and 81,627,633 shares outstanding at December 31, 2021, and 78,612,608 shares issued and 78,584,238 shares outstanding at June 30, 2021	816,278	785,844
Additional paid-in-capital	237,890,249	236,935,277
Common stock to be issued	30,000	63,700
Accumulated other comprehensive income (loss)	3,106	(11,526)
Accumulated deficit	(225,867,206)	(226,061,409)
Total Stockholders’ Equity	12,872,437	11,711,896
Total Liabilities and Stockholders’ Equity	$22,766,696	$21,021,527

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mPhase Technologies, Inc.

RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

We intend to effect a reverse stock split of our Common Stock in order to uplist our Common Stock on Nasdaq in connection with this offering. However, we cannot guarantee that such reverse stock split will occur based on any specific ratio or that Nasdaq will approve our initial listing application for our Common Stock upon such reverse stock split. If such reverse stock split is not effected or if our listing application is not approved by Nasdaq, we will not be able to consummate this offering and will terminate this offering.

Risks Relating to Our Business

Global or regional health pandemics or epidemics, including COVID-19, could negatively impact our business operations, financial performance and results of operations.

Our business and financial results could be negatively impacted by the recent outbreak of COVID-19 or other pandemics or epidemics. The severity, magnitude and duration of the current COVID-19 pandemic is uncertain, rapidly changing and hard to predict. During 2020, 2021, and 2022 to date, COVID-19 has significantly impacted economic activity and markets around the world, and it can unpredictably negatively impact our business in numerous ways, including but not limited to those outlined below:

●	Purchasing power of consumers may be reduced thereby affecting demand for our products and services;
●	Decreased demand for our products and services due to significant capital constraints as a result of COVID-19 and the macro-economic environment;
●	Disruptions or uncertainties related to the COVID-19 outbreak for a sustained period of time could result in delays or modifications to our strategic plans and initiatives and hinder our ability to achieve our business objectives;
●	supply chain could be impact our procurement and upending in the global container volume demand could cause shipping delays;
●	Illness, travel restrictions or workforce disruptions could negatively affect our business processes including office closures, limitations, and inability to travel to marketplaces;
●	Government or regulatory responses to pandemics could negatively impact our business. Mandatory lockdowns or other restrictions could materially adversely impact our operations and results; and
●	The COVID-19 outbreak has increased volatility and pricing in the capital markets and volatility is likely to continue which could have a material adverse effect on our ability to obtain debt or equity financing to fund operations.

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These and other impacts of the COVID-19 or other global or regional health pandemics or epidemics can have an unpredictable effect of heightening many of the other risks described in this “Risk Factors” section. We might not be able to predict or respond to all impacts on a timely basis to prevent near- or long-term adverse impacts to our results. The ultimate impact of these disruptions also depends on events beyond our knowledge or control, including the duration and severity of any outbreak and actions taken by parties other than us to respond to them. Any of these disruptions could have a negative impact on our business operations, financial performance and results of operations, which impact could be material.

We have reported net operating losses for each of our fiscal years from our inception in 1996 through the present and may not be able to operate profitability in the future.

As of December 31, 2021, we have had net losses of approximately $225,867,206 since our inception in 1979 and cannot be certain when or if we will ever be profitable. If we continue to incur losses as we have in the past, investors may not receive any return on their investment and may lose their entire investment. Our prospects must be considered speculative in light of the risks, expenses and difficulties frequently encountered by companies with new products in their early stages of development, particularly in light of the uncertainties relating to the new, competitive and rapidly evolving markets in which we operate. To attempt to address these risks, we must, among other things, further develop our technologies, products and services, successfully implement our research, development, marketing and commercialization strategies, respond to competitive developments and attract, retain and motivate qualified personnel. A substantial risk is involved in investing in us because, as a company we have fewer resources than an established company, and we may be more vulnerable operationally and financially to external factors beyond our control.

We generated net income of $194,203 and $1,725,706 for the six months ended December 31, 2021 and 2020, respectively. If we are unable to maintain profitability, we may be unable to continue our operations.

We will require additional financing in the future to fund our operations which may cause dilution to our existing stockholders or restrict our operations.

We will need additional capital in the future to continue to execute our business plan. Therefore, we will be dependent upon additional capital in the form of either debt or equity to continue our operations. At the present time, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of our stockholders will be diluted, and the terms of such financings may include liquidation or other preferences, anti-dilution rights, and other provisions that may adversely affect the rights of our stockholders, including rights, preferences and privileges that are senior to those of our holders of Common Stock in the event of a liquidation. In addition, debt financing, if available, could include covenants limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures, or declaring dividends and may require us to grant security interests in our assets. If we are unable to raise additional capital when required or on acceptable terms we may need to curtail or cease our operations.

18

Our indebtedness and liquidity needs could restrict our operations and make us more vulnerable to adverse economic conditions.

Our existing indebtedness may adversely affect our operations and limit our growth, and we may have difficulty repaying our debt when due. If market or other economic conditions deteriorate, our ability to comply with covenants contained in our debt instruments may be impaired. If we violate any of the restrictions or covenants set forth in our debt instruments, all or a significant portion of our indebtedness may become immediately due and payable. Our inability to make payments on our indebtedness when due may have a material adverse effect on our operations and financial condition.

We may not be able to raise the required capital to conduct our operations and develop and commercialize our products.

We require substantial additional capital resources in order to conduct our operations and develop and commercialize our products and run our facilities. We will need significant additional funds or collaborative partners, or both, to finance the research and development activities of our potential products. Accordingly, we are continuing to pursue additional sources of financing. Our future capital requirements will depend upon many factors, including:

●	The continued progress and cost of our research and development programs;
●	The costs in preparing, filing, prosecuting, maintaining and enforcing patent claims;
●	The costs of developing sales, marketing and distribution channels and our ability to sell the products if developed;
●	The costs involved in establishing manufacturing capabilities for commercial quantities of our proposed products;
●	Competing technological and market developments,
●	Market acceptance of our proposed products; and
●	The costs for recruiting and retaining employees and consultants.

Additional financing through strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all. Our prior failure to be timely in our required periodic filings of quarterly and annual financial reports with the SEC may significantly limit our ability to raise additional capital. Additional equity financing could result in significant dilution to our shareholders. Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize on our own. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our programs or potential products, any of which could have a material adverse effect on our financial condition or business prospects.

We depend on one customer and the loss of this customer would have a material adverse effect on our business, financial condition and results of operations.

At December 31, 2021 and 2020, approximately 100% and 100%, respectively, of accounts receivable were concentrated with one customer located outside the United States. For the six months ended December 31, 2021 and 2020, approximately 100% and 100%, respectively, of revenue were concentrated with the same customer. The loss of this customer, or a substantial decrease in demand by this customer for our products, would have a material adverse effect on our business, results of operations and financial condition. During December 2021, the Company began invoicing its consumer engagement locations. Although immaterial at December 31, 2021, as these locations continue to grow, the aforementioned one customer will become less of the Company’s total revenue and accounts receivable, thus decreasing the Company’s revenue risk concentrations.

19

We depend on one primary vendor and the loss of this vendor would have a material adverse effect on our business, financial condition and results of operations.

At December 31, 2021 and 2020, approximately 80% and 97%, respectively, of accounts payable were concentrated with one vendor located in the United States. For the years ended June 30, 2021 and 2020, approximately 100% and 100%, respectively, of cost of revenue were concentrated with the same vendor. The loss of this vendor would have a material adverse effect on our business, results of operations and financial condition.

We operate in highly competitive industries.

The artificial intelligence, machine learning, consumer engagement, and EV charging industries are highly competitive. We face competition in the areas of brand recognition, price, convenience and service. A number of our competitors are larger than us and have substantial financial, marketing and other resources as well as substantial operations. In addition, reduced barriers to entry are creating new competition. Furthermore, in order to protect our existing market share or capture increased market share in this highly competitive environment, we may be required to increase expenditures for advertising and continue to introduce and establish new products. Due to inherent risks in the marketplace associated with advertising and new product introductions, including uncertainties about consumer acceptance, increased expenditures may not prove successful in maintaining or enhancing our market share and could impact our operating results. In addition, we may incur increased credit and other business risks because we operate in a highly competitive environment.

All of our business segments face competition that includes both public and private organizations and collaborations among academic institutions and large companies, most of which have significantly greater experience and financial resources than we do.

Private and public academic and research institutions also compete with us in the research and development of products that could affect our patent portfolio. In the past several years, the nanotechnology industry has selectively entered into collaborations with both public and private organizations to explore the development of new products evolving out of research in micro-fluid dynamics.

We depend on certain third parties to assist us in the development of new products, and any failure of those parties to fulfill their obligations could result in costs and delays and prevent us from successfully commercializing our products on a timely basis, if at all.

We engage consultants and contract research organizations to help design, develop and manufacture our products. The consultants and contract research organizations we engage provide us critical skills, resources and finished products for sale that we do not have within our own company. As a result, we depend on these consultants and contract research and product supply organizations to deliver our existing automotive products and to perform the necessary research and development to create new products. We may face delays in developing and bringing new products to market if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers.

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We depend on our collaborators to help us develop and test our proposed products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful.

Our strategy for the development, testing and commercialization of certain of our proposed products requires that we enter into collaborations with corporate partners, licensors, licensees and others. Some of these collaborators will be located in India and other countries outside of the United States which pose additional legal and economic risks. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Under agreements with collaborators, we may rely significantly on such collaborators to, among other things:

●	Fund research and development activities with us;
●	Pay us fees upon the achievement of milestones under Small Business Technology Transfer (STTR) and Small Business Innovation Research (SBIR) programs; and
●	Market with us any commercial products that result from our collaborations.

Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

If various outside vendors and collaborators do not achieve milestones set forth in our agreements, or if our collaborators breach or terminate their collaborative agreements with us, our business may be materially harmed.

Our reliance on the activities of our non-employee consultants, research institutions, and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.

From time to time, we rely upon and have relationships with outside consultants and companies having specialized skills to conduct research. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities. These research facilities may have commitments to other commercial and non-commercial entities. We have limited control over the operations of these collaborators and can expect only limited amounts of time to be dedicated to our research and product development goals.

We are dependent upon key personnel whose loss may adversely impact our business.

Due to the specialized nature of our business, we are highly dependent on our ability to identify, hire, train and retain highly qualified scientific and technical personnel for the research and development activities we conduct or sponsor. The loss of one or more certain key executive officers, or scientists, would be significantly detrimental to us. In addition, recruiting and retaining qualified scientific personnel to perform research and development work is critical to our success. Our anticipated growth and expansion into areas and activities requiring additional expertise, such as new applications for “smart surfaces”, manufacturing and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. Despite the current economic conditions and job market there is significant competition for qualified personnel in the areas of our present and planned activities, and there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business. Any difficulties in obtaining and retaining qualified personnel could have a material adverse effect on our results of operation or financial condition.

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Our acquisition strategy creates risks for our business.

We expect that we may pursue acquisitions of other businesses, assets or technologies to grow our business. We might not be able to raise enough cash to compete for attractive acquisition targets. If we are unable to complete acquisitions in the future, our ability to grow our business at our anticipated rate may be impaired.

We may pay for acquisitions by issuing additional shares of our Common Stock, which would dilute our stockholders, or by issuing debt, which could include terms that restrict our ability to operate our business or pursue other opportunities and subject us to meaningful debt service obligations. We may also use significant amounts of cash to complete acquisitions. Acquisitions involve numerous other risks, including:

●	difficulties integrating the operations, technologies, services and personnel of the acquired companies;

●	challenges maintaining our internal standards, controls, procedures and policies;

●	diversion of management’s attention from other business concerns;

●	potential litigation resulting from activities of the acquired company, including claims from terminated employees, customers, former stockholders and other third parties;

●	insufficient revenues to offset increased expenses associated with the acquisitions and unanticipated liabilities of the acquired companies;

●	potential loss of key employees of the acquired companies; and

●	impairment of relationships with clients and employees of the acquired companies or our clients and employees as a result of the integration of acquired operations and new management personnel.

Mergers and acquisitions are time intensive, requiring significant commitment of our management team’s focus and resources. If our management team spends too much time focused on recent acquisitions or on potential acquisition targets, our management team may not have sufficient time to focus on our existing business and operations. This diversion of attention could have material and adverse consequences on our operations and our ability to be profitable.

We may fail to realize all of the anticipated benefits of any entities which we acquire, such benefits may take longer to realize than expected or we may encounter significant difficulties integrating acquired businesses into our operations. If our acquisitions do not achieve their intended benefits, our business, financial condition, and results of operations could be materially and adversely affected.

We believe that businesses we acquire will result in certain benefits, including certain cost synergies and operational efficiencies; however, to realize these anticipated benefits, the businesses we acquire must be successfully combined with our business. The combination of independent businesses is a complex, costly, and time-consuming process that will require significant management attention and resources. The integration process may disrupt the businesses and, if implemented ineffectively, would limit the expected benefits of these acquisitions to us. The failure to meet the challenges involved in integrating acquired businesses and realizing anticipated benefits could cause an interruption of, or a loss of momentum in, our activities and could adversely affect our results of operations.

The overall integration of acquired businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other business relationships, and diversion of management’s attention. The difficulties of combining the operations of companies include, among others:

●	the diversion of management’s attention to integration matters;
●	difficulties in achieving anticipated cost savings, synergies, business opportunities, and growth prospects from the combinations;
●	difficulties in the integration of operations and systems; and
●	conforming standards, controls, procedures, accounting and other policies, business cultures, and compensation structures between the two companies.

Many of these factors are outside of our control and any one of these factors could result in, among other things, increased costs and decreases in the amount of expected revenues, which could materially adversely impact our business, financial condition, and results of operations. In addition, even if we are able to successfully integrate acquired businesses, the full benefits, including the synergies, cost savings, revenue growth, or other benefits that are expected, may not be achieved within the anticipated time frame, or at all. All of these factors could decrease or delay the expected accretive effect of the acquisitions, and negatively impact our business, operating results, and financial condition.

Our insurance policies are limited in scope and coverage and may potentially expose us to unrecoverable risks.

We have limited commercial insurance policies. Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify, however, we may, due to limited financial resources, be unable to correctly cover those risks that we can anticipate or quantify as insurable risks. We may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

Existing coverage may be cancelled while the Company remains exposed to the risk and it is not possible to obtain insurance to protect against all operational risks, natural hazards and liabilities. Although the Company maintains insurance policies that it believes to be adequate, it cannot provide assurance that this insurance will be adequate to protect it from all material judgments and expenses related to potential future claims or that these levels of insurance will be available in the future at economical prices or at all. A successful liability claim could result in substantial cost to the Company. Even if the Company is fully insured as it relates to a claim, the claim could nevertheless diminish the Company’s brand and divert management’s attention and resources, which could have a negative impact on the Company’s business, financial condition, and results of operations.

We have limited product liability insurance within the business liability coverage, which may leave us vulnerable to future claims we will be unable to satisfy.

The testing, manufacturing, marketing and sale of consumer products entail an inherent risk of product liability claims, and we cannot assure you that substantial product liability claims will not be asserted against us. We have limited product liability insurance. In the event we are forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses.

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We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

A portion of our operations is located outside of the United States, which subjects us to additional risks, including increased complexity and costs of managing international operations and geopolitical instability.

We have channel partners and customers that are primarily located in India and U.K. In addition, we conduct research and development activities in the United States and India, and work with third-party contractors in U.K. We also conduct marketing and administrative functions globally. In addition, consultants and employees are located in the United States, India, and the United Kingdom. As a result of our international focus, we face numerous challenges and risks, including:

●	complexity and costs of managing international operations, including manufacturing, assembly, and testing of our products and associated costs;

●	geopolitical and economic instability and military conflicts;

●	limited protection for, and vulnerability to theft of, our intellectual property rights, including our trade secrets;

●	compliance with local laws and regulations and unanticipated changes in local laws and regulations, including tax laws and regulations, including uncertainty surrounding the United Kingdom’s decision to exit the European Union;

●	trade and foreign exchange restrictions and higher tariffs, including the recent trade tensions between the U.S. and China that has resulted in higher tariffs on certain semiconductor products;

●	timing and availability of import and export licenses and other governmental approvals, permits, and licenses, including export classification requirements;

●	foreign currency fluctuations and exchange losses relating to our international operating activities;

●	restrictions imposed by the U.S. government or foreign governments on our ability to do business with certain companies or in certain countries as a result of international political conflicts and the complexity of complying with those restrictions;

●	compliance with multiple, potentially conflicting and changing governmental laws, regulations, certifications, and permitting processes including environmental, banking, employment, tax, information security, privacy, and data protection laws and regulations such as the California Consumer Privacy Act (“CCPA”) and newer state privacy laws in the U.S. including in Virginia and Colorado, the European Union (the “EU”) General Data Protection Regulation (“GDPR”), national legislation implementing the same and changing requirements for legally transferring data out of the European Economic Area;

●	compliance with U.S. and foreign anti-bribery laws including the Foreign Corrupt Practices Act (“FCPA”) and the United Kingdom Anti Bribery Act of 2020 (the “Anti-Bribery Act”);

●	to international operations, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws;

●	transportation delays and other consequences of limited local infrastructure, and disruptions, such as large-scale outages or interruptions of service from utilities or telecommunications providers;

●	difficulties in staffing international operations;

●	changes in immigration policies which may impact our ability to hire personnel;

●	local business and cultural factors that differ from our normal standards and practices;

●	differing employment practices and labor relations;

●	requirements in foreign countries which may impact availability of personnel;

●	heightened risk of terrorist acts;

●	regional health issues and the impact of public health epidemics on employees and the global economy, such as the coronavirus outbreak in India and other countries;

●	travel restrictions, power outages, and natural disasters; and

●	work stoppages.

These risks could harm our international operations, delay new product releases, increase our operating costs, and hinder our ability to grow our operations and business and, consequently, our business, financial condition, and results of operations could suffer. This in turn has led to travel restrictions and may otherwise impact companies’ international operations. At this point, the extent to which the coronavirus may impact our business is uncertain.

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Government Regulation

We operate globally and in a rapidly evolving regulatory environment characterized by a heightened regulatory focus on all aspects of the Company’s industry.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination and results of operations.

Failure to comply with laws relating to labor and employment could subject us to penalties and other adverse consequences.

We are subject to various employment-related laws in the jurisdictions in which we operate and our employees are based. We face risks if we fail to comply with applicable U.S. federal or state wage law or applicable U.S. federal or state labor and employment laws, or wage, labor or employment laws applicable to our employees outside of the United States. Any violation of applicable wage laws or other labor- or employment-related laws could result in complaints by current or former employees, adverse media coverage, investigations, and damages or penalties, which could have a materially adverse effect on our reputation, business, operating results, and prospects. In addition, responding to any such proceeding may result in a significant diversion of management’s attention and resources, significant defense costs, and other professional fees. Further, any legislative or regulatory changes that impact our relationship with our workforce, such as changes to minimum wage requirements or health insurance or other employee benefits mandates, could increase our expenses and adversely affect our operations. While it is our policy and practice to comply with legal and regulatory requirements and our procedures and internal controls are designed to promote such compliance, we cannot assure that all of our operations will comply with all such legal and regulatory requirements. Further, laws and regulations change over time and we may be required to incur significant expenses or to modify our operations in order to ensure compliance. Complying with new legislation or regulations could be time consuming and expensive, and if we are unable to offset increased labor costs related to our retail store operations by increased sales or improved gross margins, this could harm our profitability or financial condition. Moreover, if we are found to be in violation of any laws or regulations, we could become subject to fines, penalties, damages or other sanctions as well as potential adverse publicity or litigation exposure. This could adversely impact our business, reputation, sales, profitability, cash flows or financial condition.

The Company’s business is subject to a wide variety of additional extensive and evolving government laws and regulations. Failure to comply with such laws and regulations could have a material adverse effect on the Company’s business.

The Company is subject to a wide variety of laws and regulations relating to various aspects of its business, including with respect to its EV Charging operations, employment and labor, health care, tax, privacy and data security, health and safety, and environmental issues. Laws and regulations at the foreign, federal, state and local levels frequently change, especially in relation to new and emerging industries, and the Company cannot reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. The Company monitors these developments and devotes a significant amount of management’s time and external resources towards compliance with these laws, regulations and guidelines, and such compliance places a significant burden on management’s time and other resources, and it may limit the Company’s ability to expand into certain jurisdictions. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts the Company’s business could require the Company to change the way it operates and could have a material adverse effect on its sales, profitability, cash flows and financial condition. Failure to comply with these laws or regulations or failure to satisfy any criteria or other requirement under such laws or regulations, such as with respect to obtaining and maintaining licenses, certificates, authorizations and permits critical for the operation of the Company’s business, may result in civil penalties or private lawsuits, or result in a delay or the denial, suspension or revocation of licenses, certificates, authorizations or permits, which would prevent the Company from operating its business.

Any changes in applicable laws could adversely affect the Company’s business and financial condition. Any material failure to comply with applicable laws could result in contract termination, price or fee reductions or suspension or debarment from contracting.

Other Potential Future U.S. Regulation

As we grow our U.S. business and to the extent we become a U.S. governmental contractor, our business will be subject to various additional U.S. regulation and related requirements, including routine investigations and reviews relating to compliance with various U.S. laws and regulations, including those associated with organizational conflicts of interest, procurement integrity, bid integrity and claim presentation, among others.

Our business is subject to the risks of international operations, including movements in foreign currency exchange rates.

The international operations of the company represented approximately 0% and 100% on December 31, 2021 and 2020, respectively, and may be impacted by currencies other than the U.S. Dollar, including the British Pound and Indian Rupee. Our business and financial results could be adversely affected due to a variety of factors, including:

●	changes in a specific country or region’s political and cultural climate or economic condition, including change in governmental regime;

●	unexpected or unfavorable changes in foreign laws, regulatory requirements and related interpretations;

●	difficulty of effective enforcement of contractual provisions in local jurisdictions;

●	inadequate intellectual property protection in foreign countries;

●	trade-protection measures, import or export licensing requirements such as Export Administration Regulations promulgated by the U.S. Department of Commerce and fines, penalties or suspension or revocation of export privileges;

●	compliance with potentially conflicting and changing laws of taxing jurisdictions and compliance with applicable U.S. tax laws as they relate to international operations, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws

●	trade sanctions imposed by the United States or other governments with jurisdictional authority over our business operations;

●	the effects of applicable and potentially adverse foreign tax law changes;

●	significant adverse changes in foreign currency exchange rates;

●	longer accounts receivable cycles;

●	managing a geographically dispersed workforce; and

●	compliance with the U.S. Foreign Corrupt Practices Act (the “FCPA”), the United Kingdom Anti-Bribery Act of 2020 (the “Anti-Bribery Act”), and the Office of Foreign Assets.

Control regulations, particularly in emerging markets.

In foreign countries, particularly in those with developing economies, certain business practices may exist that are prohibited by laws and regulations applicable to us, such as the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and other anti-corruption laws. Although our policies and procedures require compliance with these laws and are designed to facilitate compliance with these laws, our employees, contractors and agents may take actions in violation of applicable laws or our policies. Any such violation, even if prohibited by our policies, could have a material adverse effect on our business and reputation.

We have businesses in emerging markets that may experience significant economic volatility.

We have operations in emerging markets, primarily in the United States, United Kingdom, and India. These emerging market economies tend to be more volatile than the more established markets, which could add volatility to our future revenues and earnings.

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Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our ability to consummate a business combination and lead to financial loss.

Data breaches or incidents involving the Company’s technology or products could damage its business, reputation and brand and substantially harm its business and results of operations.

If the Company’s data and network infrastructure were to fail, or if the Company were to suffer an interruption or degradation of services, or other infrastructure environments, it could lose important manufacturing and technical data, which could harm its business. The Company’s facilities, as well as the facilities of third parties that maintain or have access to the Company’s data or network infrastructure, are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures and similar events. In the event that the Company’s or any third-party provider’s systems or service abilities are hindered by any of the events discussed above, the Company’s ability to operate may be impaired and its business could be adversely affected. A decision to close facilities without adequate notice, or other unanticipated problems, could adversely impact the Company’s operations. The Company’s infrastructure also could be subject to break-ins, cyber-attacks, sabotage, intentional acts of vandalism and other misconduct, from a spectrum of actors ranging in sophistication from threats common to most industries to more advanced and persistent, highly organized adversaries. Any security breach, including personal data breaches, or incident, including cybersecurity incidents, that the Company experiences could result in unauthorized access to, misuse of or unauthorized acquisition of its internal sensitive corporate data, such as financial data, intellectual property, or data related to contracts with commercial or government customers or partners. Such unauthorized access, misuse, acquisition, or modification of sensitive data may result in data loss, corruption or alteration, interruptions in the Company’s operations or damage to the Company’s computer hardware or systems or those of its employees and customers. Moreover, negative publicity arising from these types of disruptions could damage the Company’s reputation.

Threats from malicious persons and groups, new vulnerabilities and advanced new attacks against information systems create risk of cybersecurity incidents. These incidents can include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, the Company may be unable to anticipate these incidents or techniques, timely discover them, or implement adequate preventative measures.

Over the past several years, cyber-attacks have become more prevalent and much harder to detect and defend against. The Company’s network and storage applications may be vulnerable to cyber-attack, malicious intrusion, malfeasance, loss of data privacy or other significant disruption and may be subject to unauthorized access by hackers, employees, consultants or other service providers. In addition, hardware, software or applications the Company develops or procures from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to the Company’s systems or facilities through fraud, trickery or other forms of deceiving the Company’s employees, contractors and temporary staff. As cyber threats continue to evolve, the Company may be required to expend significant additional resources to continue to modify or enhance its protective measures or to investigate and remediate any cybersecurity vulnerabilities. The Company does not currently have a cyber liability insurance policy and even if a policy is purchased, the Company cannot be certain that its coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to it on economically reasonable terms, or at all.

Significant unavailability of the Company’s services due to attacks could cause users to cease using the Company’s services and materially adversely affect the Company’s business, prospects, financial condition and results of operations. The Company uses software which it has developed, which the Company seeks to continually update and improve. Replacing such systems is often time-consuming and expensive and can also be intrusive to daily business operations. Further, the Company may not always be successful in executing these upgrades and improvements, which may occasionally result in a failure of its systems. The Company may experience periodic system interruptions from time to time. Any slowdown or failure of the Company’s underlying technology infrastructure could harm its business, reputation and ability to execute on its business plan, which could materially adversely affect its results of operations. The Company’s disaster recovery plan or those of its third-party providers may be inadequate.

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We must continually maintain, protect and/or upgrade our information technology systems, including protecting our sensitive information from internal and external cybersecurity threats.

Information technology enables us to operate efficiently, interface with customers, maintain financial accuracy and efficiency and accurately produce our financial statements. If we do not appropriately allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure, we could be subject to transaction errors, processing inefficiencies, the loss of customers, business disruptions, and/or the loss of and/or damage to intellectual property through security breaches, including internal and external cybersecurity threats. cybersecurity attacks are evolving and include, but are not limited to, malicious software (malware, ransomware and viruses), phishing and social engineering, attempts to gain unauthorized access to networks, computer systems and data, malicious or negligent actions of employees (including misuse of information they are entitled to access) and other forms of electronic security breaches that could lead to disruptions in business systems, an inability to process customer orders and/or lost customer orders, unauthorized release of confidential or otherwise protected information and corruption of data.

We rely on relationships with third parties, including suppliers, distributors, contractors, cloud data storage and other information technology service providers and other external business partners, for certain functions or for services in support of our operations. These third-party service providers and partners, with whom we may share data, are subject to similar risks relating to cybersecurity, privacy violations, business interruption, and systems, as well as employee failures. While we strive to have procedures in place for selecting and managing our relationships with third-party service providers and other business partners, we do not have control over their business operations or governance and compliance systems, practices and procedures, which increases our financial, legal, reputational and operational risk. These third parties may experience cybersecurity incidents that may involve data we share with them or rely on them to provide to us, and the need to coordinate with such third parties, including with respect to timely notification and access to personnel and information concerning an incident, may complicate our efforts to resolve any issues that arise.

Given the unpredictability of the timing, nature and scope of such disruptions, we could potentially be subject to operational interruption, damage to our brand image and private data exposure.

Moreover, if our data management systems do not effectively collect, store, process and report relevant data for the operation of our business (whether due to equipment malfunction or constraints, software deficiencies, cybersecurity attack and/or human error), our ability to effectively plan, forecast and execute our business plan and comply with applicable laws and regulations will be impaired, perhaps materially. Any such impairment could materially and adversely affect our financial condition, results of operations, cash flows and the timeliness with which we report our internal and external operating results.

If we fail to comply with data privacy and personal data protection laws, we could be subject to adverse publicity, government enforcement actions and/or private litigation, which may negatively impact our business and operating results.

We receive, process, transmit and store information relating to certain identified or identifiable individuals (“personal data”), including current and former employees, in the ordinary course of business. As a result, we are subject to various U.S. federal and state and foreign laws and regulations relating to personal data. These laws are subject to change, and new personal data legislation may be enacted in other jurisdictions at any time. The California Consumer Privacy Act of 2018 (“CCPA”), which was enacted in June 2018 and came into effect on January 1, 2020, provides a new private right of action and statutory damages for certain data breaches and imposes operational requirements on companies that process personal data of California residents, including making new disclosures to consumers about data collection, processing and sharing practices and allowing consumers to opt out of certain data sharing with third parties.

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Changes introduced by the CCPA, as well as other changes to existing personal data protection laws and the introduction of such laws in other jurisdictions, subject the Company to, among other things, additional costs and expenses and may require costly changes to our business practices and security systems, policies, procedures and practices. There can be no assurances that our security controls over personal data, training of personnel on data privacy and data security, vendor management processes, and the policies, procedures and practices we implement will prevent the improper processing or breaches of personal data. Data breaches or improper processing, or breaches of personal data in violation of the CCPA and/or of other personal data protection or privacy laws and regulations, could harm our reputation, cause loss of consumer confidence, subject us to government enforcement actions (including fines), or result in private litigation against us, which may result in potential loss of revenue, increased costs, liability for monetary damages or fines and/or criminal prosecution, thereby negatively impacting our business and operating results.

Increasing regulatory focus on privacy issues and expanding laws may impact the Company’s business or expose it to increased liability.

The Company collects and processes customer data, which may include personal data. Due to the sensitivity of the information and data the Company expects to manage in the future, as well as the nature of its customer base, the security features of its information systems are critical. A variety of U.S. federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of this information. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may not be harmonized, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or the Company’s practices. As a result, the Company’s practices may not have complied or may not comply in the future with all such laws, regulations, requirements and obligations.

The Company expects that new industry standards, laws and regulations will continue to be proposed regarding privacy, data protection and information security in many jurisdictions, Additionally, the Company stores customer information and content and if its customers fail to comply with their contractual obligations or applicable laws, it could result in litigation or reputational harm to the Company. Laws, regulations, standards and self-regulatory codes may affect the Company’s ability to reach current and prospective customers, understand how the Company’s offerings and services are being used, respond to customer requests allowed under the laws, and implement its new business models effectively. These new laws and regulations would similarly affect the Company’s competitors as well as its customers. These requirements could impact demand for the Company’s offerings and services and result in more onerous contract obligations.

Our internal computer systems, or those of our collaborators or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development programs.

Our internal computer systems and those of our current and any future collaborators and other contractors or consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such a material system failure, accident or security breach could result in a disruption of our development programs and our business operations, whether due to a loss of our trade secrets or other proprietary information or other similar disruptions. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability, our competitive position could be harmed, and the further development and commercialization of our product candidates could be delayed.

We could be subject to risks caused by misappropriation, misuse, leakage, falsification or intentional or accidental release or loss of information maintained in the information systems and networks of our company and our vendors, including personal information of our employees and study subjects, and company and vendor confidential data. In addition, outside parties may attempt to penetrate our systems or those of our vendors or fraudulently induce our personnel or the personnel of our vendors to disclose sensitive information in order to gain access to our data and/or systems. We may experience threats to our data and systems, including malicious codes and viruses, phishing and other cyberattack. The number and complexity of these threats continue to increase over time. If a material breach of, or accidental or intentional loss of data from, our information technology systems or those of our vendors occurs, the market perception of the effectiveness of our security measures could be harmed and our reputation and credibility could be damaged. We could be required to expend significant amounts of money and other resources to repair or replace information systems or networks. In addition, we could be subject to regulatory actions and/or claims made by individuals and groups in private litigation involving privacy issues related to data collection and use practices and other data privacy laws and regulations, including claims for misuse or inappropriate disclosure of data, as well as unfair or deceptive practices. The development and maintenance of these systems, controls and processes is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become increasingly sophisticated. Moreover, despite our efforts, the possibility of these events occurring cannot be eliminated entirely. As we outsource more of our information systems to vendors, engage in more electronic transactions with payors and patients, and rely more on cloud-based information systems, the related security risks will increase and we will need to expend additional resources to protect our technology and information systems. In addition, there can be no assurance that our internal information technology systems or those of our third-party contractors, or our consultants’ efforts to implement adequate security and control measures, will be sufficient to protect us against breakdowns, service disruption, data deterioration or loss in the event of a system malfunction, or prevent data from being stolen or corrupted in the event of a cyberattack, security breach, industrial espionage attacks or insider threat attacks which could result in financial, legal, business or reputational harm.

Computer malware, viruses, ransomware, hacking, phishing attacks and similar disruptions could result in security and privacy breaches and interruptions and delays in services and operations, which could harm our business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruptions and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking, phishing, and other attacks against online networks have become more prevalent and may occur on our systems in the future. We have implemented security measures, such as multi-factor authentication and security incident and event management tools. But any attempts by cyber attackers to disrupt our services or systems, if successful, could harm our business, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy and damage our reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. As cyber-attacks evolve, the cost of measures designed to prevent such attacks continues to increase, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm our reputation, brand and ability to attract customers.

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Service disruptions, outages and other performance problems can be caused by a variety of factors, including infrastructure changes, cyber-security threats, third-party service providers, human or software errors and capacity constraints. If our services are unavailable when users attempt to access them, they may seek other services, which could reduce demand for our solutions from target customers.

We have processes and procedures in place designed to enable us to recover from a disaster or catastrophe and continue business operations. However, there are several factors ranging from human error to data corruption that could materially impact the efficacy of such processes and procedures, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular disaster or catastrophe, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which could adversely affect our business and financial results.

Risks related to the EV Market

Changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus impact our products and services.

As regulatory initiatives have required an increase in the mileage capabilities of cars, consumption of renewable transportation fuels, such as ethanol and biodiesel, and consumer acceptance of EVs and other alternative vehicles has been increasing. If fuel efficiency of non-electric vehicles continues to rise, whether as the result of regulations or otherwise, and affordability of vehicles using renewable transportation fuels improves, the demand for electric and high energy vehicles could diminish. In addition, the EV fueling model is different than gas or other fuel models, requiring behavior change and education of influencers, consumers and others such as regulatory bodies. Developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect demand for EVs and EV charging stations. For example, fuel which is abundant and relatively inexpensive in the United States, such as compressed natural gas, may emerge as a preferred alternative to petroleum-based propulsion. Regulatory bodies may also adopt rules that substantially favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. This may impose additional obstacles to the purchase of EVs or the development of a more ubiquitous EV market. Finally, the current litigation between the state of California and the National Highway Traffic Safety Administration (“NHTSA”) could impact other’s ability to set fuel economy standards that encourage the adoption of EVs and could be followed by many other states. If any of the above cause or contribute to consumers or businesses to no longer purchase EVs or purchase them at a lower rate, it would materially and adversely affect our business, operating results, financial condition and prospects.

If we are unable to keep up with advances in EV technology, we may suffer a decline in our competitive position.

The EV industry is characterized by rapid technological change. If we are unable to keep up with changes in EV technology, our competitive position may deteriorate which would materially and adversely affect our business, prospects, operating results and financial condition. As technologies change, we plan to upgrade or adapt our equipment in order to continue to provide EV charging services with the latest technology. However, due to our limited cash resources, our efforts to do so may be limited. As a result, we may be unable to grow, maintain and enhance the equipment.

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Our future growth and success is highly correlated with and thus dependent upon the continuing rapid adoption of EVs for passenger and fleet applications.

Our future growth is dependent upon the adoption of EVs by businesses and consumers. The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards and changing consumer demands and behaviors, changing levels of concern related to environmental issues and governmental initiatives related to climate change and the environment generally. Although demand for EVs has grown in recent years, there is no guarantee of continuing future demand. If the market for EVs develops more slowly than expected, or if demand for EVs decreases, our business, prospects, financial condition and operating results would be harmed. The market for EVs could be affected by numerous factors, such as: perceptions about EV features, quality, safety, performance and cost; perceptions about the limited range over which EVs may be driven on a single battery charge; competition, including from other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy internal combustion engine vehicles; volatility in the cost of oil and gasoline; concerns regarding the stability of the electrical grid; the decline of an EV battery’s ability to hold a charge over time; availability of service for EVs; consumers’ perception about the convenience and cost of charging EVs; increases in fuel efficiency; government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to EVs, EV charging stations or decarbonization generally; relaxation of government mandates or quotas regarding the sale of EVs; and concerns about the future viability of EV manufacturers. In addition, sales of vehicles in the automotive industry can be cyclical, which may affect growth in acceptance of EVs. It is uncertain how macroeconomic factors will impact demand for EVs, particularly since they can be more expensive than traditional gasoline-powered vehicles, when the automotive industry globally has been experiencing a recent decline in sales. Furthermore, because fleet operators often make large purchases of EVs, this cyclicality and volatility in the automotive industry may be more pronounced with commercial purchasers, and any significant decline in demand from these customers could reduce demand for EV charging and our products and services in particular. Demand for EVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in reduced demand for EV charging solutions and therefore adversely affect our business, financial condition and operating results.

The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations.

In particular, our marketing efforts have heavily relied upon federal tax credits available to purchasers of its EV charging stations that effectively provide purchasers with a significantly discounted purchase price. The reduction, modification, or elimination of such benefits could cause reduced demand for EVs and EV charging stations, which would adversely affect our financial results. The U.S. federal government, foreign governments and some state and local governments provide incentives to end users and purchasers of EVs and EV charging stations in the form of rebates, tax credits and other financial incentives, such as payments for regulatory credits. The EV market relies on these governmental rebates, tax credits and other financial incentives to significantly lower the effective price of EVs and EV charging stations to customers. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy. The EV charging market is characterized by rapid technological change, which requires us to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of its products and our financial results. Continuing technological changes in battery and other EV technologies could adversely affect adoption of current EV charging technology and/or our products. Our future success will depend upon its ability to develop and introduce a variety of new capabilities and innovations to its existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the EV charging market. As new products are introduced, gross margins tend to decline in the near term and improves as the product become more mature and with a more efficient manufacturing process. As EV technologies change, we may need to upgrade or adapt to different EV charging stations and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery cell technology, which could involve substantial costs. Even if we are able to keep pace with changes in technology and develop new products and services, its research and development expenses could increase, its gross margins could be adversely affected in some periods and its prior products could become obsolete more quickly than expected.

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This prospectus includes estimates of the addressable market for our solutions and the EV market in general. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the COVID-19 pandemic. The estimates and forecasts in this prospectus relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasted in this prospectus, our business could fail to grow at similar rates.

Some of our products contain open-source software, which may pose particular risks to our proprietary software, products and services in a manner that could harm our business.

We use open-source software in its products and anticipates using open-source software in the future. Some open-source software licenses require those who distribute open-source software as part of their own software product to publicly disclose all or part of the source code to such software product or to make available any derivative works of the open-source code on unfavorable terms or at no cost, and we may be subject to such terms. The terms of many open-source licenses have not been interpreted by U.S. or foreign courts, and there is a risk that open-source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide or distribute our products or services. In addition, we rely on some open-source software and libraries issued under the General Public License (or similar “copyleft” licenses) for development of its products and may continue to rely on similar copyleft licenses. Third parties may assert a copyright claim against us regarding its use of such software or libraries, which could lead to the adverse results listed above. Use of such software or libraries may also force us to provide third parties, at no cost, the source code to its proprietary software, which may decrease revenue and lessen any competitive advantage we have due to the secrecy of its source code. We could face claims from third parties claiming ownership of, or demanding release of, the open-source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open-source license. These claims could result in litigation and could require us to make its software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until we can re-engineer them to avoid infringement, which may be a costly and time-consuming process, and we may not be able to complete the re-engineering process successfully. Additionally, the use of certain open-source software can lead to greater risks than use of third-party commercial software, as open-source licensors generally do not provide warranties or controls on the origin of software. There is typically no support available for open-source software, and we cannot ensure that the authors of such open-source software will implement or push updates to address security risks or will not abandon further development and maintenance. Many of the risks associated with the use of open-source software, such as the lack of warranties or assurances of title or performance, cannot be eliminated, and could, if not properly addressed, could have an adverse effect on our business and results.

Existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial results or results of operation.

Our operations, as well as those of our contractors, suppliers and customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation and disposal of hazardous substances and wastes as well as electronic wastes and hardware, whether hazardous or not. These laws may require us or others in our value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on our operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for our operations or on a timeline that meets our commercial obligations, it may adversely impact our business. Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on our business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, electronic waste or batteries, could cause additional expenditures, restrictions and delays in connection with our operations as well as other future projects, the extent of which cannot be predicted. Further, we would rely on third parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Any failure to properly handle or dispose of such wastes, regardless of whether such failure is ours or our contractors, may result in liability under environmental laws, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), under which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. Additionally, we may not be able to secure contracts with third parties to continue their key supply chain and disposal services for the Company’s business, which may result in increased costs for compliance with environmental laws and regulations.

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Interruptions, delays in service or inability to increase capacity, including internationally, at third party data center facilities could impair the use or functionality of our subscription services, harm its business and subject it to liability.

We might serve customers from third party data center facilities operated by Amazon Web Services (“AWS”) located in the United States, Europe and Canada. Any outage or failure of such data centers could negatively affect our product connectivity and performance. Our primary environments are behind the Content Delivery Network operated by Cloudflare, Inc. (“Cloudflare”), and any interruptions of Cloudflare’s services could negatively affect our product connectivity and performance. Furthermore, we depend on connectivity from its charging stations to its data centers through cellular service providers, such as Verizon. Any incident affecting a data center facility’s or a cellular service provider’s infrastructure or operations, whether caused by fire, flood, severe storm, earthquake, power loss, telecommunications failures, breach of security protocols, computer viruses and disabling devices, failure of access control mechanisms, natural disasters, war, criminal act, military actions, terrorist attacks and other similar events could negatively affect the use, functionality or availability of our services. Any damage to, or failure of, our systems, or those of its third-party providers, could interrupt or hinder the use or functionality of its services. Impairment of or interruptions in our services may reduce revenue, subject it to claims and litigation, cause customers to terminate their subscriptions, and adversely affect renewal rates and its ability to attract new customers. Our business will also be harmed if customers and potential customers believe its products and services are unreliable.

Our business will depend on customers renewing their services subscriptions. If customers do not continue to use its subscription offerings or if they fail to add more stations, its business and operating results will be adversely affected.

In addition to selling charging station hardware, we also depend on customers continuing to subscribe to its EV charging services and extended warranty coverages. Therefore, it is important that customers renew their subscriptions when the contract term expires and add additional charging stations and services to their subscriptions. Customers may decide not to renew their subscriptions with a similar contract period, at the same prices or terms or with the same or a greater number of users, stations or level of functionality. Customer retention may decline or fluctuate as a result of a number of factors, including satisfaction with software and features, functionality of the charging stations, prices, features and pricing of competing products, reductions in spending levels, mergers and acquisitions involving customers and deteriorating general economic conditions.

If customers do not renew their subscriptions, if they renew on less favorable terms or if they fail to add products or services, our business and operating results will be adversely affected.

Changes in subscriptions or pricing models may not be reflected in near-term operating results. We generally recognize subscription revenue from customers ratably over the terms of their contracts. As a result, most of the subscription revenue reported in each quarter is derived from the recognition of deferred revenue relating to subscriptions entered into during previous quarters. Consequently, a decline in new or renewed subscriptions in any single quarter will likely have only a small impact on revenue for that quarter. However, such a decline will negatively affect revenue in future quarters. In addition, the severity and duration of events may not be predictable, and their effects could extend beyond a single quarter. Accordingly, the effect of significant downturns in sales and market acceptance of subscription services, and potential changes in pricing policies or rate of renewals, may not be fully apparent until future periods.

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We may face risks related to companies in the technology sector.

Business combinations with companies in the technology sector entail special considerations and risks. If we are successful in completing a business combination with such a target business, we may be subject to, and possibly adversely affected by, the following risks:

●	an inability to compete effectively in a highly competitive environment with many incumbents having substantially greater resources;
●	an inability to manage rapid change, increasing customer expectations and growth;
●	an inability to build strong brand identity and improve subscriber or customer satisfaction and loyalty;
●	a reliance on proprietary technology to provide services and to manage our operations, and the failure of this technology to operate effectively, or our failure to use such technology effectively;
●	an inability to deal with our subscribers’ or customers’ privacy concerns;
●	an inability to attract and retain subscribers or customers;
●	an inability to license or enforce intellectual property rights on which our business may depend;
●	any significant disruption in our computer systems or those of third parties that we would utilize in our operations;
●	an inability by us, or a refusal by third parties, to license content to us upon acceptable terms;
●	potential liability for negligence, copyright or trademark infringement or other claims based on the nature and content of materials that we may distribute;
●	competition for advertising revenue;
●	disruption or failure of our networks, systems or technology as a result of computer viruses, “cyber-attacks,” misappropriation of data or other malfeasance, as well as outages, natural disasters, terrorist attacks, accidental releases of information or similar events;
●	an inability to obtain necessary hardware, software and operational support; and
●	reliance on third-party vendors or service providers, over whom we have no control.

Any of the foregoing could have an adverse impact on our business, financial condition and results of operations following a business combination.

Past performance by our management team may not be indicative of future performance of an investment in us.

Past performance by our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful.

We may be subject to an increased rate of tax on our income if we are treated as a personal holding company.

Depending on the date and size of our initial business combination, it is possible that we could be treated as a “personal holding company” for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a personal holding company for U.S. federal income tax purposes in a given taxable year if more than 50% of its ownership (by value) is concentrated, within a certain period of time, in five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts), and at least 60% of its income is comprised of certain passive items. See the section titled “Material U.S. Federal Tax Considerations — Personal Holding Company Status” for more detailed information.

Risks Related to Intellectual Property

Certain aspects of our technology are not protectable by patent or copyright.

Certain parts of our know-how and technology are not patentable. To protect our proprietary position in such know-how and technology, we require all employees, consultants, advisors and collaborators with access to our technology to enter into confidentiality and invention ownership agreements with us. We cannot ensure that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology may harm our business.

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We may not be able to adequately defend against piracy of intellectual property in foreign jurisdictions.

Considerable research in the areas of micro fluid dynamics is being performed in countries outside of the United States, and a number of potential competitors are located in these countries. The laws protecting intellectual property in some of those countries may not provide adequate protection to prevent our competitors from misappropriating our intellectual property. Several of these potential competitors may be further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve. Competitive products may render any products or product candidates that we develop obsolete.

We may not be able to protect our proprietary technology, which could harm our ability to operate profitably.

Patent and trade secret protection is critical for the new technologies we utilize, artificial intelligence, machine learning and nanotechnology and microfluidics, as well as the products and processes derived through them. Our success will depend, to a substantial degree, on our ability to obtain and enforce patent protection for our products, preserve any trade secrets and operate without infringing the proprietary rights of others. We cannot assure you that:

●	we will succeed in obtaining any patents in a timely manner or at all, or that the breadth or degree of protection of any such patents will protect our interests;

●	the use of our technology will not infringe on the proprietary rights of others;

●	patent applications relating to our potential products or technologies will result in the issuance of any patents or that, if issued, such patents will afford adequate protection to us or not be challenged, invalidated or infringed;

●	patents will not issue to other parties, which may be infringed by our potential products or technologies; and

●	we will continue to have the financial resources necessary to prosecute our existing patent applications, pay maintenance fees on patents and patent applications, or file patent applications on new inventions.

The fields in which we operate have been characterized by significant efforts by competitors to establish dominant or blocking patent rights to gain a competitive advantage, and by considerable differences of opinion as to the value and legal legitimacy of competitors’ purported patent rights and the technologies they actually utilize in their businesses.

We may incur substantial expenditures in the future in order to protect our intellectual property.

We believe that our intellectual property with respect to our Smart NanoBattery, our proprietary rights with respect to the Company’s permeable membrane design consisting of both micro and nano scale silicon features that are coated with a monolayer chemistry used to repel liquids, and our recent entry into the area of artificial intelligence and machine learning are critical to our future success. The Company’s current battery related patent portfolio consists of Smart Surfaces technologies. Our pending patent applications may never be granted for various reasons, including the existence of conflicting patents or defects in our applications. Even if additional U.S. patents are ultimately granted, there are significant risks regarding enforcement of patents in international markets. There are many patents being filed as the science of nanotechnology develops and the Company has limited financial resources compared to large, well established companies to bring patent litigation based upon claims of patent infringement.

In the event litigation over patent matters with one or more of our competitors arise, we could incur substantial litigation or interference costs in defending ourselves against suits brought against us or in suits in which we may assert our patents against others. If the outcome of any such litigation is unfavorable, our business could be materially adversely affected. To determine the priority of inventions, we may also have to participate in interference proceedings declared by the United States Patent and Trademark Office, which could result in substantial cost to us. Without additional capital, we may not have the resources to adequately defend or pursue this litigation.

Patents obtained by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of potential products.

If third party patents or patent applications contain claims infringed by either our technology or other technology required to make and use our potential products and such claims are ultimately determined to be valid, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. If we are unable to obtain such licenses at a reasonable cost, we may not be able to develop some products commercially. We may be required to defend ourselves in court against allegations of infringement of third-party patents. Patent litigation is very expensive and could consume substantial resources and create significant uncertainties. Any adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.

Our current “smart surface technology” is at an early stage of development and we may not develop products that can be commercialized.

Our smart surface technology has derived very limited revenue from a Phase I Army Grant of approximately $100,000 and a Phase II Army Grant of approximately $750,000 with respect to our Smart NanoBattery product from inception of development in February 2004 through the date hereof. Other material revenue was derived from our series of battery “Jump Starters” in the fiscal years ended 2014 and 2015; products that the Company discontinued beginning in April 2016 owing to contracting margins and increased competition.

Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict the extent of our future losses or when or if we will become profitable, which, in turn, would result in a loss of investment.

Our failure to continue successful commercialization of our new products in the fields of machine learning and artificial intelligence or successfully commercialize our Smart Nano Battery or to become and remain profitable could depress the market price of our Common Stock and impair our ability to raise capital, expand our business, diversify our product offerings and continue our operations.

Forces outside our control which cannot be predicted, including, but not limited to, general economic conditions and other such forces which include the success of our research and field testing, the availability of collaborative partners to finance our work in pursuing applications of artificial intelligence, machine learning and “smart surfaces” or other developments in the field which, due to efficiencies or technological breakthroughs may render one or more areas of commercialization more attractive, obsolete or competitively unattractive. It is possible that one or more areas of commercialization will not be pursued at all if a collaborative partner or entity willing to fund research and development cannot be located. Our decisions regarding the ultimate products and/or services we pursue could have a significant adverse effect on our ability to earn revenue if we misinterpret trends, underestimate development costs and/or pursue wrong products or services. Any of these factors either alone or in concert could materially harm our ability to earn revenues or could result in a loss of any investment in us.

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Our products may not be accepted in the marketplace.

The degree of market acceptance of our products will depend on many factors, including:

●	Our ability to manufacture or obtain from third party manufacturers sufficient quantities of our product candidates with acceptable quality and at an acceptable cost to meet demand; and
●	Marketing and distribution support for our products.

We cannot predict or guarantee that either commercial or military entities, in general, will accept or utilize any of our product candidates. Failure to achieve market acceptance would limit our ability to generate revenue and would have a material adverse effect on our business. In addition, if any of our product candidates achieve market acceptance, we may not be able to maintain that market acceptance over time if competing products or technologies are introduced that are received more favorably or are more cost-effective.

If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably.

We are engaged in activities in the artificial intelligence, machine learning, nanotechnology and microfluidics field, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other companies will not render our technologies or potential products or services uneconomical or result in products superior to those we develop or that any technologies, products or services we develop will be preferred to any existing or newly developed technologies, products or services.

Risks Relating to Our Securities

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) related to internal controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal controls over financial reporting, our stock price could decline significantly and raising capital could be more difficult.

Section 404 of Sarbanes-Oxley requires annual management assessments of the effectiveness of our internal controls over financial reporting. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal controls over financial reporting, our stock price could decline significantly and raising capital could be more difficult. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly.

There is no assurance that an active and liquid trading market in our Common Stock will develop.

This offering will close only if our Common Stock and Warrants are accepted to be listed on the Nasdaq Capital Market. There can be no assurance any broker will be interested in trading our Common Stock and/or Warrants. Therefore, it may be difficult to sell any securities you purchase in this offering if you desire or need to sell them. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our Common Stock and/or Warrants will develop or, if developed, that such markets will continue.

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There is no guarantee that we will successfully have our Common Stock and Warrants listed on the Nasdaq Capital Market, in which case we will not complete this offering. Even if our Common Stock and Warrants are accepted for listing on the Nasdaq Capital Market, upon our satisfaction of the exchange’s initial listing criteria, the exchange may subsequently delist our Common Stock and/or Warrants if we fail to comply with ongoing listing standards.

In the event we are able to list our Common Stock and Warrants on the Nasdaq Capital Market upon our satisfaction of the exchange’s initial listing criteria, the exchange will require us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our Common Stock and/or Warrants. If we fail to meet these continued listing requirements, our Common Stock and/or Warrants may be subject to delisting. If our Common Stock and/or Warrants are delisted and we are not able to list such Common Stock and /or Warrants on another national securities exchange, we expect our securities would be quoted on an over-the-counter market; however, if this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and /or Warrants and reduced liquidity for the trading of our securities. In addition, in the event of such delisting, we could experience a decreased ability to issue additional securities and obtain additional financing in the future. Even if our Common Stock and/or Warrants are listed on the Nasdaq Capital Market, there can be no assurance that an active trading market for our Common Stock and/or Warrants will develop or be sustained after our initial listing.

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Restrictions on foreign investment in India may prevent us from making future acquisitions or investments in India, which may adversely affect our results of operations, financial condition and financial performance.

India regulates ownership of Indian companies by foreigners, although some restrictions on foreign investment have been relaxed in recent years. These regulations and restrictions may apply to acquisitions by us or our affiliates, including India and affiliates which are not resident in India, of shares in Indian companies or the provision of funding by us or any other entity to Indian companies within our group. For example, under its consolidated foreign direct investment policy, the Government of India has set out additional requirements for foreign investments in India, including requirements with respect to downstream investments by Indian companies owned or controlled by foreign entities and the transfer of ownership or control of Indian companies in sectors with caps on foreign investment from resident Indian persons or entities to foreigners. These requirements, which currently include restrictions on valuations and sources of funding for such investments and may include prior approval from the Foreign Investment Promotion Board, may adversely affect our ability to make investments in India, including through India. There can be no assurance that we will be able to obtain any required approvals for future acquisitions or investments in India, or that we will be able to obtain such approvals on satisfactory terms.

Our business and activities are regulated by The Competition Act, 2002.

The Competition Act, 2002, as amended, or the Competition Act, several provisions of which have recently come into force, seeks to prevent practices that could have an appreciable adverse effect on competition. Under the Competition Act, any arrangement, understanding or action between enterprises, whether formal or informal, which causes or is likely to cause an appreciable adverse effect on competition, is void and will be subject to substantial penalties. Any agreement that directly or indirectly determines purchase or sale prices, limits or controls production, or creates market sharing by way of geographical area or number of customers in the market is presumed to have an appreciable adverse effect on competition. Provisions relating to the regulations of certain acquisitions, mergers or amalgamations which have an appreciable adverse effect on competition are not yet in force. Such provisions could, if brought into force in the future, be applicable to us.

The effect of the Competition Act on the business environment in India is unclear. If we or any member of our group, including India, are affected, directly or indirectly, by the application or interpretation of any provision of the Competition Act or any enforcement proceedings initiated by the Competition Commission of India or any adverse publicity that may be generated due to scrutiny or prosecution by the Competition Commission of India, our business and financial performance may be materially and adversely affected.

There is no assurance that the Company will maintain its Nasdaq listing and may be subject to “Penny Stock Rules.”

There is no assurance that the Company will be able to maintain its Nasdaq listing, and if it cannot, the Common Stock or Warrants would likely be quoted again on one of the over-the-counter markets operated by the OTC Markets Group, Inc., making it subject to the “penny stock rules.” Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. Although not yet listed on Nasdaq, the Common Stock may still be subject to the Penny Stock rules.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

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Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

Moreover, if our Common Stock returns to being quoted on OTC Pink, the quotation of our shares on the OTC Pink may result in a less liquid market available for existing and potential stockholders to trade shares of our Common Stock, could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future.

We have never paid cash dividends and have no plans to pay cash dividends in the future.

Holders of shares of our Common Stock are entitled to receive such dividends as may be declared by our Board of Directors. To date, we have paid no cash dividends on our capital stock and we do not expect to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our capital stock may have will be in the form of appreciation, if any, in the market value of their shares of Common Stock.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our Common Stock securities could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. We may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance or prospects. In addition, the recent COVID-19 pandemic has caused broad stock market and industry fluctuations. The stock market has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our Common Stock. The market price for our Common Stock may be influenced by many factors, including the following:

●	investor reaction to our business strategy;

●	the success of competitive products or technologies;

●	regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our products;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	our ability or inability to raise additional capital and the terms on which we raise it;

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●	declines in the market prices of stocks generally;

●	our public disclosure of the terms of any financing which we consummate in the future;

●	an announcement that we have effected a reverse split of our Common Stock;

●	our failure to become profitable;

●	our failure to raise working capital;

●	any acquisitions we may consummate, including, but not limited to, the Merger;

●	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

●	cancellation of key contracts;

●	our failure to meet financial forecasts we publicly disclose;

●	trading volume of our Common Stock;

●	sales of our Common Stock by us or our stockholders;

●	general economic, industry and market conditions; and

●	other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the recent outbreak of the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

These broad market and industry factors may seriously harm the market price of our Common Stock, regardless of our operating performance. Since the stock price of our Common Stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our Common Stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current prices or that future sales of our Common Stock will not be at prices lower than those sold to investors.

There is no assurance that, if our Common Stock or Warrants become listed on Nasdaq, we will not continue to experience volatility in the prices of our securities.

The OTC Pink, where our Common Stock had been quoted, prior to this offering, is an inter-dealer, over-the-counter market that provides significantly less liquidity than Nasdaq. Our Common Stock is thinly traded due to the limited number of shares available for trading on the OTC Pink thus causing large swings in price. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our Common Stock or Warrants may be unable to resell their securities at or near their original purchase price or at any price. If an active market for our Common securities develops and continues, the prices of our securities may nevertheless be volatile. If our securities experiences volatility as it has in the past, investors may not be able to sell their securities at or above their original purchase price or at any price. Sales of substantial amounts of our securities, or the perception that such sales might occur, could adversely affect prevailing market prices of our securities and our securities price may decline substantially in a short period of time. As a result, our stockholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our Common Stock and/or Warrants will become less volatile when listed on Nasdaq.

Market prices for our Common Stock and Warrants will be influenced by a number of factors, including:

●	the issuance of new equity securities of the Company pursuant to a future offering, including issuances of preferred stock;

●	the introduction of new products or services by us or our competitors;

●	any future reseller arrangements with global and domestic providers and brand owners;

●	changes in interest rates;

●	significant dilution caused by the anti-dilutive clauses in our financial agreements;

●	competitive developments, including announcements by our competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	variations in our quarterly operating results;

●	change in financial estimates by securities analysts;

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●	a limited amount of news and analyst coverage for our Company;

●	the depth and liquidity of the market for our shares of Common Stock;

●	sales of large blocks of our Common Stock, including sales by our major stockholders, any executive officers or directors appointed in the future, or by other significant shareholders;

●	investor perceptions of our Company; and

●	general economic and other national and international conditions, including, but not limited to, the economic impacts of the COVID-19 pandemic.

Market price fluctuations may negatively affect the ability of investors to sell our shares at consistent prices. Additionally, recently, securities of certain companies have experienced significant and extreme volatility in stock price due to short sellers of shares of Common Stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. While we have no reason to believe our shares would be the target of a short squeeze, there can be no assurance that we won’t be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a public company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation, among other potential problems.

The ownership by our Chief Executive Officer and Chairman will likely limit your ability to influence corporate matters.

Mr. Anshu Bhatnagar, our chief executive officer, is the beneficial owner of one thousand (1,000) shares of the outstanding shares of the Company’s Series A Preferred Stock. The 1,000 shares of Series A Preferred Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of Common Stock entitled to vote at any regular or special meeting of stockholders) equal to such number of shares of Common Stock which is not less than fifty-one percent (51%) of the vote required to approve any action, which New Jersey law provides may or must be approved by vote or consent of the holders of Common Stock or the holders of other securities entitled to vote, if any.  As a result, our chief executive officer would have significant influence over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions, even if other stockholders oppose them. In addition, Mr. Bhatnagar beneficially owns approximately 47.8% of our issued and outstanding Common Stock. In total, Mr. Bhatnagar presently controls voting power in the amount of approximately 51%. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

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Risks Relating to India

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how, or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in India, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of India’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in India are still evolving and are uncertain, and we cannot assure you that Indian courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

Our results of operations could be adversely affected by health outbreaks such as the COVID-19 pandemic.

A significant outbreak, epidemic or pandemic of contagious diseases in any geographic area in which we operate or plan to operate could result in a health crisis adversely affecting the economies, financial markets and overall demand for our services in such areas. In addition, any preventative or protective actions that governments implement or that we take in response to a health crisis, such as travel restrictions, quarantines, or site closures, may interfere with the ability of our employees, suppliers and customers to perform their responsibilities. Such results could have a material adverse effect on our business development.

The continued global COVID-19 pandemic has created significant volatility, uncertainty and economic disruption. The extent to which the COVID-19 pandemic continues to impact our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including: the duration and scope of the pandemic; governmental, business and individuals’ actions, including vaccination requirements, that have been and continue to be taken in response to the pandemic; the impact of the pandemic on economic activity and actions taken in response; the effect on future suppliers demand for our processing technologies and our future customers’ demand for our products; any closures of our and our suppliers’ or customers’ offices and facilities; and the need for enhanced health and hygiene requirements or social distancing or other measures in attempts to counteract future outbreaks in our offices and facilities. Potential business partners may also slow down decision-making, delay planned work or seek to terminate existing agreements. Any of these events could adversely affect our business development and financial condition.

To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

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A portion of our developmental business operations are located in India and we are subject to regulatory, economic, social and political uncertainties in India.

A substantial portion of our business and employees are located in India. Consequently, our financial performance and the market price of our shares of Common Stock will be affected by changes in exchange rates and controls, interest rates, changes in government policies, including taxation policies, social and civil unrest and other political, social and economic developments in or affecting India.

The Government of India has exercised and continues to exercise significant influence over many aspects of the Indian economy. Since 1991, successive Indian governments have generally pursued policies of economic liberalization and financial sector reforms, including by significantly relaxing restrictions on the private sector. Nevertheless, the role of the Indian central and state governments in the Indian economy as producers, consumers and regulators has remained significant and we cannot assure you that such liberalization policies will continue. The present government, formed in May 2009, has announced policies and taken initiatives that support the continued economic liberalization policies that have been pursued by previous governments. However, the present government is a multiparty coalition and therefore there is no assurance that it will be able to generate sufficient cross-party support to implement such policies or initiatives. The rate of economic liberalization could change, and specific laws and policies affecting travel service companies, foreign investments, currency exchange rates and other matters affecting investments in India could change as well. A significant change in India’s policy of economic liberalization and deregulation or any social or political uncertainties could adversely affect business and economic conditions in India generally and our business and prospects.

Risks Related to the Offering

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $                  per share. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our stockholders.

We believe that our current cash and cash used in operations, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for the next 12 months. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

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Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the shares of Common Stock and pay an exercise price of $ per share (with an exercise price no less than 100% of the public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and there is no assurance such a market will develop.

Holders of the Warrants will have no rights as a common stockholder until they acquire our shares of Common Stock.

Until holders of the Warrants acquire shares of Common Stock upon exercise of the Warrants, the holders will have no rights with respect to the shares of Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the Warrants to purchase our Common Stock being offered in this offering.

There is no established trading market for the Warrants and there is no assurance a market will develop. Although we have applied to list the Warrants on the Nasdaq Capital Market there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our governing organizational documents, certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

There is no current public market for the Units.

There is no established public trading market for the Units of Common Stock or Warrants offered hereby, and we do not expect a market to develop for the Units. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The shares of Common Stock and Warrants comprising the Units are immediately separable and will be issued separately in this offering. We do not intend to apply for listing of the Units on any securities exchange or other nationally recognized trading system.

Risks Related to Our Reverse Stock Split

We intend to effect a reverse stock split of our outstanding Common Stock prior to the closing of this offering; however, the reverse stock split may not increase our stock price sufficiently and we may not be able to list our Common Stock and Warrants on Nasdaq, in which case this offering will not be completed.

We expect that the reverse stock split of our outstanding Common Stock will increase the market price of our Common Stock so that we will be able to meet the minimum bid price requirement of the Listing Rules of The Nasdaq Stock Market LLC; however, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our Common Stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum bid price requirement. If we are unable meet the minimum bid price requirement, we may be unable to list our Common Stock and/or Warrants on The Nasdaq Capital Market, in which case this offering will not be completed.

Even if the reverse stock split achieves the requisite increase in the market price of our Common Stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of Nasdaq.

Even if the reverse stock split achieves the requisite increase in the market price of our Common Stock to be in compliance with the minimum bid price of The Nasdaq Capital Market, there can be no assurance that the market price of our Common Stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s Common Stock to decline in the period following a reverse stock split. If the market price of our Common Stock declines following the effectuation of a reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and jeopardize our ability to meet or maintain The Nasdaq Capital Market’s minimum bid price requirement. In addition to specific listing and maintenance standards, the Nasdaq Capital Market has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our Common Stock and Warrants.

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Even if the reverse stock split increases the market price of our Common Stock, there can be no assurance that we will be able to comply with other continued listing standards of The Nasdaq Capital Market.

Even if the market price of our Common Stock increases sufficiently so that we comply with the minimum bid price requirement, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our Common Stock and Warrants on The Nasdaq Capital Market. Our failure to meet these requirements may result in our Common Stock and/or Warrants being delisted from The Nasdaq Capital Market, irrespective of our compliance with the minimum bid price requirement.

The reverse stock split may decrease the liquidity of the shares of our Common Stock.

The liquidity of the shares of our Common Stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

If our listing applications for our Common Stock and Warrants are not approved by Nasdaq, we will not be able to consummate the offering and will terminate this offering.

An approval of our listing application by Nasdaq will be subject to, among other things, our fulfillment of the following conditions: (i) the offering is completed and closed; and (ii) we have raised a sufficient amount of equity necessary to qualify for the minimum equity requirements necessary to list on Nasdaq. Currently there are two standards for admission onto Nasdaq that we are endeavoring to satisfy: either $5 million in stockholders’ equity and $15 million market value of publicly held shares of Common Stock; or $4 million in stockholders’ equity, $15 million market value of publicly held shares and $50 million market value of publicly listed securities. If we fail to meet the minimum requirements for listing on Nasdaq, we will not be able to consummate the offering and will terminate this offering. Failure to have our Common Stock listed on Nasdaq would make it more difficult for our stockholders to dispose of our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange.

As a result of the timing of the reverse stock split, uplist to Nasdaq and pricing of this offering, potential investors will not have an opportunity to check the actual post-split market price before confirming their purchases in this offering.

We plan to file an amendment to our certificate of incorporation, as amended, to effect the reverse stock split following the SEC declaring the registration statement of which this prospectus forms a part, effective and prior to closing of this offering. Because such reverse stock split will occur following the SEC declaring such registration statement effective and concurrently with the pricing of this offering, potential investors will not be able to check the actual post-split market price of our Common Stock on Nasdaq before confirming purchases in the offering.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Units in the offering, at an assumed public offering price per Unit of $        , will be approximately $               , after deducting the underwriting discounts and commissions and estimated offering expenses, or $                 if the underwriters exercise their option in full, assuming no exercise of the Representative Warrants.

We currently expect to use the net proceeds of this offering primarily for the following purposes:

●	Approximately $ for development of new products and improvements to existing products;
●	Approximately $ to expand sales and marketing capabilities; and
●	The remaining proceeds of approximately $ for general corporate purposes, including working capital and possibly acquisitions of other companies.

This is an estimated use of proceeds and amounts may be re-allocated by the Board of Directors in its sole discretion. We believe that the expected net proceeds from this offering and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations for at least the next 12 months, although we cannot assure you that this will occur.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds.

A $1.00 increase (decrease) in the assumed public offering price of $ per Unit would increase (decrease) the expected net proceeds of the offering to us by approximately $ million, assuming that the number of Units sold by us remains the same. We may also increase or decrease the number of Units we are offering. An increase (decrease) in the number of Units offered by us by Units would increase (decrease) the expected net proceeds of the offering to us by approximately $ million assuming that the assumed public offering price remains as set forth on the cover page of this prospectus.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our Common Stock is quoted on the OTC Pink under the trading symbol “XDSL”. We have applied to have our Common Stock and Warrants listed on Nasdaq under the symbols “XDSL” and “XDSLW”, respectively. If our Common Stock and Warrants are not approved for listing on The Nasdaq Capital Market, we will not consummate this offering. No assurance can be given that our application will be approved.

As of February 28, 2022, there were approximately 12,300 registered holders of record of our Common Stock and the last reported sale price of our Common Stock on the OTC Pink was $0.19 per share.

Any OTC Pink quotations of our Common Stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Dividend Policy

To date, we have not paid any dividends on our Common Stock and do not anticipate paying any dividends in the foreseeable future. The declaration and payment of dividends on the Common Stock is at the discretion of our Board and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our Board may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our Common Stock in the foreseeable future.

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CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of December 31, 2021. Such information is set forth on the following basis:

●	on an actual basis (without any adjustment for a proposed __-for __ reverse stock split of our issued and outstanding Common Stock or the corresponding reduction in the number of authorized shares of Common Stock);

●	on a pro forma basis, giving effect to conversion of $5,444,411 principal amount of convertible notes (including interest calculated through December 31, 2021) divided by the public offering price of $_ per Unit, and (ii)

●	on a pro forma, as adjusted basis, giving effect to the sale by us of shares of Units in this offering at a public offering price of $ per Unit, after deducting underwriting discounts and commissions and estimated offering expenses, assuming no exercise of the option issued to the underwriters and no exercise of the Warrants or Representative’s Warrants.

The pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Actual (unaudited)	Pro Forma(1) (unaudited)
Cash and cash equivalents	$545,871	$1,846,013
Total liabilities	9,894,259	850,010

Stockholders’ equity:
Common stock, $0.01 par value; 500,000,000 shares authorized; 81,656,033 shares issued and 81,627,663 shares outstanding as of December 31, 2021, 106,372,408 shares issued and 121,566,135 shares outstanding pro forma	$816,278	1,215,661
Preferred stock, $0.01 par value; 1,000 Series A Preferred shares authorized; 1,000 shares issued and 1,000 shares outstanding as of December 31, 2021, 1,000 shares issued and outstanding pro forma	10	10
Additional paid-in capital, common and preferred	237,890,249	242,242,248
Accumulated deficit	(225,867,206)	(225,766,115)
Total stockholders’ equity	$12,872,437	17,691,805

(1) Excludes shares of our Common Stock issuable upon exercise of outstanding warrants, as of December 31, 2021.

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DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Stock that is part of the Unit and the as adjusted net tangible book value per share of Common Stock immediately after this offering.

The historical net tangible book value of our Common Stock as of December 31, 2021 was approximately $11,268,842, or $0.14 per share based upon 81,627,663 shares of Common Stock outstanding on such date. Historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of Common Stock outstanding.

Our pro forma net tangible book value as of December 31, 2021 was $0.13 per share of Common Stock. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding shares of Common Stock, after giving effect to the pro forma adjustments referenced under “Capitalization.”

Our pro forma as adjusted net tangible book value (deficit) of our Common Stock will be $        or $         per share. Pro forma as adjusted net tangible book value (deficit) per share represents pro forma as adjusted net tangible book value divided by the total number of shares outstanding after giving effect to the sale of the shares of Common Stock included in the Units sold in this offering at the public offering price of $         per Unit, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, reflecting the pro forma events discussed above, and assuming no exercise of the option by the Underwriters, Warrants, or Representative Warrants. This represents an immediate increase in net tangible book value of $         per share to existing stockholders and an immediate dilution of $         per share to investors purchasing Units in this offering at the public offering price.

The following table illustrates this dilution on a per share basis to new investors:

Public offering price per Unit (attributing no value to the warrants)			$
Net tangible book value per share as of June 30, 2021	$(	)
Pro forma net tangible book value per share as of June 30, 2021
Increase in net tangible book value per share attributable to new investors	$
Pro forma as adjusted net tangible book value per share, after this offering			$
Dilution in net tangible book value per share to new investors			$

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

If the underwriters exercise in full their option to purchase additional shares of Common Stock in this offering, the pro forma as adjusted net tangible book value after the offering would be $         per share, the increase in net tangible book value to existing shareholders would be $         per share, and the dilution to new investors would be $         per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, reflecting the pro forma events discussed above, and assuming no exercise of the option by the underwriters or Representative’s Warrants.

The number of shares of Common Stock that will be outstanding after this offering is based on 81,627,663 shares of Common Stock outstanding as of December 31, 2021, and excludes the following as of that date:

●	27,216,375 shares of our Common Stock issuable upon conversion of outstanding convertible notes at a weighted average conversion price of $0.20 per share as of December 31, 2021.
●	15,000,000 shares of Common Stock reserved for future issuance under the new mPhase Technologies, Inc. 2022 Equity Incentive Plan (the “mPhase 2022 Plan”) we intend to adopt via proxy on March 08, 2022.
●	Any shares of Common Stock or warrants issuable upon the exercise of the underwriters’ option, including Representative’s Warrants.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;
●	increased levels of competition;
●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	our relationships with our key customers;
●	our ability to retain and attract senior management and other key employees;
●	our ability to quickly and effectively respond to new technological developments;
●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and
●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Registration Statement on Form S-1 and other information and reports filed by the Company from time to time with the SEC (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this Registration Statement on Form S-1.

Business

Today, mPhase is an EV Charging company with over four decades of experience, technology and a team working to enhance the existing business lines through the integration of cloud-based systems and to deliver software as a service (“SaaS”) and technology as a service (“TaaS”). The focus of our business and central to our success is the full build out and deployment of our mPower EV Charging Network and Consumer Engagement Platform under our mPower ecosystem. As we work to grow the mPower ecosystem, we seek to tailor it to each individual’s tastes and needs, with particular emphasis on empowering today’s green consumer. We are working to build, grow and expand quickly our unique mPower ecosystem globally, as our technology and services give us a competitive advantage over our competition. Our vision of the mPower ecosystem will consist of the following products and services offered through the mPower application (“mPower App”): (1) mPower EV Charging Network and (2) Consumer Engagement Platform. The goal is to leverage our mPower ecosystem to allow for other businesses and third parties such as retailers and service providers to partner with us in order to utilize our ecosystem (i.e. data, locations, consumers), which in return will create further contracted revenue for mPhase.

Branded under the mPower name, we are taking our EV Charging Network offering and combining it with the Consumer Engagement Platform and creating a circular ecosystem where people shop, dine, fuel and interact with the world to create a richer life experience, all through our mPower App.

Critical Accounting Policies and Estimates

The discussion and analysis of the Company’s financial condition and results of operations are based upon its unaudited consolidated financial statements, which have been prepared in accordance with (“GAAP”). The preparation of these unaudited consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. On an on-going basis, management evaluates past judgments and estimates, including those related to bad debts, potential impairment of intangible assets, accrued liabilities and contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The accounting policies and related risks described in Note 3 of the Company’s Annual Report on Form 10-K as filed with the SEC on October 13, 2021, are those that depend most heavily on these judgments and estimates. As of December 31, 2021, there had been no material changes to any of the critical accounting policies contained therein.

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International Presence

Our business operations primarily take place in the United States. However, we have a wholly owned subsidiary with an office in India which is solely being used for development purposes. We make no financial or monetary efforts in India. Due to the office based in India we are subject to India’s regulations and laws relating to developmental business conducts. Please refer to the section titled Risk Factors below for more information.

We are seeking to move our key development operations to the United States.

We have entered into a contract with a channel partner that has a global presence, which assists in further developing our products, from whom we receive payment in return for products and services. All of our customer relation operations with this channel partner are based in the United States, as are our transactions. All payments which we earn in return of its sale of products and/or services worldwide are made with the United States.

The Company also has an office in the United Kingdom, which is primarily used for development, pursuant to a local consulting arrangement.

Results of Operation

The following discussion should be read in conjunction with the unaudited financial statements included in this prospectus.

Three months ended December 31, 2021 compared to three months ended December 31, 2020

Continuing Operations

Revenue

Our revenue increased to $8,339,877 for the three months ended December 31, 2021, compared to $7,636,436 for the three months ended December 31, 2020, an increase of $703,441, or 9.2%. The increase is the result of continued deployment and growth of our SaaS technology platforms and services through our channel partner, which generated $6,405,000 of subscription revenue, $1,005,157 of service and support revenue and $900,670 of application development and implementation revenue. The increase was also driven by the launch of our consumer engagement services which generated $29,050 of subscription revenue.

Cost of Revenue

Cost of revenue remained unchanged at $5,625,000 for the three months ended December 31, 2021, compared to the three months ended December 31, 2020.

Operating Expenses

Our operating expenses increased to $1,527,258 for the three months ended December 31, 2021, compared to $692,528 for the three months ended December 31, 2020, an increase of $834,730, or 121%. The increase is primarily due to $547,621 of operating expenses related to supporting the addition of EV charging to the Company’s Consumer Engagement Platform as part of a major strategic initiative to monetize additional points of contact during consumer travel and travel planning, coupled with $314,664 of software development costs. The increase was partially offset by a reduction of $27,555 of salaries and benefits expenses related to the reduction of non-U.S. based team members, partially offset by an increase of U.S. based team members.

Other (Expense) Income

Our other expense, net, increased by $973,491, or 310%, for the three months ended December 31, 2021. The increase is primarily the result of increases in amortization of debt discounts, deferred financing costs, and original issue discounts of $864,803, loss on debt extinguishments and settlements of $166,625, and interest expense of $50,251, partially offset by prior year loss on change in fair value of derivative liability of $108,188.

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Net (loss) Income from Continuing Operations

We incurred a net loss of $99,558 for the three months ended December 31, 2021, compared to net income of $1,005,212 for the three months ended December 31, 2020, a decrease of $1,104,770, or 110%. The net loss is primarily driven by the increase in operating expenses and other expense, net, partially offset by the increase in gross profit, as disclosed above.

Discontinued Operations

For the three months ended December 31, 2021 and 2020, there are no revenue, cost of revenue, operating expenses, other income (expense), or net income from discontinued operations.

Results of Operations for the Six Months Ended December 31, 2021 and 2020

Continuing Operations

Revenue

Our revenue increased to $16,565,587 for the six months ended December 31, 2021, compared to $15,223,300 for the six months ended December 31, 2020, an increase of $1,342,287, or 8.8%. The increase is the result of continued deployment and growth of our SaaS technology platforms and services through our channel partner, which generated $12,810,000 of subscription revenue, $1,961,087 of service and support revenue and $1,765,450 of application development and implementation revenue. The increase was also driven by the launch of our consumer engagement services which generated $29,050 of subscription revenue.

Cost of Revenue

Cost of revenue totaled $11,250,033 for the six months ended December 31, 2021, compared to $11,250,399 for the six months ended December 31, 2020.

Operating Expenses

Our operating expenses increased to $2,750,797 for the six months ended December 31, 2021, compared to $1,458,374 for the six months ended December 31, 2020, an increase of $1,292,423, or 89%. The increase is primarily due to $1,307,500 of operating expenses related to supporting the addition of EV charging to the Company’s Consumer Engagement Platform as part of a major strategic initiative to monetize additional points of contact during consumer travel and travel planning, coupled with $314,664 of software development costs. The increase was partially offset by a reduction of $329,741 of salaries and benefits expenses related to the reduction of non-U.S. based team members and a reduction of employee stock-based compensation expense, partially offset by an increase of U.S. based team members.

Other (Expense) Income

Our other expense, net, increased by $1,581,733, or 200%, for the six months ended December 31, 2021. The increase is primarily the result of increases in amortization of debt discounts, deferred financing costs, and original issue discounts of $1,582,865, loss on debt extinguishments and settlements of $146,467, and interest expense of $60,569, coupled with prior year gain on change in fair value of derivative liability of $157,900, and partially offset by prior year loss on initial derivative liability expense of $366,068.

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Net Income from Continuing Operations

We generated net income of $194,203 for the six months ended December 31, 2021, compared to net income of $1,725,706 for the six months ended December 31, 2020, a decrease of $1,531,503, or 89%. The net loss is primarily driven by the increased operating expenses and other expense, net, partially offset by the increase in gross profit, as disclosed above.

Discontinued Operations

For the six months ended December 31, 2021 and 2020, there are no revenue, cost of revenue, operating expenses, other income (expense), or net income from discontinued operations.

Liquidity and Capital Resources

At December 31, 2021, we had $545,871 of cash on-hand, a decrease of $1,927,515 from $2,473,386 at June 30, 2021.

Net cash used in operating activities was $1,791,748 for the six months ended December 31, 2021, an increase of $1,463,700 from $328,048 used during the six months ended December 31, 2020. This increase was primarily due to a decline in net income during the current period as compared to the comparable prior year period, coupled with a decrease in accounts payable and accrued expenses due to increased cash payments in the current year as compared to higher non-cash tri-party offset agreements in the prior year with our largest vendor and customer, and an increase in other assets due to foreign local taxes, partially offset by a net increase in non-cash charges and decreases in accounts receivable due to increased cash receipts in the current year as compared to higher non-cash tri-party offset agreements in the prior year with our largest vendor and customer and prepaid expenses due to net utilization.

Net cash used in investing activities was $2,357 for the six months ended December 31, 2021 as compared to $1,727 used in investing activities for the six months ended December 31, 2020. The increase was due to an increase in capital expenditures.

Net cash used in financing activities decreased by $480,642 to $148,042 for the six months ended December 31, 2021, compared to net cash provided by financing activities of $332,600 for the six months ended December 31, 2020. This decrease was primarily due to decreased proceeds from issuances of convertible promissory notes, coupled with increased repayments of debt.

Going Concern

We generated net income of $194,203 and $1,725,706 for the six months ended December 31, 2021 and 2020, respectively. We used cash in operating activities of $1,791,748 and $328,048 for the six months ended December 31, 2021 and 2020, respectively. At December 31, 2021, we had a working capital surplus of $11,402,820, and an accumulated deficit of $225,867,206. While these factors alone may raise doubt as to the Company’s ability to continue as a going concern, management believes the Company’s present and expected cash flows will enable it to meet its obligations for a period of twelve months from the date of this filing. The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In the event managements’ plans do not materialize, in order to meet the Company’s working capital needs through the next twelve months and to fund the growth of its nanotechnology, artificial intelligence, and machine learning technologies, as well as our EV charging initiatives, we may consider plans to raise additional funds through the issuance of equity or debt. Although we intend to obtain additional financing to meet our cash needs, we may be unable to secure any additional financing on terms that are favorable or acceptable to us, if at all. Our ability to raise additional capital may also be impacted by the recent COVID-19 pandemic, which such ability is highly uncertain, cannot be predicted, and could have an adverse effect on our business and financial condition.

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Impact of COVID-19 Pandemic

A novel strain of coronavirus, COVID-19, surfaced during December 2019 and has spread around the world, including to the United States. During March 2020, COVID-19 was declared a pandemic by the World Health Organization. During certain periods of the pandemic thus far, a number of U.S. states and various countries throughout the world had been under governmental orders requiring that all workers remain at home unless their work was critical, essential, or life-sustaining. As a result of these governmental orders, we temporarily closed our domestic and international offices and required all of our employees to work remotely. As economic activity has begun and continues recovering, the impact of the COVID-19 pandemic on our business has been more reflective of greater economic and marketplace dynamics. Furthermore, in light of variant strains of the virus that have emerged, the COVID-19 pandemic could once again impact our operations and the operations of our customers and vendors as a result of quarantines, illnesses, and travel restrictions.

The full impact of the COVID-19 pandemic on our financial condition and results of operations will depend on future developments, such as the ultimate duration and scope of the pandemic, its impact on our employees, customers, and vendors, in addition to how quickly normal economic conditions and operations resume and whether the pandemic impacts other risks disclosed in Item 1A “Risk Factors” within our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on October 13, 2021. Even after the pandemic has subsided, we may continue to experience adverse impacts to our business as a result of any economic recession or depression that has occurred as a result of the pandemic. Therefore, we cannot reasonably estimate the impact at this time. We continue to actively monitor the pandemic and may determine to take further actions that alter our business operations as may be required by federal, state, or local authorities or that we determine are in the best interests of our employees, customers, vendors, and shareholders.

Critical Accounting Policies

We have identified the policies below as critical to our understanding of the results of our business operations. We discuss the impact and any associated risks related to these policies on our business operations throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions in preparing our financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Actual results could differ significantly from those estimates and assumptions. The following critical accounting policies are those that are most important to the portrayal of our consolidated financial statements. For a summary of our significant accounting policies, including the critical accounting policies discussed below, refer to Note 3 – “Summary of Significant Accounting Policies” included in the notes to consolidated financial statements for the year ended June 30, 2021 included elsewhere in our Annual Report on Form 10-K.

We consider the following accounting policies to be those most important to the portrayal of our results of operations and financial condition:

Revenue Recognition

We recognize revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

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Revenue is derived from the sale of artificial intelligence and machine learning focused technology products and related services. The Company recognizes revenue when performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. In the event any discounts, sales incentives, or similar arrangements are agreed to with a customer, such amounts are estimated at time of sale and deducted from revenue. Sales taxes and other similar taxes are excluded from revenue (see Note 5).

Contract liabilities include amounts billed to customers in excess of revenue recognized and are presented as contract liabilities on the consolidated balance sheets (see Note 5).

Income Taxes

We account for income taxes using an asset and liability approach to financial accounting and reporting for income taxes. Accordingly, deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount in the consolidated financial statements. Deferred tax amounts are determined using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted tax law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change in deferred tax assets and liabilities during the period. We have recorded a full valuation allowance for our net deferred tax assets as of December 31, 2021 and June 30, 2021 because realization of those assets is not reasonably assured.

We will recognize a financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

We believe our income tax filing positions and deductions will be sustained upon examination and, accordingly, no reserves, or related accruals for interest and penalties has been recorded at June 30, 2021 and 2020.

Share-Based Compensation

We compute share-based payments in accordance with the provisions of ASC Topic 718, Compensation – Stock Compensation and related interpretations. As such, compensation cost is measured on the date of grant at the fair value of the share-based payments. Such compensation amounts, if any, are amortized over the respective vesting periods of the grants.

Restricted stock awards are granted at the discretion of the compensation committee of our Board of Directors. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of our Common Stock on the grant date.

We estimate the fair value of stock options and warrants by using the Black-Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of our Common Stock over the expected term of the option. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term.

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Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. We are required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest.

We account for share–based payments granted to non–employees in accordance with ASC 505–50, “Equity Based Payments to Non–Employees.” We determine the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more readily determinable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

Derivative Instruments

We enter into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. We recognize derivative instruments as either assets or liabilities in the balance sheet and measure such derivative instruments at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The fair values of derivative financial instruments are estimated using various techniques (and combinations thereof) that are considered consistent with the objective measuring of fair values. In selecting the appropriate technique, the nature of the instrument, the market risks that it embodies and the expected means of settlement are considered. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our Common Stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes.

Accounts Receivable

We regularly review outstanding receivables and provide for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, we make judgments regarding our customers’ ability to make required payments, economic events, and other factors. As the financial condition of these parties’ change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. We maintain reserves for potential credit losses, and such losses traditionally have been within our expectations. Additionally, to date, the Company has entered into three separate tri-party settlement and offset agreements with its largest customer and largest vendor, whereby the Company’s largest customer has agreed to direct funds due the Company for certain outstanding invoices, to the Company’s largest vendor to satisfy payment on behalf of the Company for certain outstanding invoices. To date, the aggregate amount of the six tri-party settlement and offset agreements has totaled $48,750,000. At December 31, 2021 and June 30, 2021, we determined there was no requirement for an allowance for doubtful accounts.

New Accounting Standards

Refer to Note 3 to our unaudited consolidated financial statements for a discussion of recently adopted and to be adopted accounting standards.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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BUSINESS

Overview

Today, mPhase is an EV Charging company with over four decades of experience, technology and a team working to enhance the existing business lines through the integration of cloud-based systems and to deliver software as a service (“SaaS”) and technology as a service (“TaaS”). The focus of our business and central to our success is the full build out and deployment of our mPower EV Charging Network and Consumer Engagement Platform under our mPower ecosystem. As we work to grow the mPower ecosystem, we seek to tailor it to each individual’s tastes and needs, with particular emphasis on empowering today’s green consumer. We are working to build, grow and expand quickly our unique mPower ecosystem globally, as our technology and services give us a competitive advantage over our competition. Our vision of the mPower ecosystem will consist of the following products and services offered through the mPower application (“mPower App”): (1) mPower EV Charging Network and (2) Consumer Engagement Platform. The goal is to leverage our mPower ecosystem to allow for other businesses and third parties such as retailers and service providers to partner with us in order to utilize our ecosystem (i.e. data, locations, consumers), which in return will create further contracted revenue for mPhase.

Branded under the mPower name, we are taking our EV Charging Network offering and combining it with the Consumer Engagement Platform and creating a circular ecosystem where people shop, dine, fuel and interact with the world to create a richer life experience, all through our mPower App.

On June 10, 2020, the Company’s Board of Directors approved the filing of an amendment (the “Amendment”) to the Company’s Certificate of Incorporation to increase the authorized shares of Common Stock from 100 million shares to 250 million shares pursuant to Section 14A:7-2(4) of the Business Corporation Law of the State of New Jersey. The Amendment was filed with the State of New Jersey on July 14, 2020.

On July 15, 2020, the Company entered into an exchange agreement (the “Exchange Agreement”) with its Chief Executive Officer (“Holder”), whereby earned and issued warrants to purchase 37,390,452 shares of the Company’s Common Stock (the “Cancelled Warrants”) pursuant to the terms of that certain Transition Agreement (the “Transition Agreement”) and Warrant Agreement (the “Warrant Agreement”) each between the Company and Holder and dated as of January 11, 2019 were forfeited and exchanged for (i) 37,390,452 shares of the Company’s Common Stock (the “Shares”) and (ii) the cancellation and termination of the Transition Agreement and Warrant Agreement. The Cancelled Warrants had an exercise price of $0.50 per share and were not subject to expiration. Such Exchange Agreement is intended to make the Company’s capitalization more attractive to potential investors and to remove the uncertainty associated with any future grants of warrants under the Transition Agreement and Warrant Agreement, although there can be no assurance of any future investments on terms that are attractive to the Company, or at all. Immediately prior to the Company’s entry into the Exchange Agreement, it was determined that 5,650,708 additional warrants (the “Additional Warrants”) to purchase the Company’s Common Stock were due to and issued to the Holder in accordance with the terms and conditions of the Transition Agreement as the Transition Agreement required certain liabilities to be eliminated by the prior management team within six months of the Transition Agreement’s effective date of January 11, 2019. However, the Additional Warrants were immediately cancelled and terminated with the intention of mitigating potential liabilities arising from certain issuances of the Company’s Common Stock below the minimum price of $0.50 per share as stated within the Transition Agreement.

On August 3, 2020, the Company’s Board of Directors approved the filing of an amendment (the “Amendment”) to the Company’s Certificate of Incorporation to increase the authorized shares of Common Stock from 250 million shares to 500 million shares pursuant to Section 14A:7-2(4) of the Business Corporation Law of the State of New Jersey. The Amendment was filed with the State of New Jersey on August 4, 2020.

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On August 27, 2021, the Board of Directors (the “Board”) of the Company appointed Suhas Subramanyam, Chester P. White, and Thomas B. Fore as members of the Board (such appointments, collectively, the “Appointments”). The terms of the Appointments commenced on August 27, 2021 and are in effect for a period of approximately one year, until the time of the Company’s next Annual Meeting of Stockholders. In connection with the Appointments, on August 27, 2021, the Company entered into director agreements with Mr. Subramanyam, Mr. White and Mr. Fore (such director agreements, collectively, the “Director Agreements”). Pursuant to the Director Agreements, the Company will compensate each such director a fee of $20,000 annually, which is to be paid in quarterly installments of $5,000. Such quarterly fee will be increased by $1,250 for each such director who serves as a member of either the Audit, Compensation, or Nominating Committee. In lieu of cash consideration, the annual fee will be paid by issuance of the number of restricted shares of the Company’s Common Stock equivalent to the applicable cash amount due as determined based upon the closing price on the last trading day of such quarter. This paragraph contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Director Agreements, and such descriptions is qualified in its entirety by reference to the full text of the Director Agreements, a copy of which is incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on September 2, 2021.

On November 18, 2021, the Board appointed Angelia Lansinger Hrytsyshyn as Chief Financial Officer, with such appointment to be effective on November 22, 2021, and approved an employment agreement with Ms. Hrytsyshyn (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company will compensate Ms. Hrytsyshyn in the amount of $225,000 annually. Ms. Hrytsyshyn will be eligible for an annual performance-based cash bonus. Ms. Hrytsyshyn shall also receive a restricted stock award of 500,000 shares of the Company’s Common Stock which will vest on each of the first, second, third and fourth anniversaries of the Employment Agreement, so long as Ms. Hrytsyshyn remains employed by the Company. This paragraph contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is incorporated by reference to Exhibit 10.2 of the Company’s Form 10-Q filed with the SEC on November 22, 2021.

On January 5, 2022, the Company filed for a name change with the Financial Industry Regulatory Authority (“FINRA”) to mPower Technologies, Inc.

On January 19, 2022, the Company, pursuant to the approval of the Board, entered into an amended and restated employment agreement with Anshu Bhatnagar, Chief Executive Officer of the Company, modifying the terms of the Employment Agreement entered into between the Company and Mr. Bhatnagar dated January 11, 2019 (collectively, the “Bhatnagar Amended Employment Agreement”). The Bhatnagar Amended Employment Agreement, which becomes effective retroactively as of January 1, 2022 (the “Effective Date”) provides for an increase to Mr. Bhatnagar’s annual cash base salary to $600,000. Further, Mr. Bhatnagar is eligible to receive additional increases to base salary, to be determined in the sole discretion of the Company’s Board, which allow for an increase in base salary as follows: base salary shall increase to $700,000 on the first anniversary of the effective date of the Amended Employment Agreement; and base salary shall increase to $800,000 on the second anniversary of the effective date of the Amended Employment Agreement. Additionally, the Amended Employment Agreement provides that Mr. Bhatnagar shall also be entitled to receive stock-based compensation in the form of shares of Common Stock of the Company, and an annual cash bonus of up to 100% of base salary, which shall be determined by the Board. The Term of the Bhatnagar Amended Employment Agreement shall expire on December 31, 2032. This paragraph contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Bhatnagar Amended Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Bhatnagar Amended Employment Agreement, a copy of which is incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed with the SEC on January 25, 2022.

On January 19, 2022, the Company, pursuant to the approval of the Board, entered into an amended and restated employment agreement with Angelia Lansinger Hrytsyshyn, Chief Financial Officer of the Company, modifying the terms of the Employment Agreement entered into between the Company and Ms. Hrytsyshyn dated November 16, 2021 (collectively, the “Hrytsyshyn Amended Employment Agreement”). The Hrytsyshyn Amended Employment Agreement, which becomes effective January 21, 2022, provides for an increase to Ms. Hrytsyshyn’s annual cash base salary to $250,000. Further, Ms. Hrytsyshyn is eligible to receive an annual performance-based cash bonus equal to 50% of base salary. The Term of the Hrytsyshyn Amended Employment Agreement shall be “at will” and can be terminated by the Company or Ms. Hrytsyshyn at any time for any reason provided that Ms. Hrytsyshyn may not voluntarily terminate the agreement without thirty (30) days prior written notice delivered to the Company. This paragraph contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Hrytsyshyn Amended Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Hrytsyshyn Amended Employment Agreement, a copy of which is incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed with the SEC on January 25, 2022.

On January 19, 2022, the Board appointed James F. Engler, Jr. as a member of the Board (the “Appointment”). Mr. Engler will serve as a non-executive director of the Company. In connection with the Appointment, the Company and Mr. Engler entered into a director agreement (the “Director Agreement”) whereby, as compensation for his services as a member of the Board, Mr. Engler shall receive 200,000 shares of the Company’s Common Stock options, par value $0.01 per share (the “Director Options”) and will vest monthly over three years that Mr. Engler serves as Director. Additionally, Mr. Engler shall be paid an annual fee of $50,000, to be paid $12,500 per quarter, as compensation for his services as a Director of the Company. It was further agreed that until the Company has raised $10 million, or within the first six months, whichever comes first, the Company will pay the annual compensation through the issuance of restricted shares of Company’s Common Stock in lieu of cash consideration. So long as Mr. Engler serves as a member of any committee of the Board, the amount of quarterly fee shall be increased by $1,250. Additionally, pursuant to the approval of the Board, each independent director’s existing director agreement will be amended such that each independent director will receive compensation on the same terms as set forth in the Director Agreement.

On January 20, 2022, the Company’s Board ratified and approved the establishment of the Audit Committee, Compensation Committee, and Nominating and Governance Committee as committees of the Board, the adoption of the charters for such committees and the appointment of the Company’s directors to such committees. The Board appointed Chester P. White, Thomas B. Fore, and James F. Engler, Jr. to serve on the Audit Committee of the Board of Directors of the Company, with Mr. Engler serving as the Chair of the Audit Committee. The Board appointed Mr. Fore, Mr. Engler and Mr. Subramanyam to serve on the Compensation Committee of the Board of Directors of the Company, with Mr. Fore serving as the Chair of the Compensation Committee. The Board appointed Mr. Subramanyam, Mr. Engler and Mr. Fore to serve on the Nominating and Corporate Governance Committee of the Board of Directors of the Company, with Mr. Subramanyam serving as the Chair of the Nominating and Corporate Governance Committee.

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Today, mPhase is a clean technology EV Charging company with over four decades of experience, technology and a team working to enhance the existing business lines through the integration of cloud-based systems and to deliver software as a service (“SaaS”) and technology as a service (“TaaS. The focus of our business and central to our success is the full build out and deployment of our mPower EV Charging Network and Consumer Engagement Platform under our mPower ecosystem. As we work to grow the mPower ecosystem, we seek to tailor it to each individual’s tastes and needs, with particular emphasis on empowering today’s green consumer. We are working to build, grow and expand quickly our unique mPower ecosystem globally, as our technology and services give us a competitive advantage over our competition. Our vision of the mPower ecosystem will consist of the following products and services offered through the mPower application (“mPower App”): (1) mPower EV Charging Network and (2) Consumer Engagement Platform. The goal is to leverage our mPower ecosystem to allow for other businesses and third parties such as retailers and service providers to partner with us in order to utilize our ecosystem (i.e. data, locations, consumers), which in return will create further contracted revenue for mPhase.

Branded under the mPower name, we are taking our EV Charging Network offering and combining it with the Consumer Engagement Platform and creating a circular ecosystem where people shop, dine, fuel and interact with the world to create a richer life experience, all through our mPower App.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Effective December 10, 2018, the Company entered into a “Judgment Settlement Agreement” to satisfy in full the Forbearance Agreement with Fife that was previously in effect. As a result, under the Judgment Settlement Agreement, no shares of the Company’s Common Stock are issuable or eligible to be converted into. Under the terms of the Judgment Settlement Agreement, the Company was required to pay $15,000 per month from January 15, 2019 through and including February 15, 2020, with a final payment of $195,000 which was due and payable in March of 2020. The Company made all required payments with the exception of the final payment of $195,000 which was due and payable in March of 2020. On August 17, 2020, the Company entered into a second amendment (the “Second Amendment”) to the Judgement Settlement Agreement, whereby the Company issued a convertible promissory note in the principal amount of $300,000 (the “Note”) to repay the amounts still outstanding under the Judgment Settlement Agreement. The Note matures on August 17, 2021, bears interest at a rate of 10% per annum, requires certain monthly minimum cash payments as specified in the Note, and is convertible into shares of the Company’s common stock, par value $0.01 per share, at a conversion price as specified in the Note. The Note may be prepaid by the Company at any time prior to maturity without penalty. The Company satisfied the initial cash payment as specified in the Note. On April 13, 2021, the Company entered into a third amendment (the “Third Amendment”) to the Judgement Settlement Agreement, whereby the Company issued a convertible promissory note in the principal amount of $300,000 (the “New Note”) to replace the Note and repay the amounts still outstanding under the Judgment Settlement Agreement. The Note matures on April 13, 2022, bears interest at a rate of 10% per annum, requires certain monthly minimum payments in cash or the Company’s Common Stock as specified in the New Note, and is convertible  into shares of the Company’s Common Stock, par value $0.01 per share, at a conversion price as specified in the New Note. The New Note may be prepaid by the Company at any time prior to maturity without penalty. On April 16, 2021, the Company paid $235,000 to satisfy, pay in full, and extinguish the New Note and the Judgement Settlement Agreement, which resulted in a gain on debt settlement of $549,026 during the year ended June 30, 2021.

Employees

As of February 28, 2022, the Company employs 35 full-time employees with a range of expertise in technology platform development services, sales and marketing services, human resources, and accounting services. The Company’s subsidiary in India employs a total of 16 software engineers and data analysis experts.

Developments

On November 18, 2021, the Board appointed Angelia Lansinger Hrytsyshyn as Chief Financial Officer, with such appointment to be effective on November 22, 2021, and approved an employment agreement with Ms. Hrytsyshyn (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company will compensate Ms. Hrytsyshyn in the amount of $225,000 annually. Ms. Hrytsyshyn will be eligible for an annual performance-based cash bonus. Ms. Hrytsyshyn shall also receive a restricted stock award of 500,000 shares of the Company’s Common Stock which will vest on each of the first, second, third and fourth anniversaries of the Employment Agreement, so long as the Ms. Hrytsyshyn remains employed by the Company. This paragraph contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.2. see below for Ms. Hrytsyshyn’s biography.

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DIRECTORS AND EXECUTIVE OFFICERS

Directors, Executive Officers, and Other Key Employees

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each as of February 28, 2022.

Name	Age	Positions(s)
Anshu Bhatnagar	48	Chief Executive Officer and Chairman
Venkat J. Kodumudi	52	Chief Operating Officer
Angelia Lansinger Hrytsyshyn	40	Chief Financial Officer
Isida Tushe	35	General Counsel and Corporate Secretary
Suhas Subramanyam	35	Director
Chester P. White	57	Director
Thomas B. Fore	55	Director
James F. Engler, Jr.	39	Director

Biographies for the members of our Board of Directors and our management team are set forth below.

Anshu Bhatnagar – Chief Executive Officer and Chairman

Anshu Bhatnagar has served as our Chief Executive Officer and Chairman of our Board of Directors since January 11, 2019. Mr. Bhatnagar has extensive international business experience, most recently (from January 2008 through February 2021) managing private and public international trade and distribution companies specializing in food products. Mr. Bhatnagar was also a Managing Member of Blue Capital Group, a real estate oriented multi-family office focused on acquiring, developing, and managing commercial real estate as well as investing in operating businesses from January 2008 to December 2016. Moreover, Mr. Bhatnagar was Chief Executive Officer and Chairman of Verus International Inc., a company providing international consumer goods. He has also owned and operated other successful businesses in technology, construction and waste management. A computer scientist and entrepreneur, Anshu began his technology career working on major federal government projects for Oracle and Computer Science Corp. He eventually formed his own firm (2Pi Solutions) in this space, which was ranked as one of the top 100 fastest growing companies in the U.S. before its sale in 2010. We believe Mr. Bhatnagar is qualified to serve as a member of our board because of his extensive international business experience and expertise in large-scale critical technology deployments.

Venkat J. Kodumudi – Chief Operating Officer

Mr. Kodumudi combines over 29 years of experience in information technology industry senior management that includes a 14-year career as software developer and architect. Previously, he had been involved in over 5 companies and a Federal Government Agency, in the information technology industry holding positions including chief technology officer, health product practice lead, director, and deputy director for IT operations. From 2017 through May 2021, Venkat was a Director for CGI, Inc., (NYSE: GIB) IT services company, with diverse duties including practice lead for blockchain and intelligent automation technology. From 2016 to 2017, he was CTO for FocalCXM, Inc., a company involved in building and supporting consumer engagement solutions for the Life Sciences industry. From 2004 to 2015, he held various director level positions for the Transportation Security Agency (TSA), including operating and managing TSA’s Enterprise Learning Management System (LMS). Mr. Kodumudi has a master’s degree in Computer Science from Arizona State University and an MBA from George Mason University.

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Angelia Lansinger Hrytsyshyn – Chief Financial Officer

Ms. Hrytsyshyn, Chief Financial Officer, age 40, combines over 18 years of experience in private and public corporate finance in various industries. From 2018 through August 2021, Ms. Hrytsyshyn was the Treasurer for American Trading and Production Corporation, a company with assets in private equity, alternative investments, and real estate. From 2013 to 2018, she was Assistant Treasurer for American Trading and Production Corporation. From 2009 to 2013, she held various finance roles in audit, FP&A, and strategy at Constellation Energy, an Exelon Company (NYSE: EXC). Ms. Hrytsyshyn started her career at PricewaterhouseCoopers as an external SEC auditor for Fortune 500 companies in the Baltimore and Washington, DC area. She has an undergraduate and master’s degree from the University of Maryland at College Park, an MBA from the University of Chicago’s Booth School of Business and is a Certified Public Accountant.

Isida Tushe – General Counsel and Corporate Secretary

Ms. Tushe brings extensive domestic and international experience gained supporting the legal and business activities of a diverse mix of energy-related companies having held senior positions both on the finance and legal side. Most recently, she was part of the leadership team and served as the General Counsel of a hydroelectric energy generation and storage developer in the United States. She previously led numerous project financings, acquisition/disposition and project development transactions as VP and Senior Counsel at Pine Gate Renewables, a leading renewable energy company focused on project development and strategic financing of utility-scale solar and energy storage projects in the U.S. Earlier in her career, at FuelCell Energy (NASDAQ: FCEL), a global leader in the design, manufacture, and operation of fuel cell technology, she simultaneously held the roles of VP of Project Finance and Counsel, where she led capital raising on behalf of the company in debt, equity, and tax equity, and was the lead deals attorney. Ms. Tushe holds a J.D., a M.A., and a B.A. She is a licensed attorney in the District of Columbia, New Jersey, and New York.

Suhas Subramanyam – Director

Mr. Subramanyam is a public servant, lawyer, and technology policy expert who currently represents the 87th District in the Virginia General Assembly, where he was first elected in 2019. He was the first Indian American elected in Virginia’s history at either the state or federal level. He also serves on the Virginia Small Business Commission and Virginia Minority Business Commission (August 2020 to present) as well as the Communications, Technology, and Innovation Committee in the House of Delegates (May 2020 to present). Previously, he served as a technology policy advisor in the White House under President Barack Obama between August 2015 through January 2017, where he ran a task force on technology policy and advised on Artificial Intelligence, cybersecurity, infrastructure policy, and economic opportunity. Before joining the White House, as an attorney with Jones Day, where he handled a range of technology and trade issues. He has also served as an advisor to Members of the U.S. House of Representatives and U.S. Senate Judiciary Committee. Mr. Subramanyam also serves as In-House Counsel at Level, Inc. (March 2021 to present). He is a resident of Loudoun County, Virginia, and holds a J.D. from Northwestern University. The Board believes that Mr. Subramanyam’s technology, regulatory, and government leadership experience will make him a valuable addition to the Board and is expected to help bring the Company towards continued growth and success.

Chester P. White – Director

Mr. White currently serves as CEO of QuantAI, Inc. (“QuantAI”) (2017 to present), a leading artificial intelligence FinTech company. He also serves as portfolio manager of the Helios Alpha 3x Fund, LP. Previously, Mr. White held executive positions with Paine Webber (acquired by UBS Financial Services), Dean Witter (acquired by Morgan Stanley), Wells Fargo N.A. (1998 to 2002), Merriman, and Curran Ford & Co. Additionally, Mr. White serves in various positions of increasing responsibility including a Manager of Griffin Advisors and a Partner in OneTraction Ventures. The Board believes that Mr. White’s experience in technology-based leadership roles qualifies him well to help bring the Company towards continued growth and success.

Thomas B. Fore – Director

Mr. Fore has an extensive background in real estate development, digital media and entertainment. He founded and is currently the CEO of Sora Development and Sora Ventures, a mixed-use master development firm with a focus on Public Private Partnerships (“P3 Projects”), both were founded in January 2006. He is also a principal at Tiderock Media LLC, a film production company since January 2010. He has more than 20 years of experience in the construction and real estate development fields. The Board believes that Mr. Fore’s experience in leadership roles in the technology, retail and commercial sections, qualifies him well to help lead the Company towards continued growth and success.

James F. Engler, Jr. – Director

Mr. Engler is currently Vice President – Chief Financial Officer of Rosemore Inc., a privately held investment management firm. Mr. Engler has 3 years of experience in Energy and Investment Management senior management following a 15-year career in public accounting. Previously, he was a senior manager at PricewaterhouseCoopers LLP serving large SEC filers and private companies in the power and utility industry. He has an undergraduate degree from Towson University and is a Certified Public Accountant. The Board believes that Mr. Engler’s experience in financial leadership roles makes him ideally qualified to help lead the Company towards continued growth and success.

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Family Relationships

There are no family relationships among our executive officers and directors.

Corporate Governance

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the Board of Directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our Board of Directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Insider Participation Concerning Executive Compensation

The Board of Directors has been involved in all determinations regarding executive officer compensation since the inception of the Company. He will continue to make such decisions until the Compensation Committee is established immediately prior to the consummation of this offering.

Committees of the Board of Directors

On January 20, 2022, the Company’s Board ratified and approved the establishment of the Audit Committee, Compensation Committee, and Nominating and Governance Committee as committees of the Board, the adoption of the charters for such committees and the appointment of the Company’s directors to such committees.

The Board appointed Chester P. White, Thomas B. Fore, and James F. Engler, Jr. to serve on the Audit Committee of the Board of Directors of the Company, with Mr. Engler serving as the Chair of the Audit Committee.

The Board appointed Thomas B. Fore, James F. Engler, Jr. and Suhas Subramanyam to serve on the Compensation Committee of the Board of Directors of the Company, with Mr. Fore serving as the Chair of the Compensation Committee.

The Board appointed Suhas Subramanyam, James F. Engler, Jr. and Thomas B. Fore to serve on the Nominating and Corporate Governance Committee of the Board of Directors of the Company, with Mr. Subramanyam serving as the Chair of the Nominating and Corporate Governance Committee.

All of the directors serving on the respective committees satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Each committee’s members and functions are described below.

Audit Committee.  Our audit committee consists of three non-executive directors, each of whom are independent under the Nasdaq Listing Rules’ independence standards, with one of those members qualifying as an audit committee financial expert as defined by SEC rules and regulations. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

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●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of three non-executive directors, each of whom are independent under the Nasdaq Listing Rules’ independence standards. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of three non-executive directors, each of whom are independent under the Nasdaq Listing Rules’ independence standards. The nominating and corporate governance committee assist the Board of Directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our Board of Directors or for appointment to fill any vacancy;

●	reviewing annually with our Board of Directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our Board of Directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

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Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Confident and Ethics (“Code”) that applies to all of our directors, officers, and employees. Any waivers of any provision of this Code for our directors or officers may be granted only by the Board of Directors or a committee appointed by the Board of Directors. Any waivers of any provision of this Code for an employee or a representative may be granted only by our Chief Executive Officer. We have field a copy of our Code with the SEC and have made it available on our website at https://ir.mphasetech.com/governance-documents. In addition, we will provide any person, without charge, a copy of this Code. Requests for a copy of the Code may be made by writing to the Company at 1101 Wootton Parkway, Ste. 1040, Rockville, MD 20852; attention Corporate Secretary.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation received for services rendered in all capacities to our Company for the last two fiscal years, which was awarded to, earned by, or paid to our Chief Executive Officer, Former Chief Financial Officer, Chief Financial Officer, and Chief Operating Officer (the “Named Executive Officers”) and Directors

Name and Position	Year	Salary ($)		Bonus	Stock Awards ($)			Option Awards	Non- Equity Incentive	Other ($) (6)	Total ($)
Anshu Bhatnagar	2021		$275,000	$-		$153,301	(1)	$-	$-	$37,453		$465,754
Chief Executive Officer and Director	2020		$275,000	$-		$16,202,529	(2)	$-	$-	$1,562		$16,479,091

Christopher Cutchens	2021		$37,500	$-		$5,559	(3)	$-	$-	$-		$43,059
Former Chief Financial Officer	2020		$75,000	$-		$103,078	(4)	$-	$-	$-		$178,078

Angelia Lansinger Hrytsyshyn	2021		$23,300	$-	$			$-	$-	$-	$
Chief Financial Officer	2020	$		$-	$			$-	$-	$-	$

Venkat J. Kodumudi	2021		$25,000	$-		$9,733	(5)	$-	$-	$-		$34,733
Chief Operating Officer	2020		$-	$-		$-		$-	$-	$-		$-

Suhas Subramanyam	2021		$-	$-		$-		$-	$-	$-		$-
Director	2020		$-	$-		$-		$-	$-	$-		$-

Chester P. White	2021		$-	$-		$-		$-	$-	$-		$-
Director	2020		$-	$-		$-		$-	$-	$-		$-

Thomas B. Fore	2021		$-	$-		$-		$-	$-	$-		$-
Director	2020		$-	$-		$-		$-	$-	$-		$-

James F. Engler, Jr.	2021		$-	$-		$-		$-	$-	$-		$-
Director	2020		$-	$-		$-		$-	$-	$-		$-

(1) The amount represents the grant date fair value of awards earned as computed in accordance with FASB ASC Topic 718. The annual expense for the 2021 stock awards relates to the fair value of the 37,390,452 shares of the Company’s Common Stock issued upon exchange of 37,390,452 warrants in accordance with the Exchange Agreement. For additional information regarding this exchange, please refer to Note 12 to our consolidated financial statements.

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(2) The amount represents the grant date fair value of awards earned as computed in accordance with FASB ASC Topic 718. The annual expense for the 2020 stock awards relates to warrants to purchase shares of the Company’s Common Stock that are granted under the provisions of the Chief Executive Officer’s employment agreement and are immediately vested upon being earned. For additional information regarding assumptions underlying the valuations of these stock awards and the calculation method, please refer to Note 12 to our consolidated financial statements.

(3) The amount represents the grant date fair value of awards earned as computed in accordance with FASB ASC Topic 718. The annual expense for the 2021 stock awards relates to the unvested Common Stock granted on June 1, 2019 under the provisions of the former Chief Financial Officer’s employment agreement that were immediately vested upon resignation during January 2021.

(4) The amount represents the grant date fair value of awards earned as computed in accordance with FASB ASC Topic 718. The annual expense for the 2020 stock awards relates to Common Stock granted on June 1, 2019 under the provisions of the Chief Financial Officer’s employment agreement and are immediately vested upon being earned.

(5) The amount represents the grant date fair value of awards earned as computed in accordance with FASB ASC Topic 718. The annual expense for the 2021 stock awards relates to restricted Common Stock granted on May 17, 2021 under the provisions of the Chief Operating Officer’s employment agreement and are immediately vested upon being earned.

(6) Amounts represent interest on a loan to the Company.

Outstanding Equity Awards at December 31, 2021

Narrative Disclosure to Summary Compensation Table

Employment Agreement with Anshu Bhatnagar

Mr. Bhatnagar, President and Chief Executive Officer, pursuant to the terms of an Employment Agreement, Transition Agreement and a Warrant Agreement, each dated as of January 11, 2019, for a period of 5 years and at a base cash salary of $275,000 per annum. Under the terms of the Employment Agreement and Transition Agreement, Mr. Bhatnagar received 2,620,899 restricted shares of the Company’s Common Stock.

In addition, Mr. Bhatnagar was granted 1,000 shares of a newly-created class of Series A Preferred Stock of the Company that effectively gives him voting control of the Company. As the holder of one thousand (1,000) shares of Series A Preferred Stock, Mr. Bhatnagar shall have the number of votes (identical in every other respect to the voting rights of the holders of Common Stock entitled at any regular or special meeting of shareholders of the Company) equal to such number of shares of Common Stock that is not less than fifty-one (51%) percent of the vote required to approve any action that New Jersey law provides may or must be approved by vote or consent of the holders of Common Stock or any other securities of the Company entitled to vote. Except as otherwise required by law, the holder of the Series A Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class. Notwithstanding the foregoing, should the Company enter into a merger agreement with another company and such merger is deemed significant as per SEC Regulation SX Section 3.05 and Section 3.06 requirements, the Company will seek shareholder approval by a Proxy solicitation in compliance with Federal and State law.

Mr. Bhatnagar has been elected to the Board of Directors of the Company. Under the terms of the Transition Agreement and a cashless Warrant Agreement, Mr. Bhatnagar is able to earn an additional 4% of the outstanding Common Stock of the Company for each $1 million of gross revenues of the Company up to $15 million in such revenues and for a total (including his original grant of the Company’s Common Stock) not to exceed 80% of the total outstanding Common Stock of the Company. The purpose of this transaction is to bring in new management to the Company replacing its existing management to develop and expand its offerings into the artificial intelligence and machine learning industries while continuing development of the Company’s patented and patent pending Smart NanoBattery and Drug Delivery Systems. In addition, Mr. Bhatnagar intends to broaden the Company’s existing lines of business to include diverse lines of business that the Company can manage profitably.

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On July 15, 2020, the Company entered into an exchange agreement (the “Exchange Agreement”) with its Chief Executive Officer, Anshu Bhatnagar (“Holder”), whereby earned and issued warrants to purchase 37,390,452 shares of the Company’s Common Stock (the “Cancelled Warrants”) pursuant to the terms of that certain Transition Agreement (the “Transition Agreement”) and Warrant Agreement (the “Warrant Agreement”) each between the Company and Holder and dated as of January 11, 2019 were forfeited and exchanged for (i) 37,390,452 shares of the Company’s Common Stock (the “Shares”) and (ii) the cancellation and termination of the Transition Agreement and Warrant Agreement. The Cancelled Warrants had an exercise price of $0.50 per share and were not subject to expiration. Such Exchange Agreement is intended to make the Company’s capitalization more attractive to potential investors and to remove the uncertainty associated with any future grants of warrants under the Transition Agreement and Warrant Agreement, although there can be no assurance of any future investments on terms that are attractive to the Company, or at all. Immediately prior to the Company’s entry into the Exchange Agreement, it was determined that 5,650,708 additional warrants (the “Additional Warrants”) to purchase the Company’s Common Stock were due to and issued to the Holder in accordance with the terms and conditions of the Transition Agreement as the Transition Agreement required certain liabilities to be eliminated by the prior management team within six months of the Transition Agreement’s effective date of January 11, 2019. However, the Additional Warrants were immediately cancelled and terminated with the intention of mitigating potential liabilities arising from certain issuances of the Company’s Common Stock below the minimum price of $0.50 per share as stated within the Transition Agreement. The Shares to be issued and sold to the Holder pursuant to the Exchange Agreement were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On January 19, 2022, the Company, pursuant to the approval of the Board, entered into an amended and restated employment agreement with Anshu Bhatnagar, Chief Executive Officer of the Company, modifying the terms of the Employment Agreement entered into between the Company and Mr. Bhatnagar dated January 11, 2019 (collectively, the “Bhatnagar Amended Employment Agreement”). The Bhatnagar Amended Employment Agreement, which becomes effective retroactively as of January 1, 2022 (the “Effective Date”) provides for an increase to Mr. Bhatnagar’s annual cash base salary to $600,000. Further, Mr. Bhatnagar is eligible to receive additional increases to base salary, to be determined in the sole discretion of the Company’s Board, which allow for increase in base salary as follows: base salary shall increase to $700,000 on the first anniversary of the effective date of the Amended Employment Agreement; and base salary shall increase to $800,000 on the second anniversary of the effective date of the Amended Employment Agreement. Additionally, the Amended Employment Agreement provides that Mr. Bhatnagar shall also be entitled to receive stock-based compensation in the form of shares of Common Stock of the Company, and an annual cash bonus of up to 100% of base salary, which shall be determined by the Board. The Term of the Bhatnagar Amended Employment Agreement shall expire on December 31, 2032. This paragraph contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Bhatnagar Amended Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Bhatnagar Amended Employment Agreement, a copy of which is incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed with the SEC on January 25, 2022.

Employment Agreement with Angelia Lansinger Hrytsyshyn

On November 18, 2021, the Board appointed Angelia Lansinger Hrytsyshvn as Chief Financial Officer, with such appointment to be effective on November 22, 2021 and approved an employment agreement with Ms. Hrytsyshvn (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company will compensate Ms. Hrytsyshvn in the amount of $225,000 annually, Ms. Hrytsyshvn will be eligible for an annual performance-based cash bonus. Ms. Hrytsyshvn shall also receive a restricted stock award of 500,000 shares of the Company’s Common Stock which will vest on the each of the first, second, third and fourth anniversaries of the Employment Agreement, so long as the Ms. Hrytsyshvn remains employed by the Company. This paragraph contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Employment Agreement, and such descriptions is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is incorporated by reference to Exhibit 10.2 of the Company’s Form 10-Q filed with the SEC on November 22, 2021

On January 19, 2022, the Company, pursuant to the approval of the Board, entered into an amended and restated employment agreement with Ms. Hrytsyshyn, Chief Financial Officer of the Company, modifying the terms of the Employment Agreement entered into between the Company and Ms. Hrytsyshyn dated November 16, 2021 (collectively, the “Hrytsyshyn Amended Employment Agreement”). The Hrytsyshyn Amended Employment Agreement, which becomes effective January 21, 2022 provides for an increase to Ms. Hrytsyshyn’s annual cash base salary to $250,000. Further, Ms. Hrytsyshyn is eligible to receive an annual performance-based cash bonus equal to 50% of base salary. The Term of the Hrytsyshyn Amended Employment Agreement shall be “at will” and can be terminated by the Company or Ms. Hrytsyshyn at any time for any reason provided that Ms. Hrytsyshyn may not voluntarily terminate the agreement without thirty (30) days prior written notice delivered to the Company. This paragraph contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Hrytsyshyn Amended Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Hrytsyshyn Amended Employment Agreement, a copy of which is incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed with the SEC on January 25, 2022.

Employment Agreement with Venkat J. Kodumudi.

On May 17, 2021, the Company entered into an employment agreement (“Employment Agreement”) with Venkat Kodumudi for the position of Chief Operating Officer. The Employment Agreement is for an indefinite term and may be terminated with or without cause. Mr. Kodumudi will receive an annual base salary of $200,000 (the “Base Salary”) and shall be eligible to earn a performance bonus in the target amount of up to 50% of the Base Salary, if any, upon the attainment of performance goals established by the Chief Executive Officer of the Company. The Base Salary shall increase to $225,000, the first payroll subsequent to the Company completing an uplist to a listed exchange. Mr. Kodumudi was granted 500,000 restricted stock units of the Company’s Common Stock (the “RSUs”). The RSUs shall vest in accordance with the following: (i) 125,000 of the RSUs shall vest on the one year anniversary of the Effective Date; (ii) 125,000 RSUs shall vest on the second year anniversary of the Effective Date; (iii) 125,000 RSUs shall vest on the third year anniversary of the Effective Date; and (iv) 125,000 RSUs shall vest on the fourth year anniversary of the Effective Date. As a full-time employee of the Company, Mr. Kodumudi will be eligible to participate in all of the Company’s benefit programs.

Upon termination of Mr. Kodumudi without cause and provided that Mr. Kodumudi has been employed by the Company for a minimum of twelve (12) months but less than twenty-four (24) months, the Company shall pay or provide to Mr. Kodumudi severance pay equal to his then current monthly base salary for six months from the date of termination, during which time Mr. Kodumudi shall continue to receive all employee benefits and employee benefit plans as described in the Employment Agreement. Upon termination of Mr. Kodumudi without cause and provided that Mr. Kodumudi has been employed by the Company for a minimum of twenty-four (24) months, the Company shall pay or provide to Mr. Kodumudi severance pay equal to his then current monthly base salary for twelve months from the date of termination. This paragraph contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Employment Agreement for Venkat Kodumudi, and such description is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on May 21, 2021.

Director Compensation

On August 27, 2021, the Board of Directors the Company appointed Suhas Subramanyam, Chester P. White, and Thomas B. Fore as members of the Board (such appointments, collectively, the “Appointments”).

The terms of the Appointments commenced on August 27, 2021 and are in effect for a period of approximately one year, until the time of the Company’s next Annual Meeting of Stockholders.

In connection with the Appointments, on August 27, 2021, the Company entered into director agreements with Mr. Subramanyam, Mr. White and Mr. Fore (such director agreements, collectively, the “Director Agreements”).

Pursuant to the Director Agreements, the Company will compensate each such director a fee of $20,000 annually, which is to be paid in quarterly installments of $5,000. Such quarterly fee will be increased by $1,250 for each such director who serves as a member of either the Audit, Compensation, or Nominating Committee. In lieu of cash consideration, the annual fee will be paid by issuance of the number of restricted shares of the Company’s Common Stock equivalent to the applicable cash amount due as determined based upon the closing price on the last trading day of such quarter.

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On January 19, 2022, the Board appointed James F. Engler, Jr. as a member of the Board (the “Appointment”). Mr. Engler will serve as a non-executive director of the Company. In connection with the Appointment, the Company and Mr. Engler entered into a director agreement (the “Director Agreement”) whereby, as compensation for his services as a member of the Board, Mr. Engler shall receive 200,000 shares of the Company’s Common Stock options, par value $0.01 per share (the “Director Options”) and will vest monthly over three years that Mr. Engler serves as Director. Additionally, Mr. Engler shall be paid an annual fee of $50,000, to be paid $12,500 per quarter, as compensation for his services as a Director of the Company. It was further agreed that until the Company has raised $10 million, or within the first six months, whichever comes first, the Company will pay the annual compensation through the issuance of restricted shares of Company’s Common Stock in lieu of cash consideration. So long as Mr. Engler serves as a member of any committee of the Board, the amount of quarterly fee shall be increased by $1,250. Additionally, pursuant to the approval of the Board, each independent director’s existing director agreement will be amended such that each independent director will receive compensation on the same terms as set forth in the Director Agreement.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 31, 2021 concerning the beneficial ownership of Common Stock for: (i) each director and director nominee, (ii) each Named Executive Officer in the Summary Compensation Table under “Executive Compensation” above, (iii) all executive officers and directors as a group, and (iv) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of 5% or more of our Common Stock. The address for each of the persons below who are beneficial owners of 5% or more of our Common Stock is our corporate address at 1101 Wootton Parkway, Suite 1040, Rockville, MD 20852

Beneficial ownership has been determined in accordance with the rules of the SEC and is calculated based on 81,656,033 and 81,627,663 shares of our Common Stock issued and outstanding, respectively as of December 31, 2021.  Shares of Common Stock subject to options, warrants, preferred Stock or other securities convertible into Common Stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2021, are deemed outstanding for computing the percentage of the person holding the option, warrant, preferred stock, or convertible security but are not deemed outstanding for computing the percentage of any other person.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

The amounts and percentages of our Common Stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our Common Stock. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o mPhase Technologies, Inc., 1101 Wootton Parkway, Suite 1040, Rockville, MD 20852.

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Amount and Nature of Beneficial Ownership
Name and Address (1)	Common Stock Ownership	Percentage of Common Stock Ownership	Series A Preferred Stock Ownership	Percentage of Series A Preferred Stock	Percentage of Total Voting Power(2)
Officers and Directors:
Anshu Bhatnagar (3)	37,324,285	47.1%	1,000	100%	51.0%
Angelia Lansinger Hrytsyshyn (4)	-	0%	-	0%	0%
Venkat J. Kodumudi (5)	30,000	0%	-	0%	0%
Suhas Subramanyam (3)	21,053	*	-	0%	*
Chester P. White (3)	21,053	*	-	0%	*
James F. Engler, Jr. (3)	-	*	-	0%	*
Thomas B. Fore (3)	21,053	*	-	0%	*
All Officers and Directors as a Group (5 Persons)	37,417,444	47.2%	1,000	100%	51.1%
5% Stockholders:
None

* Less than one percent.

(1) Unless otherwise indicated, the address of the stockholder is c/o mPhase Technologies, Inc., 1101 Wootton Parkway, Suite 1040, Rockville, MD 20852.

(2) Holders of our Common Stock are entitled to one vote per share, holders of our Series A Convertible Preferred Stock are entitled to the number of votes (identical in every other respect to the voting rights of the holders of Common Stock entitled at any regular or special meeting of shareholders of the Company) equal to such number of shares of Common Stock that is not less than fifty-one (51%) of the vote required to approve any action that New Jersey law provides may or must be approved by vote or consent of the holders of Common Stock or any other securities of the Company entitled to vote.

(3) Member of the Board of Directors.

(4) Excludes 500,000 shares of Common Stock which vest in four equal installments on November 18, 2022, November 18, 2023, November 18, 2024, and November 18, 2025.

(5) Excludes 500,000 shares of Common Stock which vest in four equal installments on May 17, 2022, May 17, 2023, May 17, 2024, and May 17, 2025.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Microphase Corporation

At December 31, 2021, the Company owed $32,545 to Microphase for previously leased office space at its Norwalk location and for certain research and development services and shared administrative personnel from time to time, all through December 31, 2015.

Transactions With Officers

Note Payable Issuances

At various points during past fiscal years certain officers and former officers of the Company provided bridge loans to the Company evidenced by individual promissory notes and deferred compensation to provide working capital to the Company. During the six months ended December 31, 2021 and 2020 there were no advances from any officers or former officers of the Company. During the six months ended December 31, 2021 and 2020, $22,883 and $2,412 has been charged for interest on loans from officers and former officers. On October 22, 2020, the Company received a notice of event of default and demand letter (“Demand Letter”) from a former officer and promissory note holder (the “Note Holder”). The promissory note was issued on November 1, 2019, in the original principal amount of $40,739, accrued interest at a rate of 6% per annum, and matured on April 18, 2020. The Demand Letter stated an aggregate of $51,940 of principal and interest was immediately due. The promissory note does not have a convertible feature and is not convertible into shares of the Company’s Common Stock. Additionally, the promissory note does not contain any cross-default provisions with any other promissory notes issued by the Company. The Company expects to work with the Note Holder to negotiate a repayment structure whereby the Company can repay the Note Holder the balance due as quickly as possible based upon its available capital.

At December 31, 2021 and June 30, 2021, these outstanding notes including accrued interest totaled $769,970 and $747,086, respectively. At December 31, 2021, these promissory notes are not convertible into shares of the Company Common Stock.

In February 2022, the Company’s Board approved the issuance of 3,352,066 shares of the Company’s Common Stock to Anshu Bhatnagar, Chief Executive Officer of the Company, to satisfy a note payable due to Mr. Bhatnagar in the aggregate amount of $528,607.

Common Stock Issuances

During the six months ended December 31, 2021, the Company recorded $45,869 of stock-based compensation expense related to a November 22, 2021 grant of 500,000 restricted shares of Common Stock to the Company’s Chief Financial Officer and a May 17, 2021 grant of 500,000 restricted shares of Common Stock to the Company’s Chief Operating Officer, both of which vests 25% on the 1 year, 2 year, 3 year, and 4 year anniversaries of the grant dates.

Settled Class Action Suit

In April 2021, a class action complaint for violation of federal securities laws was filed which names our Chief Executive Officer, Anshu Bhatnagar, our former Chief Financial Officer, Christopher Cutchens and Verus, as defendants. This class action complaint was filed on behalf of all persons and entities who purchased or otherwise acquired securities of Verus between June 17, 2019 and October 8, 2020. This action has recently been settled by all parties.

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DESCRIPTION OF SECURITIES

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, as amended, certificate of designations bylaws and the New Jersey Revised Statues relating to Corporation Law relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of New Jersey law and is qualified by reference to our certificate of incorporation, as amended, certificate of designation for our Series A Preferred Stock and our bylaws. You should read the provisions of our certificate of incorporation, certificate of designations and our bylaws as currently in effect for provisions that may be important to you.

General

The Company is authorized to issue an aggregate number of 500,001,000 shares of capital stock, of which 1,000 shares are preferred stock, $0.01 par value per share and 500,000,000 shares are Common Stock, $0.01 par value per share.

Series A Preferred Stock

Our Board of Directors has designated the 1,000 authorized shares of preferred stock as Series A Preferred Stock. The holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted to stockholders of the Corporation. The holders of the one thousand (1,000) shares of Series A Preferred Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of Common Stock entitled to vote at any regular or special meeting of stockholders) equal to such number of shares of Common Stock which is not less than fifty-one percent (51%) of the vote required to approve any action, which New Jersey law provides may or must be approved by vote or consent of the holders of Common Stock or the holders of other securities entitled to vote, if any.

As of February 28, 2022, we have 1,000 shares of Series A Preferred Stock issued and outstanding.

Common Stock

The Company is authorized to issue 500,000,000 shares of Common Stock, $0.01 par value per share. As of February 28, 2022, we have 85,008,099 shares of Common Stock are outstanding.

Each share of Common Stock has one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for purposes of electing members to our Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders of Common Stock and Series A Preferred Stock. The declaration of any future cash dividends is at the discretion of our Board of Directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants. The Warrants will be issued in book-entry form and will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC pursuant to a warrant agency agreement between us and Worldwide Stock Transfer, as warrant agent.

Duration and Exercise Price

The Warrants are exercisable from and after the date of their issuance and expire on the five year anniversary of such date, at an exercise price per share of Common Stock equal to $               . The Warrants will be governed by the terms of a global warrant held in book-entry form. The holder of a Warrant will not be deemed a holder of our underlying Common Stock until the Warrant is exercised. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. Instead, for any such fractional share that would have otherwise been issued upon exercise of Warrants, we will round such fraction up to the next whole share.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation in the holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, the number of shares of Common Stock to be issued will be rounded to the nearest whole number.

Trading Market

There is currently no established public trading market for the Warrants, and there is no assurance that a market will develop. We are in the process of applying to have the Warrants listed on Nasdaq under the symbol “XDSLW”. If our Common Stock and Warrants are not approved for listing on The Nasdaq Capital Market, we will not consummate this offering. No assurance can be given that our application will be approved.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock with respect to the shares of Common Stock underlying the Warrants, including any voting rights, until they exercise their Warrants. The Warrants will provide that holders have the right to participate in distributions or dividends paid on our Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrants, in the event of a fundamental transaction (as defined in the Warrants), the holders of the Warrants will be entitled to receive consideration in an amount in cash equal to the Black Scholes value of the Warrants determined according to a formula set forth in the Warrants, provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction.

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Warrant Agent

The Warrants will be issued pursuant to the terms of a warrant agency agreement between us and Worldwide Stock Transfer, as warrant agent. The warrant agent may resign upon 30 days’ written notice to us and our transfer agent, if applicable. We have the right to remove the warrant agent upon 30 days’ prior written notice to the warrant agent, our transfer agent, and the holders of any warrant certificates. If the warrant agent resigns or is removed, we will appoint a successor warrant agent. If we do not do so within 30 days, then any holder of a warrant certificate may petition a court of competent jurisdiction to appoint a successor warrant agent and we will be deemed to be the warrant agent pending such appointment. In the warrant agency agreement, we have agreed to indemnify the warrant agent against certain liabilities.

Options

As of February 28, 2022, there are no options outstanding to purchase shares of our Common Stock.

Representative’s Warrants

We will issue to the Representative or its designees at the closing of this offering Representative Warrants to purchase the number of shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock sold in this offering, including shares sold upon exercise of the underwriter’s option to purchase additional securities. The Representative Warrants will be exercisable immediately upon issuance and will have substantially the same terms as the Warrants described above, except that (i) the exercise price of the Representative Warrants will equal 125% of the public offering price and (ii) the Representative Warrants will expire five years from the commencement of the sales pursuant to this offering. Reference is hereby made to the “Warrants” description above and to the terms and provisions of the Representative Warrant, a form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Representative Warrant for a complete description of the terms and conditions of the Representative Warrants.

The Representative Warrants and the shares of Common Stock underlying the Representative Warrants are registered on the registration statement of which this prospectus forms a part.

Notes

As of February 28, 2022, there are convertible notes outstanding to purchase 25,038,731 shares of our Common Stock, at fixed rates, with a weighted average conversion price of $0.20 per share.

Transfer Agent

The transfer agent and registrar for our Common Stock is Worldwide Stock Transfer located at One University Plaza, Suite 505, Hackensack, NJ 07601.

Indemnification of Directors and Officers

Each of our Certificate of Incorporation and our Bylaws provide for indemnification of our directors and officers. Our Bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, without more, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. We may by action of our Board of Directors, grant rights to indemnification and advancement of expenses to our employees and our agents with the same scope and effects as the indemnification provisions for officers and directors.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling us pursuant to the foregoing provisions, we have been informed that is it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

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UNDERWRITING

We are offering the Units described in this prospectus through the underwriters named below per the underwriting agreement dated                 , 2022 with H.C. Wainwright & Co., LLC (“Wainwright” or the “Representative”), who is acting as book-running manager of the offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite its name below, if any are purchased. A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

Underwriter	Units
H.C. Wainwright & Co., LLC
Total

We have been advised by the underwriters that they propose to offer the units directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $        per share and accompanying warrant.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.

No action has been taken by us or the underwriters that would permit a public offering of the shares in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Underwriting Discount and Expenses

The underwriter may offer the securities from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on The Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriter purchases securities from us and the price at which the underwriter resells such securities may be deemed underwriting compensation. If the underwriter effects such transactions by selling securities to or through dealers, such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriter and/or purchasers of securities for whom they may act as agents or to whom they may sell as principal.

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

	Per Unit	Total	Total with Full Exercise of Option
Public offering price
Underwriting discount to be paid to the underwriters by us (7.0%)(1)(2)
Proceeds to us (before expenses)

(1)	We have also agreed to pay the Representative $75,000 for non-accountable expenses and $15,950 for clearing costs.
(2)	We have granted a 30 day option to the Representative to purchase up to additional shares of Common Stock and/or Warrants to purchase up to shares of Common Stock (up to 15% of the shares of Common Stock and/or Warrants sold in this offering) at the assumed public offering price set forth above less the underwriting discounts and commissions solely to cover over-allotments, if any.

71

We estimate the total expenses payable by us for this offering to be approximately $             , which amount includes (i) the underwriting discount of $            and (ii) reimbursement of the non-accountable expenses of the underwriters, and (iii) other estimated company expenses of approximately $           which includes legal accounting printing costs and various fees associated with the registration and listing of our securities.

The Units we are offering are being offered by the underwriters subject to certain conditions specified in the underwriting agreement.

Underwriter’s Option

We have granted to the underwriters an option exercisable not later than 30 days after the date of this prospectus to purchase up to a number of                  additional shares of Common Stock and/or                  Warrants (equal to 15% of the number of shares of Common Stock and/or Warrants sold in the primary offering) at the public offering price set forth on the cover page hereto less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional securities are purchased, the underwriters will offer these securities on the same terms as those on which the other securities are being offered.

Lock-up Agreements

Our officers, directors each of their respective affiliates and associated partners and certain stockholders have agreed with the underwriters to be subject to a lock-up period of                  days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of our Common Stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for                  days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The Representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Representative’s Warrants

We will issue to Wainwright or its designees warrants to purchase an aggregate number of shares of our Common Stock equal to 5.0% of the number of shares of Common Stock issued in this offering (including shares of Common Stock sold pursuant to the underwriter’s option), at an exercise price per share equal to 125% of the public offering price (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable, in whole or in part, immediately upon issuance and will expire on the fifth anniversary of the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8)(A). Pursuant to FINRA Rule 5110(e), the Representative Warrants and any shares of Common Stock issued upon exercise of the Representative Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Representative Warrants and the shares of Common Stock underlying the Representative Warrants are registered on the registration statement of which this prospectus forms a part.

Right of First Refusal

We have granted the Representative a six-month right of first refusal to act as sole book-running manager, sole underwriter, or sole placement agent if we or any of our subsidiaries decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent. If the Representative or an affiliate of the Representative accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees and terms for transactions of similar size and nature, including indemnification, which are appropriate to such a transaction.

Tail Fee

In the event that any investors that were contacted about this offering or were introduced to us in connection with this offering by the Representative provide any capital to us in a public or private offering or other financing or capital-raising transaction of any kind within twelve months following the date of the expiration or termination of our engagement of the Representative, we shall pay the Representative certain cash and warrant compensation on the gross proceeds from such investors.

Other Relationships

The Representative and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Representative may in the future receive customary fees and commissions for these transactions.

Nasdaq Listing

Our shares of Common Stock are quoted on the OTC Pink under the symbol “XDSL.” We have applied to list our Common Stock and Warrants on The Nasdaq Capital Market under the symbols “XDSL” and “XDSLW”, respectively. There is no assurance that our listing application will be approved. We will not consummate this offering unless our Common Stock and Warrants are approved for listing on The Nasdaq Capital Market.

Prior to this offering, there has not been an active market for our Common Stock and there has been no public market for our Warrants. The public offering price for our Units will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our Units will correspond to the price at which our Common Stock or Warrants will trade in the public market subsequent to this offering, assuming that our listing applications are approved by The Nasdaq Capital Market, or that an active trading market for our Common Stock and Warrants will develop and continue after this offering.

Determination of Offering Price

The public offering price of the securities and exercise price of the Warrants offered by this prospectus will be determined by negotiation between us and the underwriters among the factors considered in determining the public offering price of the shares were;

●	our history and our prospects;
●	the industry in which we operate;
●	our past and present operating results;
●	the previous experience of our executive officers; and
●	the general condition of the securities markets at the time of this offering, including discussions between the underwriters and prospective investors.

72

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Worldwide Stock Transfer located at One University Plaza, Suite 505, Hackensack, NJ 07601.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares of the Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit a syndicate representative to reclaim a selling concession from a syndicate member when the Common Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids, to the extent applicable, may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of the Common Stock. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that the underwriters may be required to make for these liabilities.

73

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Lucosky Brookman LLP. Ellenoff, Grossman & Schole LLP, New York, New York is acting as counsel to the underwriters in connection with certain legal matters relating to this offering.

EXPERTS

Our consolidated balance sheets as of June 30, 2021 and 2020 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for such year, included in the Registration Statement of which this prospectus forms a part, have been audited by Boyle CPA, LLC, an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Such reports and other information may be accessed at the SEC’s web site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. The registration statement may be accessed at the SEC’s website.

74

MPHASE TECHNOLOGIES, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of mPhase Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of mPhase Technologies, Inc. (the “Company”) as of June 30, 2021 and 2020, the related consolidated statements of operations and other comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the two-years in the period ended June 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going Concern Considerations

As discussed in Note 2 to the financial statements, the financial statements were prepared on a going concern basis, which contemplated the realization of assets and the satisfaction of liabilities in the normal course of business. At June 30, 2020, conditions existed which raised substantial doubt about an entity’s ability to continue as a going concern. At June 30, 2021, this uncertainty was alleviated by Management’s plans, including the Company’s existing working capital, current net income and expected future cash flows.

Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

To evaluate the appropriateness of the mitigation of the going concern uncertainty, we examined and evaluated the financial information that was the initial cause along with managements’ plans to mitigate the going concern and managements’ disclosure of going concern.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2020

Red Bank, NJ
October 13, 2021

331 Newman Springs Road	P (732) 784-1582
Building 1, 4th Floor, Suite 143	F (732) 510-0665
Red Bank, NJ 07701

F-2

mPHASE TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2021	June 30, 2020
Assets
Current Assets
Cash	$2,473,386	$142,413
Accounts receivable, net	15,784,081	14,048,095
Prepaid expenses	238,927	4,477
Other assets	422,254	30,879
Total Current Assets	18,918,648	14,225,864
Property and equipment, net	16,518	32,669
Goodwill	3,669	3,636
Intangible asset - purchased software, net	2,079,047	2,835,117
Other assets	3,645	11,670
Total Assets	$21,021,527	$17,108,956

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$4,158,006	$7,897,887
Accrued expenses	1,368,367	1,123,842
Contract liabilities	350,689	219,652
Due to related parties	87,688	84,485
Note payable to officer	691,942	26,818
Notes payable	323,218	20,469
Convertible notes payable, net	1,991,036	189,641
Current portion, liabilities in arrears with convertible features	109,000	109,000
Current portion, liabilities in arrears - judgment settlement agreement (Note 9)	-	771,702
Derivative liability	-	897,631
Liabilities of discontinued operations	82,795	82,795
Total Current Liabilities	9,162,741	11,423,922

Notes payable, net of current portion	146,890	167,459
Total Liabilities	9,309,631	11,591,381

Commitments and Contingencies (Note 15)

Stockholders’ Equity
Preferred stock, $0.01 par value; 1,000 shares authorized and 1,000 shares issued and outstanding at June 30, 2021 and 2020	10	10
Common stock, $0.01 par value; 500,000,000 shares authorized and 78,612,608 shares issued and 78,584,238 outstanding at June 30, 2021, and 19,318,679 shares issued and 19,174,492 outstanding at June 30, 2020	785,844	191,745
Additional paid-in-capital	236,935,277	231,984,704
Common stock to be issued	63,700	955,466
Accumulated other comprehensive (loss) income	(11,526)	113,070
Accumulated deficit	(226,061,409)	(227,727,420)
Total Stockholders’ Equity	11,711,896	5,517,575
Total Liabilities and Stockholders’ Equity	$21,021,527	$17,108,956

The accompanying notes are an integral part of these consolidated financial statements.

F-3

mPHASE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)

	For the Years Ended
	June 30,
	2021	2020
Revenue	$30,672,314	$30,276,422
Cost of revenue	22,501,496	22,579,544
Gross Profit	8,170,818	7,696,878
Operating Expenses:
Software development costs	2,433,071	991,928
Salaries and benefits	1,138,735	17,585,981
General and administrative expenses	1,393,104	1,695,200
Total Operating Expenses	4,964,910	20,273,109
Operating income (loss)	3,205,908	(12,576,231)
Other Income (Expense):
Interest expense	(683,544)	(219,589)
Gain on change in fair value of derivative liability	3,267,323	1,584,102
Initial derivative expense	(2,240,908)	(1,610,913)
Amortization of debt discounts, deferred financing costs, and original issue discounts	(2,032,516)	(899,491)
Gain (loss) on extinguishment and settlement of debt	149,748	(363,319)
Loss on asset disposal	-	(8,126)
Total Other Income (Expense)	(1,539,897)	(1,517,336)
Income (loss) before income taxes	1,666,011	(14,093,567)
Income taxes	-	-
Net income (loss)	$1,666,011	$(14,093,567)

Other comprehensive income (loss):
Unrealized (loss) gain on foreign currency translation adjustment	(124,596)	113,070
Comprehensive income (loss)	$1,541,415	$(13,980,497)

Income (loss) per common share:
Income (loss) per common share – basic and diluted	$0.02	$(1.08)

Weighted average shares outstanding – basic and diluted	73,133,533	13,052,590

The accompanying notes are an integral part of these consolidated financial statements.

F-4

mPHASE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

	Preferred Stock		Common Stock		Additional	Common Stock	Other		Total
	Shares	$0.01 Par Value	Shares	$0.01 Par Value	Paid in Capital	to be Issued	Comprehensive Loss	Accumulated Deficit	Stockholders’ Equity
Balance June 30, 2019	1,000	$10	11,689,078	$116,890	$214,007,203	$115,388	$-	$(213,633,853)	$605,638

Issuance of Common Stock to accredited investors in private placements			1,129,577	11,296	368,704	(33,000)			347,000
Common Stock to be issued for CloseComms transaction						955,466			955,466
Issuance of Common Stock for conversions of convertible promissory notes			5,872,362	58,724	995,480				1,054,204
Issuance of Common Stock for the conversion of Related Party debts and Strategic Vendor payables, net of reversals			294,654	2,947	216,570	(82,388)			137,129
Issuance of Common Stock for accrued services			62,000	620	45,880				46,500
Issuance of Common Stock for services related to private placements			11,003	110	(110)				-
Restricted shares issued under employment contract			115,818	1,158	148,448				149,606
Warrants earned under employment contract					16,202,529				16,202,529
Other comprehensive income							113,070		113,070
Net loss								(14,093,567)	(14,093,567)
Balance June 30, 2020	1,000	$10	19,174,492	$191,745	$231,984,704	$955,466	$113,070	$(227,727,420)	$5,517,575

Issuance of Common Stock for conversions of convertible promissory notes			20,716,750	207,169	1,389,719				1,596,888
Issuance of Common Stock for exchange of warrants			37,390,452	373,905	(220,604)				153,301
Issuance of Common Stock for CloseComms acquisition			2,666,666	26,667	928,799	(955,466)			-
Issuance of Common Stock for vendor services			1,422,127	14,221	183,146	63,700			261,067
Issuance of Common Stock for note payable issuance			450,000	4,500	117,000				121,500
Stock-based compensation for restricted shares under employment agreements			115.817	1,158	(32,395)				(31,237)
Cancellation of Common Stock of CEO			(3,352,066)	(33,521)	(462,585)				(496,106)
Relative fair value of warrants issued with convertible promissory notes					3,047,493				3,047,493
Other comprehensive loss							(124,596)		(124,596)
Net income								1,666,011	1,666,011
Balance June 30, 2021	1,000	$10	78,584,238	$785,844	$236,935,277	$63,700	$(11,526)	$(226,061,409)	$11,711,896

The accompanying notes are an integral part of these consolidated financial statements.

F-5

mPHASE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$1,666,011	$(14,093,567)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Initial derivative expense	2,240,908	1,610,913
Amortization of debt discount, deferred financing costs, and original issue discount	2,032,516	899,491
Depreciation and amortization	925,037	929,924
Stock-based compensation	383,131	16,335,671
(Gain) loss on extinguishment and settlement of debt	(149,748)	363,319
(Gain) loss on change in fair value of derivative liability	(3,267,323)	(1,584,102)
Allowance for foreign taxes	-	145,129
Loss on asset disposal	-	8,126
Changes in operating assets and liabilities:
Increase in accounts receivable	(27,985,986)	(11,521,940)
(Increase) decrease in prepaid expenses	(180,450)	4,343
Increase in other assets	(383,350)	(39,491)
Increase in contract liabilities	131,037	219,652
Increase in accounts payable and accrued expenses	23,067,514	5,378,498
Net cash used in operating activities	(1,520,703)	(1,344,033)

Cash flows from investing activities:
Capital expenditures	(3,064)	(553)
Cash acquired in CloseComms asset acquisition	-	70,000
Net cash (used in) provided by investing activities	(3,064)	69,447

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable, net	5,219,431	1,116,800
Proceeds from notes payable	288,000	187,333
Proceeds from sale of common stock, net of finder’s fees	-	347,000
Proceeds from notes payable to related parties	-	32,800
Repayments of notes payable to related parties	(224,595)	(32,000)
Repayments under settlement agreement	(250,000)	(120,000)
Repayments of convertible notes payable	(1,053,500)	(262,000)
Net cash provided by financing activities	3,979,336	1,269,933

Effect of foreign exchange rate changes on cash	(124,596)	113,070
Net increase in cash	2,330,973	108,417
Cash at beginning of year	142,413	33,996
Cash at end of year	$2,473,386	$142,413

Supplemental disclosure of cash flow information:
Cash paid for interest	$514,176	$118,596
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

	For the Years Ended
	June 30,
	2021	2020
Supplemental disclosure of non-cash operating activities:

Initial fair value of derivative liability recorded as debt discount	$853,800	$1,115,000

Supplemental disclosure of non-cash investing and financing activities:

Relative fair value of warrants issued with convertible promissory notes	$3,047,493	$-

Issuance of Common Stock for conversions of convertible promissory notes and accrued interest
Value	$1,596,888	$1,054,204
Shares	20,716,750	5,872,362

Cancellation of Common Stock of Chief Executive Officer
Value	$496,106	$-
Shares	3,352,066	-

Issuance of Common Stock for note payable issuance
Value	$121,500	$-
Shares	450,000	-

Issuance of Common Stock for vendor services
Value	$197,367	$46,500
Shares	1,422,127	62,000

Payment of vendor payables by former officer related party	$-	$15,252

Reversal of Common Stock to be issued for the conversion of strategic vendor payables	$-	$8,725

Common Stock to be issued for CloseComms asset acquisition
Value	$-	$955,466
Shares	-	2,666,666

Issuance of Common Stock for the conversion of Related Party debts and Strategic Vendor payables
Value	$-	$219,517
Shares	-	294,654

Issuance of Common Stock for services related to private placements
Value	$-	$11,250
Shares	-	11,003

The accompanying notes are an integral part of these consolidated financial statements.

F-7

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 1: ORGANIZATION AND NATURE OF BUSINESS

Organization and Nature of Business

Today, mPhase is an EV Charging company with over four decades of experience, technology and a team working to enhance the existing business lines through the integration of cloud-based systems and to deliver software as a service (“SaaS”) and technology as a service (“TaaS”). The focus of our business and central to our success is the full build out and deployment of our mPower EV Charging Network and Consumer Engagement Platform under our mPower ecosystem. As we work to grow the mPower ecosystem, we seek to tailor it to each individual’s tastes and needs, with particular emphasis on empowering today’s green consumer. We are working to build, grow and expand quickly our unique mPower ecosystem globally, as our technology and services give us a competitive advantage over our competition. Our vision of the mPower ecosystem will consist of the following products and services offered through the mPower application (“mPower App”): (1) mPower EV Charging Network and (2) Consumer Engagement Platform. The goal is to leverage our mPower ecosystem to allow for other businesses and third parties such as retailers and service providers to partner with us in order to utilize our ecosystem (i.e. data, locations, consumers), which in return will create further contracted revenue for mPhase.

Branded under the mPower name, we are taking our EV Charging Network offering and combining it with the Consumer Engagement Platform and creating a circular ecosystem where people shop, dine, fuel and interact with the world to create a richer life experience, all through our mPower App.

F-8

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

Impact of COVID-19 Pandemic

A novel strain of coronavirus, COVID-19, surfaced during December 2019 and has spread around the world, including to the United States. During March 2020, COVID-19 was declared a pandemic by the World Health Organization. During certain periods of the pandemic thus far, a number of U.S. states and various countries throughout the world had been under governmental orders requiring that all workers remain at home unless their work was critical, essential, or life-sustaining. As a result of these governmental orders, the Company temporarily closed its domestic and international offices and required all of its employees to work remotely. As economic activity has begun and continues recovering, the impact of the COVID-19 pandemic on our business has been more reflective of greater economic and marketplace dynamics. Furthermore, in light of variant strains of the virus that have emerged, the COVID-19 pandemic could once again impact our operations and the operations of our customers and vendors as a result of quarantines, illnesses, and travel restrictions.

The full impact of the COVID-19 pandemic on the Company’s financial condition and results of operations will depend on future developments, such as the ultimate duration and scope of the pandemic, its impact on the Company’s employees, customers, and vendors, in addition to how quickly normal economic conditions and operations resume and whether the pandemic impacts other risks disclosed in Item 1A “Risk Factors” within this Annual Report on Form 10-K. Even after the pandemic has subsided, the Company may continue to experience adverse impacts to its business as a result of any economic recession or depression that has occurred as a result of the pandemic. Therefore, the Company cannot reasonably estimate the impact at this time. The Company continues to actively monitor the pandemic and may determine to take further actions that alter its business operations as may be required by federal, state, or local authorities or that it determines are in the best interests of its employees, customers, vendors, and shareholders.

NOTE 2: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has generated net income of $1,666,011 and incurred a net loss of $14,093,567 and has used cash in operating activities of $1,520,703 and $1,344,033 for the years ended June 30, 2021 and 2020, respectively. At June 30, 2021, the Company had a working capital surplus of $9,755,907, and an accumulated deficit of $226,061,409. While these factors alone may raise doubt as to the Company’s ability to continue as a going concern, management believes the Company’s present and expected cash flows will enable it to meet its obligations for a period of twelve months from the date of this filing. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In the event managements’ plans do not materialize, in order to meet the Company’s working capital needs through the next twelve months and to fund the growth of its nanotechnology, artificial intelligence, and machine learning technologies, as well as our 5G and EV charging initiatives, the Company may consider plans to raise additional funds through the issuance of equity or debt. Although the Company intends to obtain additional financing to meet its cash needs, the Company may be unable to secure any additional financing on terms that are favorable or acceptable to it, if at all. The Company’s ability to raise additional capital may also be impacted by the recent COVID-19 pandemic, which such ability is highly uncertain, cannot be predicted, and could have an adverse effect on the Company’s business and financial condition.

F-9

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended June 30, 2021 and 2020

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation and Presentation

The consolidated financial statements for the years ended June 30, 2021 and 2020, include the operations of mPhase and its wholly-owned subsidiaries, mPower Charging, Inc., Medds, Inc., mPhase Technologies India Private Limited effective March 19, 2019, and Alpha Predictions LLP effective June 30, 2019. All significant intercompany accounts and transactions have been eliminated in the consolidation.

mPower Charging, Inc. is a New Jersey corporation and a wholly-owned consumer products subsidiary of mPhase Technologies, Inc. As this subsidiary had its last significant sale of Jump products during the first quarter of fiscal 2017, this product line is reflected as discontinued operations within these consolidated financial statements.

Reclassifications

Certain reclassifications of prior year amounts have been made to enhance comparability with the current year’s consolidated financial statements, including, but not limited to, presentation of certain items within the consolidated statements of operations and comprehensive loss, consolidated statements of cash flows, and certain notes to the consolidated financial statements.

Foreign Currency Translation and Transactions

The functional currencies of our operations in India and the United Kingdom are the Indian Rupee (“INR”) and the British Pound (“GBP”), respectively. Assets and liabilities are translated into U.S. dollars at the exchange rates in effect at the balance sheet date, and income and expense items are translated at the average exchange rates in effect during the applicable period. The aggregate effect of foreign currency translation is recorded in accumulated other comprehensive income/loss in our consolidated balance sheets. Our net investments in our Indian and United Kingdom operations are recorded at the historical rates and the resulting foreign currency translation adjustments, net of income taxes, are reported as other comprehensive income and accumulated other comprehensive income within stockholders’ equity in accordance with ASC 220 – Comprehensive Income.

The exchange rates used to translate amounts in INR (beginning March 19, 2019) and GBP (beginning May 11, 2020) into USD for the purposes of preparing the consolidated financial statements were as follows:

Balance sheet:

	June 30, 2021	June 30, 2020
Period-end INR: USD exchange rate	$0.01349	$0.01329
Period-end GBP: USD exchange rate	$1.38510	$1.23244

Income statement:

	June 30, 2021	June 30, 2020
Average Annual INR: USD exchange rate	$0.01353	$0.01386
Average Annual GBP: USD exchange rate	$1.32459	$1.23680

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

F-10

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates include the collectability of accounts receivable, estimated useful lives of finite-lived intangible assets, accrued expenses, valuation of derivative liabilities, stock-based compensation, and the deferred tax asset valuation allowance.

Segment Reporting

Although the Company has a number of operating divisions, separate segment data has not been presented, as they meet the criteria for aggregation as permitted by ASC Topic 280, Segment Reporting.

Concentrations of Credit Risk

Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with four financial institutions. Deposits held with the financial institutions may exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits, but may be redeemed upon demand. The Company performs periodic evaluations of the relative credit standing of the financial institutions. With respect to accounts receivable, the Company monitors the credit quality of its customers as well as maintain an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments.

Revenue Risk

Agreements which potentially subject the Company to concentrations of revenue risk consist principally of one customer agreement. For the years ended June 30, 2021 and 2020, this one customer accounted for approximately 100% and 100% of our total revenue, respectively. At June 30, 2021 and 2020, this one customer accounted for approximately 100% and 100% of our total accounts receivable, respectively.

Supplier Risk

Agreements which potentially subject the Company to concentrations of supplier risk consist principally of one supplier agreement. For the years ended June 30, 2021 and 2020, this one supplier accounted for approximately 100% and 100% of our total cost of revenue, respectively. At June 30, 2021 and 2020, this one supplier accounted for approximately 90% and 95% of our total accounts payable, respectively.

F-11

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents at June 30, 2021 or 2020. The Company places its cash and cash equivalents with high-quality financial institutions. At times, balances in the Company’s cash accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. At June 30, 2021, the Company’s cash balance at one financial institution exceeded the FDIC limit. At June 30, 2020, the Company’s cash balances did not exceed the FDIC limit.

Accounts Receivable

The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events, and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. Additionally, to date, the Company has entered into five separate tri-party settlement and offset agreements with its largest customer and largest vendor, whereby the Company’s largest customer has agreed to direct funds due the Company for certain outstanding invoices, to the Company’s largest vendor to satisfy payment on behalf of the Company for certain outstanding invoices. To date, the aggregate amount of the five tri-party settlement and offset agreements has totaled $41,250,000. At June 30, 2021 and 2020, the Company determined there was no requirement for an allowance for doubtful accounts.

Property and Equipment

All expenditures on the acquisition for property and equipment are recorded at cost and capitalized as incurred, provided the asset benefits the Company for a period of more than one year. Expenditures on routine repairs and maintenance of property and equipment are charged directly to operating expense. The property and equipment is depreciated based upon its estimated useful life after being placed in service. The estimated useful lives range from 3 to 7 years based upon asset class. When an asset is retired, sold or impaired, the resulting gain or loss is reflected in earnings. The Company incurred depreciation expense of $22,760 and $6,020 for the year ended June 30, 2021 and 2020, respectively.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification (“ASC”) 360-10, “Property, Plant, and Equipment”, the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. For the years ended June 30, 2021 and 2020, the Company did not impair any long-lived assets.

F-12

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Intangible Assets

Goodwill is recorded when the purchase price paid for an acquisition exceeds the fair value of the net identified tangible and intangible assets acquired. The Company evaluates goodwill for impairment annually or more frequently when an event occurs or circumstances change that indicate that the carrying value may not be recoverable. The Company tests goodwill for impairment by first comparing the fair value of the reporting unit to its carrying value. If the fair value is determined to be less than the carrying value, a second step is performed to measure the amount of impairment loss, if any. On June 30, 2021, we performed our annual evaluation of goodwill impairment and determined that the estimated fair value of our reporting unit exceeded its carrying value.

Patents and licenses are capitalized when the Company determines there will be a future benefit derived from such assets and are stated at cost. Amortization is computed using the straight-line method over the estimated useful life of the asset, generally five years. As of June 30, 2021, and 2020, the book value of patents and licenses of $214,383, has been fully amortized and no amortization expense was recorded for the years ended June 30, 2021 and 2020.

Capitalized Software Development Costs

The Company follows the provisions of ASC 350-40, “Internal Use Software.” ASC 350-40 provides guidance for determining whether computer software is internal-use software, and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company expenses all costs incurred during the preliminary project stage of its development, and capitalizes the costs incurred during the application development stage. Costs incurred relating to upgrades and enhancements to the software are capitalized if it is determined that these upgrades or enhancements add additional functionality to the software. Costs incurred to improve and support products after they become available are charged to expense as incurred.

Capitalized software development costs are amortized on a straight-line basis over the estimated useful lives, currently three years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

At June 30, 2021, the book value of purchased and developed technology software of $3,759,021, included three technology platforms, a machine learning platform and two artificial intelligence platforms. For the years ended June 30, 2021 and 2020, the Company incurred amortization expense of $902,277 and $923,904, respectively.

Fair Value of Financial Instruments

The Company accounts for the fair value of financial instruments in accordance with ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements”. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

F-13

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended June 30, 2021 and 2020

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, accounts payable, accrued liabilities, due to related parties, and current and long-term debt. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The fair value of short and long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value with the exception of the fair value of due to related parties as the fair value cannot be determined due to a lack of similar instruments available to the Company. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments. At June 30, 2020, the Company had a Level 3 financial instrument related to its derivative liability. At June 30, 2021, the Company did not have a derivative liability.

Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

Revenue is derived from the sale of artificial intelligence and machine learning focused technology products and related services. The Company recognizes revenue when performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. In the event any discounts, sales incentives, or similar arrangements are agreed to with a customer, such amounts are estimated at time of sale and deducted from revenue. Sales taxes and other similar taxes are excluded from revenue (see Note 7).

Contract liabilities include amounts billed to customers in excess of revenue recognized and are presented as contract liabilities on the consolidated balance sheets (see Note 7).

A contract asset is recognized for incremental costs to obtain a customer contract that are recoverable, otherwise such incremental costs are expensed as incurred.

Cost of Revenue

Cost of revenue represents the cost of the artificial intelligence and machine learning focused technology products and related services sold during the periods presented.

F-14

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-Based Compensation

The Company computes share based payments in accordance with the provisions of ASC Topic 718, Compensation – Stock Compensation and related interpretations. As such, compensation cost is measured on the date of grant at the fair value of the share-based payments. Such compensation amounts, if any, are amortized over the respective vesting periods of the grants.

Restricted stock awards are granted at the discretion of the compensation committee of the board of directors of the Company (the “Board of Directors”). These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of the Company’s Common Stock on the grant date.

The Company estimates the fair value of stock options and warrants by using the Black-Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s Common Stock over the expected term of the option. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. The Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505–50, “Equity Based Payments to Non–Employees.” The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more readily determinable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

F-15

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of the Company’s Common Stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the Financial Accounting Standards Board (“FASB”) ASC. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt using the effective interest method.

Income Taxes

The Company accounts for income taxes in accordance with Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740”). Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740. At June 30, 2021 and 2020, the Company had a full valuation allowance against its deferred tax assets.

ASC 740 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company’s tax returns for its June 30, 2021, 2020, 2019, and 2018 tax years may be selected for examination by the taxing authorities as the statute of limitations remains open.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices for the years ended June 30, 2021 and 2020.

Earnings Per Share

In accordance with the provisions of FASB ASC Topic 260, Earnings per Share, basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted average number of shares of Common Stock outstanding during the period. Other potentially dilutive common shares, and the related impact to earnings, are considered when calculating EPS on a diluted basis.

F-16

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In computing diluted EPS, only potential common shares that are dilutive, those that reduce EPS or increase loss per share, are included. The effect of contingently issuable shares are not included if the result would be anti-dilutive, such as when a net loss is reported. For the year ended June 30, 2021, as we incurred net income for the period, no dilutive shares related to the assumed conversion of the Company’s convertible promissory notes or assumed exercise of the Company’s outstanding warrants were included in the diluted EPS calculation, as the conversion prices of the convertible promissory notes and the exercise prices of the outstanding warrants were less than the average market price of the Company’s Common Stock for the year ended June 30, 2021. At June 30, 2021, there were outstanding warrants to purchase up to 25,718,971 shares of the Company’s Common Stock, notes payable with convertible features that if converted, would total 25,972,553 shares of the Company’s Common Stock, and 281,734 shares of the Company’s Common Stock to be issued pursuant to vendor services provided to the Company. At June 30, 2020, there were outstanding warrants to purchase up to 37,390,452 shares of the Company’s Common Stock, notes payable with convertible features that if converted, would total 2,529,007 shares of the Company’s Common Stock, 2,666,666 shares of the Company’s Common Stock to be issued in conjunction with the CloseComms acquisition, and 115,817 restricted shares of the Company’s Common Stock to be issued upon vesting pursuant to the terms of an employment agreement with its Chief Financial Officer.

Modification/Extinguishment of Debt

In accordance with ASC 470, a modification or an exchange of debt instruments that adds or eliminates a conversion option that was substantive at the date of the modification or exchange is considered a substantive change and is measured and accounted for as extinguishment of the original instrument along with the recognition of a gain or loss. Additionally, under ASC 470, a substantive modification of a debt instrument is deemed to have been accomplished with debt instruments that are substantially different if the present value of the cash flows under the terms of the new debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original instrument. A substantive modification is accounted for as an extinguishment of the original instrument along with the recognition of a gain or loss.

Recently Adopted Accounting Standards

Effective July 1, 2020, the Company adopted Accounting Standards Update (“ASU”) 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. The standard modifies the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concept Statement, including the consideration of costs and benefits. The Company determined the adoption of ASU 2018-13 did not have a material impact on its consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

During August 2020, the FASB issued ASU 2020-06, to modify and simplify the application of U.S. GAAP for certain financial instruments with characteristics of liabilities and equity. The standard is effective for the Company as of July 1, 2024, with early adoption permitted. The Company is reviewing the impact of this guidance on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying consolidated financial statements.

F-17

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 4: PROPERTY AND EQUIPMENT

At June 30, 2021 and 2020, the Company’s property and equipment consist of the following:

	June 30,
	2021	2020
Computer equipment	$142,343	$135,360
Research and development equipment	48,383	48,383
Furniture and fixtures	52,743	52,025
Property and equipment, at cost	243,469	235,768
Less: accumulated depreciation	(226,951)	(203,099)
Property and equipment, net	$16,518	$32,669

The Company recorded $23,852 and $6,020 of depreciation expense for the years ended June 30, 2021 and 2020, respectively. There was no property and equipment impairments recorded for the years ended June 30, 2021 and 2020.

NOTE 5: OTHER ACQUISITIONS

On May 11, 2020, the Company entered into an Asset Purchase Agreement to acquire all assets owned, used or held in connection with the business, other than excluded assets and assumed certain liabilities of CloseComms Limited (“CloseComms”), in exchange for 2,666,666 shares of the Company’s restricted Common Stock valued at $955,466. The most substantial acquired asset was a patented, software application platform that can be integrated into a retail customer’s existing Wi-Fi infrastructure, giving the retailer important customer data and enabling AI-enhanced, targeted promotions to drive store traffic and sales. Other acquired assets included cash and computer and office equipment, while assumed liabilities included certain compensation related liabilities attributed to engaging the operational team on a consulting basis for a minimum of one (1) year. At June 30, 2021, the CloseComms technology platform has not been placed in service, but is expected to be during fiscal year 2022.

Pursuant to ASU 2017-01 and ASC 805, the Company analyzed the operations of CloseComms and the related agreements to determine if the Company acquired a business or acquired assets. The gross assets include the intellectual property (the patented, software application platform – determined to be a single intangible asset), cash, and computer and office equipment. The Company concluded that substantially all of the fair values of the gross assets acquired is not concentrated in a single identifiable asset or group of similar identifiable assets.

The Company considered the criteria in 805-10-55 to determine whether the set includes both inputs and a substantive process that together significantly contribute to the ability to create outputs. The Company determined the assets acquired and liabilities assumed is not a business because: 1) the Company did not acquire a workforce that is critical to generating outputs as the CloseComms workforce was not acquired, and 2) there were no acquired critical processes, including any critical processes to generate revenue. Accordingly, the transaction was not considered a business.

The relative fair value of the assets acquired and liabilities assumed, were based on management’s estimates of the fair values on May 11, 2020. The following table summarizes the consideration paid and based upon the purchase price allocation, the estimated relative fair value of the assets acquired and liabilities assumed at the acquisition date:

Consideration
2,666,666 shares of mPhase Technologies, Inc. common stock to be issued valued at $0.3583 per share	$955,466
Fair value of total consideration transferred	955,466

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash	70,000
Property and equipment	35,956
Intangible asset – purchased software	954,918
Accounts payable	(2,667)
Other current liabilities	(102,741)
Total acquired net assets	$955,466

All assets have been recorded at fair value for both book and tax purposes, and therefore no deferred taxes have been recorded.

F-18

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 6: INTANGIBLE ASSET – PURCHASED SOFTWARE, NET

Intangible asset – Purchased Software, net, is comprised of the following at:

	June 30,
	2021	2020
Purchased software	$3,905,228	$3,759,021
Less: accumulated amortization	(1,826,181)	(923,904)
Purchased software, net	$2,079,047	$2,835,117

Intangible asset – Purchased Software consists of the following three developed software technologies:

Alpha Predictions purchased software	$899,362
Travel Buddhi purchased software	114,785
CloseComms purchased software	1,064,900
Total purchased software	$2,079,047

The Alpha Predictions and Travel Buddhi developed software were acquired during the fiscal year ended June 30, 2019. The CloseComms developed software was acquired as further described in Note 5. At June 30, 2021, the Travel Buddhi and CloseComms technology platforms have not been placed in service, but are expected to be during fiscal year 2022.

Developed software costs are amortized on a straight-line basis over three years. Amortization of developed software costs is included in depreciation and amortization within the consolidated statements of operations.

The Company recorded $902,277 and $923,904 of amortization expense for the years ended June 30, 2021 and 2020, respectively.

Future amortization expense related to the existing net carrying amount of developed software at June 30, 2021 is expected to be as follows:

Fiscal year 2022	$932,239
Fiscal year 2023	605,370
Fiscal year 2024	425,498
Fiscal year 2025	115,490
$2,079,047

F-19

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 7: REVENUE FROM CONTRACTS WITH CUSTOMERS

The following table presents our revenue disaggregated by category and primary geographic regions within our single reporting segment:

	For the Year Ended
	June 30,
	2021	2020
Categories:
Subscription	$24,720,000	$24,720,000
Service and support	3,656,274	3,515,438
Application development and implementation	2,296,040	2,040,984
Total revenue	$30,672,314	$30,276,422

Primary Geographic Regions:
India	100%	100%
	100%	100%

The following table presents our long-lived assets by primary geographic regions within our single reporting segment:

	For the Year Ended
	June 30,
	2021	2020
India	$1,022,030	$1,901,040
United Kingdom	1,080,849	982,052
Total long-lived assets	$2,102,879	$2,883,092

For the years ended June 30, 2021 and 2020, the Company was subject to revenue concentration risk as one customer accounted for approximately 100% and 100% of its total revenue, respectively.

Subscription and Application Development and Implementation Revenue

The Company recognizes revenue when, or as, it satisfies a performance obligation to a customer. The Company primarily has one performance obligation, which includes the combined promise to develop, implement, and license customized software. Payment terms for the software include one-time application development and implementation fees, which are generally billed on a time-and-materials basis over the development and implementation period, plus fixed license subscription fees, which may either be billed in full upfront or in monthly installments over the license period, which is generally three years. All of these fees are allocated to the single performance obligation of providing software to the customer.

F-20

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 7: REVENUE FROM CONTRACTS WITH CUSTOMERS (continued)

The performance obligation is fully satisfied at the point in time when the customer has taken control of the completed software, which is when physical possession of the software has transferred to the customer, the customer is able to use and benefit from the software, and the contractual license period has begun. Since the Company has no further obligation to the customer once control of the software has transferred, the Company recognizes revenue in full for all of the development and implementation fees at that point in time. Subscription fees are also recognized when control of the software has transferred to the customer but only to the extent such fees are contractually guaranteed to the Company. Any future monthly subscription fees that the Company would not have a contractually guaranteed right to collect in the event of early termination of the contract are instead recognized as revenue on a straight-line basis over the license period.

Service and Support Revenue

Certain contracts also contain a second performance obligation for service and support. This performance obligation includes the promise to provide future updates, upgrades, and enhancements to the software over the license period, if and when they occur. Service and support fees are fixed as a percentage of total contract value and billed in monthly installments over the license period. The Company recognizes service and support fee revenue over time, on a straight-line basis over the license period, as the customer receives such services on a generally uniform basis throughout the license period.

Allocation of the Transaction Price

Prices allocated to each performance obligation generally correspond with the contractually stated prices, since they equal standalone selling price. In some cases, services may be discounted, which requires the company to allocate the transaction price based on relative standalone selling price. The Company estimates standalone selling price based on comparable industry practices and the costs and margins involved in providing services to its customers.

Contract Liabilities

Contract liabilities include amounts billed to the customer in excess of revenue recognized and are presented as contract liabilities on the consolidated balance sheets. At June 30, 2021 and 2020 contract liabilities totaled $350,689 and $219,652, respectively.

The following table presents a reconciliation of the contract liabilities from June 30, 2020 to June 30, 2021:

June 30, 2020	$219,652
Contract liability deferral	306,955
Amortization of contract liability to revenue	(175,918)
June 30, 2021	$350,689

Practical Expedient

The Company has elected a practical expedient to omit certain disclosures about the transaction price allocated to remaining performance obligations for contracts with terms of one year or less.

NOTE 8: ACCRUED EXPENSES

Accrued expenses is comprised of the following at:

	June 30,
	2021	2020
Accrued interest	$205,741	$118,161
Accrued wages	214,683	485,647
Other expenses	947,943	520,034
Total accrued expenses	$1,368,367	$1,123,842

F-21

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 9: NOTES PAYABLE

Notes payable is comprised of the following:

	June 30,
	2021	2020
Note payable, SBA – Paycheck Protection Program [1]	$33,680	$33,388
Note payable, SBA – Economic Injury Disaster Loan [2]	160,393	154,540
Note payable, Accredited Investor [3]	276,035	-
Note payable, John Fife (dba St. George Investors)/Judgment Settlement Agreement [4]	-	771,702
Total notes payable	$470,108	$959,630
Less: current portion of notes payable	(323,218)	(792,171)
Long-term portion of notes payable	$146,890	$167,459

[1]	effective April 28, 2020, the Company entered into a promissory note with an approved lender in the principal amount of $33,333. The note was approved under the provisions of the Coronavirus, Aid, Relief and Economic Security Act (the “CARES Act”) and the terms of the Paycheck Protection Program of the U.S. Small Business Administration’s 7(a) Loan Program. The note accrues interest for the first six months following the issuance date at a rate of 1% per annum, (increasing to 6% per annum upon the occurrence of an Event of Default (as defined in the note)), and beginning November 28, 2020, requires 18 monthly payments of $1,876 each, consisting of principal and interest until paid in full on April 28, 2022. Subsequent to issuance, the first payment due date was extended. The note may be prepaid by the Company at any time prior to the maturity date with no prepayment penalties. Additionally, any portion of the note up to the entire principal and accrued interest balance may be forgiven in the event the Company satisfies certain requirements as determined by the CARES Act. The Company has applied for forgiveness and expects to satisfy the requirements for forgiveness of the entire principal and accrued interest balance. The Company is awaiting receipt of approval of its requested forgiveness from the SBA through its treasury partner. At June 30, 2021, $33,680 was recorded as a current liability within notes payable with the consolidated balance sheets.

[2]	effective May 28, 2020, the Company entered into a promissory note and security agreement with the U.S. Small Business Administration (“SBA”) in the principal amount of $150,000. The note was approved under the provisions of the Coronavirus, Aid, Relief and Economic Security Act (the “CARES Act”) and the terms of the COVID-19 Economic Injury Disaster Loan (“EIDL”) program of the U.S. Small Business Administration’s EIDL Program. The note accrues interest at a rate of 3.75% per annum, and beginning May 28, 2021, requires monthly payments of $731 each, consisting of principal and interest until paid in full on May 28, 2050. Subsequent to issuance, the SBA extended the first payment due date to 24 months from the date of the note. The note may be prepaid by the Company at any time prior to the maturity date with no prepayment penalties. Additionally, this promissory note is collateralized by certain of the Company’s property as specified within the security agreement. Furthermore, on June 4, 2020, the Company received $4,000 from the SBA, which it is currently working to obtain details from the SBA regarding this amount. As such, at June 30, 2020, the Company recorded this amount as a current liability. At June 30, 2021, $13,503 was recorded as a current liability within notes payable and $146,890 was recorded as a long-term liability within notes payable, net of current portion with the consolidated balance sheets.

F-22

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 9: NOTES PAYABLE (continued)

[3]	effective February 8, 2021, the Company entered into a securities purchase agreement with an accredited investor and issued an 12% promissory note in the principal amount of $362,250 (including a $47,250 original issue discount) to the accredited investor with a maturity date of February 8, 2022. Twelve months of interest is immediately earned by the accredited investor upon the Company receiving proceeds and is included in the required monthly repayments. On February 10, 2021, the Company received net proceeds in the amount of $288,000 as a result of $27,000 being paid for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. In accordance with the securities purchase agreement, the Company issued 1) 250,000 restricted shares of its Common Stock (“Commitment Shares”) to the accredited investor as additional consideration for the purchase of the promissory note and 2) 200,000 restricted shares of its Common Stock (“Returnable Shares”) to the accredited investor which will be returned to the Company upon timely completion of the required repayment schedule. Repayments of the promissory note shall be made in eight (8) installments each in the amount of $50,715, which commenced July 8, 2021 and continues thereafter each thirty (30) days until February 8, 2022. This promissory note is only convertible upon an event of default as defined in the promissory note. The original issue discount, deferred financing costs and issuance date fair value of the Commitment Shares are being amortized over the term of the note. The aggregate balance of the promissory note and accrued interest was $362,250 and $43,470, respectively, at June 30, 2021. The aggregate balance of the promissory note, net of original issue discount, deferred financing costs and issuance date fair value of the Commitment Shares at June 30, 2021 was $276,035.

[4]	effective December 10, 2018, the Company entered into a “Judgment Settlement Agreement” to satisfy in full the Forbearance Agreement with Fife that was previously in effect. As a result, under the Judgment Settlement Agreement, no shares of the Company’s Common Stock are issuable or eligible to be converted into. Under the terms of the Judgment Settlement Agreement, the Company was required to pay $15,000 per month from January 15, 2019 through and including February 15, 2020, with a final payment of $195,000 which was due and payable in March of 2020. The Company made all required payments with the exception of the final payment of $195,000 which was due and payable in March of 2020. On August 17, 2020, the Company entered into a second amendment (the “Second Amendment”) to the Judgement Settlement Agreement, whereby the Company issued a convertible promissory note in the principal amount of $300,000 (the “Note”) to repay the amounts still outstanding under the Judgment Settlement Agreement. The Note matures on August 17, 2021, bears interest at a rate of 10% per annum, requires certain monthly minimum cash payments as specified in the Note, and is convertible into shares of the Company’s Common Stock, par value $0.01 per share, at a conversion price as specified in the Note. The Note may be prepaid by the Company at any time prior to maturity without penalty. The Company satisfied the initial cash payment as specified in the Note. On April 13, 2021, the Company entered into a third amendment (the “Third Amendment”) to the Judgement Settlement Agreement, whereby the Company issued a convertible promissory note in the principal amount of $300,000 (the “New Note”) to replace the Note and repay the amounts still outstanding under the Judgment Settlement Agreement. The Note matures on April 13, 2022, bears interest at a rate of 10% per annum, requires certain monthly minimum payments in cash or the Company’s Common Stock as specified in the New Note, and is convertible into shares of the Company’s Common Stock, par value $0.01 per share, at a conversion price as specified in the New Note. The New Note may be prepaid by the Company at any time prior to maturity without penalty. On April 16, 2021, the Company paid $235,000 to satisfy, pay in full, and extinguish the New Note and the Judgement Settlement Agreement, which resulted in a gain on debt settlement of $549,026 during the year ended June 30, 2021.

F-23

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 10: CONVERTIBLE DEBT ARRANGEMENTS

JMJ Financial

At June 30, 2021 and 2020, the amount recorded in current liabilities for the one convertible note and accrued interest thereon due to JMJ Financial was $226,704 and $209,330, respectively. During the fiscal years ended June 30, 2021 and 2020 the Company recorded $17,374 and $16,043, respectively of interest for the outstanding convertible note.

At June 30, 2021 and 2020, the aggregate remaining amount of convertible securities held by JMJ could be converted into 11,335 and 10,466 shares, respectively, with a conversion price of $20.

Accredited Investors

On July 24, 2020, the Company entered into a securities purchase agreement with an accredited investor (“Lender 1”) and issued an 8% convertible promissory note in the principal amount of $105,000 (including a $5,000 original issue discount) to the Lender 1 with a maturity date of July 24, 2021. On July 27, 2020, the Company received net proceeds in the amount of $95,000 as a result of $5,000 being paid to reimburse the Lender 1 for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 60% of the lowest closing price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $175,000, original issue discount of $5,000, deferred financing costs of $5,000 and debt discount of $95,000. The original issue discount, deferred financing costs and debt discount were being amortized over the term of the note. During January 2021, the Company paid-off the aggregate balance of the convertible promissory note, including accrued interest and prepayment amount.

On July 31, 2020, the Company entered into a securities purchase agreement with an accredited investor (“Lender 2”) and issued an 8% convertible promissory note in the principal amount of $68,000 to the Lender 2 with a maturity date of July 31, 2021. On August 6, 2020, the Company received net proceeds in the amount of $65,000 as a result of $3,000 being paid to reimburse the Lender 2 for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $102,228, deferred financing costs of $3,000 and debt discount of $65,000. The deferred financing costs and debt discount were being amortized over the term of the note. During January 2021, the Company paid-off the aggregate balance of the convertible promissory note, including accrued interest and prepayment amount.

On August 19, 2020, the Company entered into a securities purchase agreement with an accredited investor (“Lender 3”) and issued an 8% convertible promissory note in the principal amount of $99,225 (including a $4,725 original issue discount) to the Lender 3 with a maturity date of August 19, 2021. On August 20, 2020, the Company received net proceeds in the amount of $90,000 as a result of $4,500 being paid to reimburse the Lender 3 for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 60% of the lowest closing price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $161,856, original issue discount of $4,725, deferred financing costs of $4,500 and debt discount of $86,400. The original issue discount, deferred financing costs and debt discount were being amortized over the term of the note. On February 17, 2021, the Company entered into a settlement agreement (the “Settlement Agreement”) with Lender 3 whereby the variable conversion provision within the convertible promissory note was amended and replaced with a fixed conversion price of $0.10 per share. On February 19, 2021, the aggregate outstanding principal and accrued interest of $103,292 was converted into an aggregate of 1,032,918 shares of the Company’s Common Stock, fully satisfying this obligation. The Company recorded an aggregate loss on extinguishment of debt of $121,659 as a result of the Company issuing shares of its Common Stock to satisfy this obligation.

F-24

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 10: Convertible Debt Arrangements (continued)

On August 20, 2020, the Company entered into a securities purchase agreement with an accredited investor (“Lender 4”) and issued an 8% convertible promissory note in the principal amount of $63,000 to the Lender 4 with a maturity date of August 20, 2021. On August 21, 2020, the Company received net proceeds in the amount of $60,000 as a result of $3,000 being paid to reimburse the Lender 4 for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $101,996, deferred financing costs of $3,000 and debt discount of $60,000. The deferred financing costs and debt discount were being amortized over the term of the note. During February 2021, the Company paid-off the aggregate balance of the convertible promissory note, including accrued interest and prepayment amount.

On August 27, 2020, the Company entered into a securities purchase agreement with an accredited investor (“Lender 5”) and issued an 8% convertible promissory note in the principal amount of $105,000 (including a $5,000 original issue discount) to the Lender 5 with a maturity date of August 27, 2021. On August 28, 2020, the Company received net proceeds in the amount of $96,000 as a result of $4,000 being paid to reimburse the Lender 5 for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at the lower of i) $0.03 per share or ii) 62% of the lowest closing price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $176,129, original issue discount of $5,000, deferred financing costs of $4,000 and debt discount of $92,200. The original issue discount, deferred financing costs and debt discount were being amortized over the term of the note. During February 2021, the Company paid-off the aggregate balance of the convertible promissory note, including accrued interest and prepayment amount.

On August 31, 2020, the Company entered into a securities purchase agreement with an accredited investor (“Lender 6”) and issued an 8% convertible promissory note in the principal amount of $68,000 to the Lender 6 with a maturity date of August 31, 2021. On September 1, 2020, the Company received net proceeds in the amount of $65,000 as a result of $3,000 being paid to reimburse the Lender 6 for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $112,459, deferred financing costs of $3,000 and debt discount of $65,000. The deferred financing costs and debt discount were being amortized over the term of the note. During February 2021, the Company paid-off the aggregate balance of the convertible promissory note, including accrued interest and prepayment amount.

On January 25, 2021, the Company entered into a securities purchase agreement with an accredited investor (“Lender 7”) and issued an 8% convertible promissory note in the principal amount of $140,000 (including a $14,000 original issue discount) to the Lender 7 with a maturity date of January 25, 2022. On January 26, 2021, the Company received net proceeds in the amount of $120,000 as a result of $6,000 being paid to reimburse the Lender 7 for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 60% of the lowest closing price during the 15 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $656,325, original issue discount of $14,000, deferred financing costs of $10,800 and debt discount of $115,200. The original issue discount, deferred financing costs and debt discount were being amortized over the term of the note. During May 2021, the Company paid-off the aggregate balance of the convertible promissory note, including accrued interest and prepayment amount.

F-25

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 10: Convertible Debt Arrangements (continued)

On January 26, 2021, the Company entered into a securities purchase agreement with an accredited investor (“Lender 8”) and issued an 8% convertible promissory note in the principal amount of $118,500 to the Lender 8 with a maturity date of January 26, 2022. On January 27, 2021, the Company received net proceeds in the amount of $115,000 as a result of $3,500 being paid to reimburse the Lender 8 for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $568,609, deferred financing costs of $3,500 and debt discount of $115,000. The deferred financing costs and debt discount were being amortized over the term of the note. During April 2021, the Company paid-off the aggregate balance of the convertible promissory note, including accrued interest and prepayment amount.

On February 10, 2021, the Company entered into a securities purchase agreement with an accredited investor (“Lender 9”) and issued an 8% convertible promissory note in the principal amount of $88,500 to the Lender 9 with a maturity date of February 10, 2022. On February 11, 2021, the Company received net proceeds in the amount of $85,000 as a result of $3,500 being paid to reimburse the Lender 9 for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $573,537, deferred financing costs of $3,500 and debt discount of $85,000. The deferred financing costs and debt discount were being amortized over the term of the note. During April 2021, the Company paid-off the aggregate balance of the convertible promissory note, including accrued interest and prepayment amount.

On February 18, 2021, the Company entered into a securities purchase agreement with an accredited investor (“Lender 10”) and issued an 8% convertible promissory note in the principal amount of $78,500 to the Lender 10 with a maturity date of February 18, 2022. On February 22, 2021, the Company received net proceeds in the amount of $75,000 as a result of $3,500 being paid to reimburse the Lender 10 for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $466,569, deferred financing costs of $3,500 and debt discount of $75,000. The deferred financing costs and debt discount were being amortized over the term of the note. During April 2021, the Company paid-off the aggregate balance of the convertible promissory note, including accrued interest and prepayment amount.

F-26

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 10: Convertible Debt Arrangements (continued)

Evergreen Agreement

On April 6, 2021, the Company entered into a Securities Purchase Agreement (“Agreement”) with Evergreen Capital Management LLC (the “Investor”), pursuant to which the Company sold to the Investor an aggregate of up to $2,040,000 in aggregate subscription amount of notes and warrants to purchase an aggregate of 11,730,000 shares of Common Stock in two (2) tranches (each a “Tranche”), with the first Tranche of $1,540,000 in subscription amount of notes (to purchase an aggregate of $1,771,000 in principal amount of notes) and warrants to purchase an aggregate of 8,855,000 shares of Common Stock being closed on upon execution of this Agreement. The closing for the second Tranche of $500,000 in subscription amount of notes (to purchase an aggregate of $575,000 in principal amount of notes) and warrants to purchase an aggregate of 2,875,000 shares of Common Stock will occur within three (3) business days after the later of (i) the filing by the Company of a Registration Statement on Form S-1 for the sale of common stock that will be listed on a national securities exchange, or (ii) the thirtieth (30th) day following the closing of the first Tranche. The first and second Tranches closed and funded on April 6, 2021 and May 3, 2021, respectively.

The Notes mature on April 6, 2022 and May 3, 2022, bears interest at the rate of 5% per annum and is convertible at any time upon the option of the Investor into shares of Common Stock at a conversion price equal to $0.20 per share or, upon the occurrence and during the continuance of an Event of Default (as defined in the Note), if lower, at a conversion price equal to 75% of the lowest daily VWAP of the Common Stock during the 20 consecutive trading days immediately preceding the applicable conversion date. The Company has the right to prepay all or any portion of the outstanding balance of the Note in an amount equal to 115% or 120%, depending on whether such repayment is made before November 5, 2021 or after November 5, 2021, respectively, multiplied by the portion of the outstanding balance to be prepaid. The Company is required to prepay all or any portion of the outstanding balance of the Note upon the occurrence of a Qualified Financing (as defined in the Note). If at any time while the Note is outstanding, the Company completes any single Future Transaction (as defined in the Note), the Investor may, in its sole discretion, elect to apply all, or any portion, of the then outstanding principal amount of this Note and any accrued but unpaid interest, as purchase consideration for such Future Transaction.

The Warrants are exercisable at a purchase price of $0.20 per share at any time on or prior to April 6, 2025 and May 3, 2025, and may be exercised on a cashless basis, beginning on the six-month anniversary of the Effective Date, if the shares of Common Stock underlying the Warrants are not then registered under the Securities Act of 1933, as amended (the “Securities Act”). The Investor will not have the right to exercise the Warrants if the Investor, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to its conversion and under no circumstances may exercise the Warrants if the Investor, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to its exercise.

The SPA contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

In connection herewith, the Company recorded an original issue discount of $306,000 and deferred financing costs of $42,500. The original issue discount and deferred financing costs are being amortized over the term of the note. At June 30, 2021, the aggregate balance of the convertible promissory note and accrued interest was $2,346,000 and $25,596, respectively. At June 30, 2021, the aggregate balance of the convertible promissory note, net of original issue discount and deferred financing costs was $2,073,992.

F-27

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 10: Convertible Debt Arrangements (continued)

Investors’ Agreement

On May 4, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with two accredited investors (the “Investors”), pursuant to which the Company sold to the Investors an aggregate of up to $2,550,000 in Aggregate Subscription Amount of Notes and Warrants to acquire an aggregate of 15,000,000 shares of Common Stock in two tranches (each a “Tranche”), with the first Tranche of $1,924,999 in subscription Amount of Notes (to sell an aggregate of $2,264,706 in principal amount of Notes) and Warrants to acquire an aggregate of 11,323,529, shares of Common Stock being closed on upon execution of the SPA. The closing for the second tranche for $625,001 in Subscription Amount Notes (to sell an aggregate of $735,294 in principal amount of Notes) and Warrants to acquire an aggregate of 3,676,471 shares of Common Stock will occur within three (3) business days after the later of (i) the filing of a Registration Statement on Form S-1 for the sale of Common Stock that will be listed on a national securities exchange or (ii) the thirtieth (30th) day following the closing of the first Tranche. The first and second Tranches closed and funded on May 3, 2021 and June 30, 2021, respectively.

The Notes mature on May 4, 2022 and June 30, 2022, bear interest at the rate of 5% per annum and are convertible at any time upon the option of the Investors into shares of Common Stock at a conversion price equal to $0.20 per share. The Company has the right to prepay all or any portion of the outstanding balance of the Notes in an amount equal to 115% or 120%, depending on whether such repayment is made before November 5, 2021 or after November 5, 2021, respectively, multiplied by the portion of the outstanding balance to be prepaid.

The Warrants are exercisable at a purchase price of $0.20 per share at any time on or prior to May 4, 2025 and June 30, 2025, and may be exercised on a cashless basis, beginning on the six-month anniversary of the Effective Date, if the shares of Common Stock underlying the Warrants are not then registered under the Securities Act of 1933, as amended (the “Securities Act”).

The SPA contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

In connection herewith, the Company recorded an original issue discount of $419,664 and deferred financing costs of $10,000. The original issue discount and deferred financing costs are being amortized over the term of the note. At June 30, 2021, the aggregate balance of the convertible promissory note and accrued interest was $2,797,795 and $18,377, respectively. At June 30, 2021, the aggregate balance of the convertible promissory note, net of original issue discount and deferred financing costs was $2,424,877.

During the year ended June 30, 2021, the Company paid-off a total of 12 outstanding convertible promissory notes with an aggregate balance, including accrued interest and prepayment amount of $1,542,270.

At June 30, 2021 and June 30, 2020, there was $5,143,795 and $565,000 of convertible notes payable outstanding, net of discounts of $3,157,759 and $375,359, respectively.

During the year ended June 30, 2021 and 2020, amortization of original issue discount, deferred financing costs, and debt discounts amounted to $2,032,516 and $899,491, respectively.

During the years ended June 30, 2021 and 2020, $1,596,888 and $477,763, respectively, of convertible notes, including fees and interest, were converted into 20,716,750 and 5,872,362, respectively, shares of the Company’s Common Stock.

At June 30, 2021, the Company was in compliance with the terms of the Accredited Investors convertible promissory notes.

F-28

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 10: Convertible Debt Arrangements (continued)

Notes payable under convertible debt and debenture agreements, net is comprised of the following:

	June 30,
	2021	2020
JMJ Financial	$109,000	$109,000
Accredited Investors	5,148,795	565,000
Unamortized OID, deferred financings costs, and debt discounts	(3,157,759)	(375,359)
Total convertible debt arrangements, net	$2,100,036	$298,641

At June 30, 2021 and 2020, the outstanding balances are reflected as current liabilities within our consolidated balance sheets. At June 30, 2021 and 2020, accrued interest on these convertible notes of $162,271 and $116,619, respectively, is included within accrued expenses of the consolidated balance sheets.

NOTE 11: DERIVATIVE LIABILITY

The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging.” The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operation as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) from June 30, 2019 to June 30, 2021:

Conversion feature derivative liability
June 30, 2019	$133,669
Initial fair value of derivative liability recorded as debt discount	1,115,000
Initial fair value of derivative liability charged to other expense	1,610,913
Gain on change in fair value included in earnings	(1,961,951)
June 30, 2020	897,631
Initial fair value of derivative liability recorded as debt discount	853,800
Initial fair value of derivative liability charged to other expense	2,240,908
Gain on change in fair value included in earnings	(3,267,323)
Derivative liability relieved by conversions of convertible promissory notes	(725,016)
June 30, 2021	$-

Total derivative liability at June 30, 2021 and 2020 amounted to $0 and $897,631, respectively. The change in fair value included in earnings of $3,267,323 is due in part to the quoted market price of the Company’s Common Stock increasing from $0.08 at June 30, 2020 to $0.43 at June 30, 2021, coupled with substantially reduced conversion prices due to the effect of “ratchet” provisions incorporated within the convertible notes payable.

F-29

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 11: DERIVATIVE LIABILITY (continued)

At June 30, 2021, there were no outstanding convertible notes payable with conversion prices inclusive of “ratchet” provisions requiring the use of a binomial pricing model with binomial simulations.

The Company recognizes its derivative liabilities as Level 3 and values its derivatives using the methods discussed below. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed are that of volatility and market price of the underlying Common Stock of the Company.

At June 30, 2021, the Company did not have any derivative instruments that were designated as hedges.

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of June 30, 2021 and 2020:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability, June 30, 2021	$-	$-	$-

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability, June 30, 2020	$-	$-	$897,631

NOTE 12: STOCKHOLDERS’ EQUITY

At June 30, 2021, the total number of shares of all classes of stock that the Company shall have the authority to issue is 500,001,000 shares consisting of 500,000,000 shares of Common Stock, $0.01 par value per share, of which 78,612,608 shares are issued, 78,584,238 shares are outstanding and 281,734 shares are to be issued, and 1,000 shares of preferred stock, par value $0.01 per share of which 1,000 shares have been designated as Series A Super Voting Preferred, of which 1,000 are issued and outstanding.

On August 27, 2019, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock of the Company to 100,000,000 shares from 25,000,000 shares. On September 4, 2019, the Company filed a Certificate of Amendment to its Certificate of Incorporation to increase its authorized Common Stock from 25,000,000 shares to 100,000,000 shares.

F-30

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 12: STOCKHOLDERS’ EQUITY (continued)

On June 10, 2020, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock of the Company to 250,000,000 shares from 100,000,000 shares. On July 14, 2020, the Company filed a Certificate of Amendment to its Certificate of Incorporation to increase its authorized Common Stock from 100,000,000 shares to 250,000,000 shares.

On August 3, 2020, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock of the Company to 500,000,000 shares from 250,000,000 shares. On August 4, 2020, the Company filed a Certificate of Amendment to its Certificate of Incorporation to increase its authorized Common Stock from 250,000,000 shares to 500,000,000 shares.

Common Stock

Private Placements

During the year ended June 30, 2021, the Company did not issue any shares of Common Stock under any private placements with accredited investors.

During the year ended June 30, 2020, the Company received $347,000 of net proceeds from the issuance of 1,129,577 shares of Common Stock in private placements with accredited investors. During the year ended June 30, 2020, the Company issued 11,003 shares of Common Stock valued at $11,250 for finder’s services related to certain of these private placements.

Stock Based Compensation – Common Stock Grants

During the year ended June 30, 2021, the Company entered into an exchange agreement (the “Exchange Agreement”) with its Chief Executive Officer, Anshu Bhatnagar (“Holder”), whereby earned and issued warrants to purchase 37,390,452 shares of the Company’s Common Stock (the “Cancelled Warrants”) pursuant to the terms of that certain Transition Agreement (the “Transition Agreement”) and Warrant Agreement (the “Warrant Agreement”) each between the Company and Holder and dated as of January 11, 2019 were forfeited and exchanged for (i) 37,390,452 shares of the Company’s Common Stock (the “Shares”) and (ii) the cancellation and termination of the Transition Agreement and Warrant Agreement. The Cancelled Warrants had an exercise price of $0.50 per share and were not subject to expiration. Such Exchange Agreement is intended to make the Company’s capitalization more attractive to potential investors and to remove the uncertainty associated with any future grants of warrants under the Transition Agreement and Warrant Agreement, although there can be no assurance of any future investments on terms that are attractive to the Company, or at all. Immediately prior to the Company’s entry into the Exchange Agreement, it was determined that 5,650,708 additional warrants (the “Additional Warrants”) to purchase the Company’s Common Stock were due to and issued to the Holder in accordance with the terms and conditions of the Transition Agreement as the Transition Agreement required certain liabilities to be eliminated by the prior management team within six months of the Transition Agreement’s effective date of January 11, 2019. However, the Additional Warrants were immediately cancelled and terminated with the intention of mitigating potential liabilities arising from certain issuances of the Company’s Common Stock below the minimum price of $0.50 per share as stated within the Transition Agreement. The Shares to be issued and sold to the Holder pursuant to the Exchange Agreement were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. For the year ended June 30, 2021, the Company recorded $153,301 of stock-based compensation expense related to the Exchange Agreement. See Common Stock Warrants section below for further details of the warrants.

F-31

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 12: STOCKHOLDERS’ EQUITY (continued)

Additionally, during the year ended June 30, 2021, the Company recorded $21,474 of stock-based compensation expense related to a June 1, 2019 grant of 231,635 shares of Common Stock to the Company’s former Chief Financial Officer, which vested 25% on the six month and 1 year anniversaries of the grant date. Upon Mr. Cutchens’ employment ceasing during January 2021, 115,818 unvested shares of Common Stock were forfeited resulting in the reversal of $68,003 of previously recognized stock-based compensation expense.

Furthermore, during the year ended June 30, 2021, the Company granted 500,000 restricted shares of Common Stock to its Chief Operating Officer. The restricted shares of Common Stock vest 25% on the 1 year, 2 year, 3 year, and 4 year anniversaries of the grant date. At June 30, 2021, no shares of Common Stock have vested and 500,000 shares remain unvested. During the year ended June 30, 2021, the Company recorded $9,733 of stock-based compensation expense.

During the year ended June 30, 2020, the Company issued 231,635 restricted shares of its Common Stock to the Company’s Chief Financial Officer, which were granted on June 1, 2019 (the “Grant Date”), pursuant to the terms of an employment agreement with the Company. The restricted shares of Common Stock vest 25% on the six-month, 1 year, 2 year, and 3 year anniversaries of the Grant Date. At June 30, 2020, 115,818 shares of Common Stock vested and 115,817 shares remain unvested. During the years ended June 30, 2020 and 2019, the Company recorded $133,142 and $16,464, respectively, of stock-based compensation expense related to the vested portion of this award.

Vendor Services

During the year ended June 30, 2021, the Company entered into various consulting, public relations, and marketing agreements whereby the Company issued an aggregate of 1,422,127 restricted shares of its Common Stock and has an aggregate of 281,734 restricted shares of Common Stock to be issued, for services to be performed during specified periods of time. During the year ended June 30, 2021, the Company recorded $261,067 of expense.

During the year ended June 30, 2020, there were no shares of Common Stock issued to any vendors for consulting, public relations, or marketing services.

F-32

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 12: STOCKHOLDERS’ EQUITY (continued)

Conversion of Service Fees

During the year ended June 30, 2020, the Company issued 62,000 shares of Common Stock, valued at $46,500, to a former officer who provided services to the Company. During the year ended June 30, 2021, there were no shares of Common Stock issued to any former officer for services provided to the Company.

During the year ended June 30, 2020, the Company issued 294,654 shares of Common Stock to a number of related parties and strategic consultants in connection with prior services provided to the Company. The shares issued were valued at $219,517. During the year ended June 30, 2021, there were no share of Common Stock issued to any related parties and strategic consultants for prior services provided to the Company.

Conversion of Debt Securities

During the year ended June 30, 2021, $472,593 of convertible notes, including fees and interest, were converted into 20,716,750 shares of the Company’s Common Stock by accredited investors, valued at $1,596,888. During the year ended June 30, 2020, $477,763 of convertible notes, including fees and interest, were converted into 5,872,362 shares of the Company’s Common Stock by accredited investors, valued at $1,054,204.

Cancellation of Common Stock

During the year ended June 30, 2021, the Company’s Chief Executive Officer cancelled 3,352,066 of his shares of the Company’s Common Stock to partially offset the number of shares of the Company’s Common Stock issued by the conversion of $472,593 of convertible notes, including fees and interest, into 20,716,750 shares of the Company’s Common Stock by accredited investors. The fair value of the cancelled shares of Common Stock was $496,106.

Reserved Shares – Common Stock

At June 30, 2021, the convertible promissory notes entered into with accredited investors require the Company to reserve approximately 85,000,000 shares of its Common Stock for potential future conversions under such instruments.

At June 30, 2021, 7,202 shares of the Company’s Common Stock remain subject to be returned to the Company’s treasury for cancellation. Such shares were not sold as part of 8,000 shares of the Company’s Common Stock that was advanced during fiscal year 2014 under an Equity Line of Credit.

Common Stock Warrants

Exchange Agreement – Warrants Exchanged for Common Stock

During the year ended June 30, 2021, the Company entered into an Exchange Agreement with its Chief Executive Officer, Anshu Bhatnagar (“Holder”), whereby earned and issued warrants to purchase 37,390,452 shares of the Company’s Common Stock (the “Cancelled Warrants”) pursuant to the terms of that certain Transition Agreement (the “Transition Agreement”) and Warrant Agreement (the “Warrant Agreement”) each between the Company and Holder and dated as of January 11, 2019 were forfeited and exchanged for (i) 37,390,452 shares of the Company’s Common Stock (the “Shares”) and (ii) the cancellation and termination of the Transition Agreement and Warrant Agreement. The Cancelled Warrants had an exercise price of $0.50 per share and were not subject to expiration. Such Exchange Agreement is intended to make the Company’s capitalization more attractive to potential investors and to remove the uncertainty associated with any future grants of warrants under the Transition Agreement and Warrant Agreement, although there can be no assurance of any future investments on terms that are attractive to the Company, or at all. Immediately prior to the Company’s entry into the Exchange Agreement, it was determined that 5,650,708 additional warrants (the “Additional Warrants”) to purchase the Company’s Common Stock were due to and issued to the Holder in accordance with the terms and conditions of the Transition Agreement as the Transition Agreement required certain liabilities to be eliminated by the prior management team within six months of the Transition Agreement’s effective date of January 11, 2019. However, the Additional Warrants were immediately cancelled and terminated with the intention of mitigating potential liabilities arising from certain issuances of the Company’s Common Stock below the minimum price of $0.50 per share as stated within the Transition Agreement. The Shares to be issued and sold to the Holder pursuant to the Exchange Agreement were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. For the year ended June 30, 2021, the Company recorded $153,301 of stock-based compensation expense related to the Exchange Agreement.

F-33

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 12: STOCKHOLDERS’ EQUITY (continued)

Warrant Agreements – Convertible Promissory Note Warrants

Pursuant to a Securities Purchase Agreement between the Company and two accredited investors dated as of April 30, 2021, the Company sold to the Investors and the Investors acquired an aggregate of 13,988,971 warrants to acquire shares of the Company’s Common Stock. The warrants expire four years after issuance and have an exercise price of $0.20 per share, subject to adjustment hereunder. The warrants can also be exercised under a cashless basis as outlined within the Warrant Agreement. For the year ended June 30, 2021, the Company attributed an aggregate fair value of $1,753,953 to the warrants, based upon an average value of $0.37 per warrant.

Pursuant to a Securities Purchase Agreement between the Company and Evergreen Capital Management, LLC (“Investor”), dated as of April 5, 2021, the Company sold to the Investor and the Investor acquired an aggregate of 11,730,000 warrants to acquire shares of the Company’s Common Stock. The warrants expire four years after issuance and have an exercise price of $0.20 per share, subject to adjustment hereunder. The warrants can also be exercised under a cashless basis as outlined within the Warrant Agreement. For the year ended June 30, 2021, the Company attributed an aggregate fair value of $1,293,541 to the warrants, based upon an average value of $0.27 per warrant.

Warrant Agreement – Earned Warrants

Mr. Bhatnagar, the Company’s President and Chief Executive Officer, is entitled to receive warrants to acquire 4% of the outstanding fully diluted Common Stock of the Company (the “Earned Warrants”) each time the Company’s revenue increases by $1,000,000. The exercise price of the Earned Warrants is equal to $0.50 per share and he may not receive shares whereby Signing Shares and Earned Warrants exceed 80% of the fully diluted Common Stock of the Company (“Warrant Cap”).

Warrant Agreement – Accelerated Warrants

Mr. Bhatnagar, the Company’s President and Chief Executive Officer, was entitled to receive warrants to acquire 4% of the outstanding fully diluted Common Stock of the Company (“Earned Warrants”) each time the Company’s revenue increased by $1,000,000. The exercise price of the Earned Warrants was equal to $0.50 per share, and he may not receive the Earned Warrants to the extent that the number of Singing Shares (as defined in the Warrant Agreement) and Earned Warrants exceed 80% of the fully diluted Common Stock of the Company (“Warrant Cap”).

For the year ended June 30, 2020, since the Company’s revenue exceeded $30,000,000, Mr. Bhatnagar earned warrants to acquire 32,405,058 shares of the Company’s common stock under the provisions of the Warrant Agreement. At June 30, 2020, as Mr. Bhatnagar has earned the maximum number of warrants available under the provisions of the Warrant Agreement to acquire 37,390,452 shares of the Company’s Common Stock, there remains no additional shares of the Company’s Common Stock that Mr. Bhatnagar can earn.

For the year ended June 30, 2020, the Company recognized $16,202,529 of stock-based compensation expense related to the earned warrants, based upon a value of $0.50 per warrant. At June 30, 2020, there remains no additional stock-based compensation expense related to the Warrant Agreement that the Company expects to recognize.

F-34

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 12: STOCKHOLDERS’ EQUITY (continued)

Fair Value of Warrants

The Company estimates the fair value of each option award on the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the table below. Because Black-Scholes option valuation models incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and when applicable employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The following range of assumptions were utilized during the years ended June 30, 2021 and 2020:

Expected volatility	618.01% - 21,779.77%
Weighted-average volatility	618.01% - 21,779.77%
Expected dividends	0%
Expected term (in years)	4.0 - 5.0
Risk-free rate	0.56% - 2.52%

The following table sets forth Common Stock purchase warrants outstanding at June 30, 2021:

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding, June 30, 2020	37,390,452	$0.50	$-
Warrants issued	25,718,971	0.20	-
Warrants exchanged	(37,390,452)	(0.50)	-
Outstanding, June 30, 2021	25,718,971	$0.20	$-

Common stock issuable upon exercise of warrants	25,718,971	$0.20	$-

	Common Stock Issuable Upon Exercise of Warrants Outstanding			Common Stock Issuable Upon Warrants Exercisable
Range of Exercise Prices	Number Outstanding at June 30, 2021	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at June 30, 2021	Weighted Average Exercise Price
$0.20	25,718,971	3.83	$0.20	25,718,971	$0.20
	25,718,971	3.83	$0.20	25,718,971	$0.20

F-35

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 12: STOCKHOLDERS’ EQUITY (continued)

The following table sets forth Common Stock purchase warrants outstanding at June 30, 2020:

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding, June 30, 2019	4,985,394	$0.50	$-
Warrants earned	32,405,058	0.50	-
Warrants forfeited	-	-	-
Outstanding, June 30, 2020	37,390,452	$0.50	$-

Common stock issuable upon exercise of warrants	37,390,452	$0.50	$-

	Common Stock Issuable Upon Exercise of Warrants Outstanding			Common Stock Issuable Upon Warrants Exercisable
Range of Exercise Prices	Number Outstanding at June 30, 2020	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at June 30, 2020	Weighted Average Exercise Price
$0.50	37,390,452	4.30	$0.50	37,390,452	$0.50
	37,390,452	4.30	$0.50	37,390,452	$0.50

NOTE 13: RELATED PARTY TRANSACTIONS

Microphase Corporation

At June 30, 2021, the Company owed $32,545 to Microphase for previously leased office space at its Norwalk location and for certain research and development services and shared administrative personnel from time to time, all through December 31, 2015.

Transactions With Officers

Note Payable Issuances

At various points during past fiscal years certain officers and former officers of the Company provided bridge loans to the Company evidenced by individual promissory notes and deferred compensation so as to provide working capital to the Company. During the year ended June 30, 2021, the Company’s Chief Executive Officer converted his deferred compensation from fiscal years 2019 and 2020, totaling $381,566, and the fair value of his cancelled shares of the Company’s Common Stock of $496,106, into separate promissory notes. All of these notes accrue interest at the rate of 6% per annum and are payable on demand. During the years ended June 30, 2021 and 2020, the officers and former officers advanced $0 and $48,052 to provide working capital to the Company and $40,656 and $4,792 has been charged for interest on loans from officers and former officers.

F-36

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 13: RELATED PARTY TRANSACTIONS (continued)

On October 22, 2020, the Company received a notice of event of default and demand letter (“Demand Letter”) from a former officer and promissory note holder (the “Note Holder”). The promissory note was issued on November 1, 2019, in the original principal amount of $40,739, accrued interest at a rate of 6% per annum, and matured on April 18, 2020. The Demand Letter stated an aggregate of $51,940 of principal and interest was immediately due. The promissory note does not have a convertible feature and is not convertible into shares of the Company’s Common Stock. Additionally, the promissory note does not contain any cross-default provisions with any other promissory notes issued by the Company. The Company expects to work with the Note Holder to negotiate a repayment structure whereby the Company can repay the Note Holder the balance due as quickly as possible based upon its available capital.

At June 30, 2021 and 2020, these outstanding notes including accrued interest totaled $747,086 and $78,758, respectively. At June 30, 2021, these promissory notes are not convertible into shares of the Company Common Stock.

Common Stock Issuances

During the year ended June 30, 2021, the Company recorded $21,474 of stock-based compensation expense related to a June 1, 2019 grant of 231,635 shares of Common Stock to the Company’s former Chief Financial Officer, which vested 25% on the six month and 1 year anniversaries of the grant date. Upon Mr. Cutchens’ employment ceasing during January 2021, 115,818 unvested shares of Common Stock were forfeited resulting in the reversal of $68,003 of previously recognized stock-based compensation expense.

Additionally, during the year ended June 30, 2021, the Company granted 500,000 restricted shares of Common Stock to its Chief Operating Officer. The restricted shares of Common Stock vest 25% on the 1 year, 2 year, 3 year, and 4 year anniversaries of the grant date. At June 30, 2021, no shares of Common Stock have vested and 500,000 shares remain unvested. During the year ended June 30, 2021, the Company recorded $9,733 of stock-based compensation expense.

During the year ended June 30, 2020, the Company issued 231,635 restricted shares of its Common Stock to Mr. Cutchens, the Company’s Chief Financial Officer, which were granted on June 1, 2019 (the “Grant Date”), pursuant to the terms of an employment agreement with the Company. The restricted shares of Common Stock vest 25% on the six-month, 1 year, 2 year, and 3 year anniversaries of the Grant Date. At June 30, 2020, 115,818 shares of Common Stock have vested and 115,817 shares remain unvested. During the years ended June 30, 2020 and 2019, the Company recorded $133,142 and $16,464, respectively, of stock-based compensation expense related to the vested portion of this award.

During the year ended June 30, 2020, the Company incurred $15,500 of expense related to legal and consulting services provided by Mr. Smiley, the Company’s former Chief Financial Officer and legal counsel. During October 2019, the entire balance of $15,500 was converted into 62,000 shares of Common Stock. During the year ended June 30, 2021, the Company did not incur any expense or utilize any services by Mr. Smiley, the Company’s former CFO and legal counsel.

Office Lease

Effective February 8, 2021, the Company relocated its corporate office to 9841 Washingtonian Blvd., Suite 200, Gaithersburg, MD 20878, and incurred rent expense of $1,350 per month through March 31, 2021, which was payable to a related party. The current lease payment is $1,600 per month and the lease term is a month-to-month arrangement. For the year ended June 30, 2021 and 2020, $12,150 and $7,621, respectively, was recognized as rent expense. At June 30, 2021 and 2020, $35,971 and $23,821, respectively, was accrued as payable to the related party.

F-37

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 14: INCOME TAXES

The Company accounts for income taxes taking into account deferred tax assets and liabilities which represent the future tax consequences of the differences between financial statement carrying amounts of assets and liabilities versus the tax basis of assets and liabilities. Under this method, deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards. Deferred liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The impact of tax rate changes on deferred tax assets and liabilities is recognized in the year the change is enacted. Due to recurring losses, the Company’s tax provision for the years ended June 30, 2021 and 2020 was $0.

At June 30, 2021 and 2020, the difference between the effective income tax rate and the applicable statutory federal income tax rate is summarized as follows:

	June 30,
	2021	2020
Statutory federal rate	21.0%	21.0%
State income tax rate, net of federal benefit	6.5%	6.5%
Permanent differences, including stock based compensation and beneficial conversion interest expense	-%	(0.1)%
Change in valuation allowance	(27.5)%	(27.4)%
Effective tax rate	-%	-%

At June 30, 2021 and 2020, the Company’s deferred tax assets were as follows:

	June 30,
	2021		2020
Deferred tax assets
Federal and state net operating loss carry forward		$24,126,409		$23,838,735
Deferred stock warrants		22,184		5,157,262
Other temporary differences		241,610		509,789
Total deferred tax asset		24,390,203		29,505,786
Deferred tax liabilities
Other temporary differences		(4,389)		-
Total deferred tax liabilities		(4,389)		-
Net deferred tax asset		24,385,814		29,505,786
Less: valuation allowance		(24,385,814)		(29,505,786)
	$-		$-

Valuation Allowance

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased. The valuation allowance decreased by $5,119,972 during the fiscal year ended June 30, 2021, of which $1,496,544 of the decrease relates to the calculation of the current fiscal year tax provision and $3,623,428 of the decrease is a result of prior year adjustments and net operating loss expirations. The valuation allowance increased by $3,349,031 during the fiscal year ended June 30, 2020, as a result of the fiscal year tax provision calculation and other adjustments.

F-38

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 14: INCOME TAXES (continued)

Other Income Tax Related Items

At June 30, 2021 and 2020, the Company has federal net operating loss carryforwards of approximately $87,000,000 and $87,000,000, respectively, due to the generation of current fiscal year net operating loss carryforward of approximately $14,000,000 and the expiration of the fiscal year June 30, 2001 net operating loss carryforward of approximately $13,000,000. Net operating loss carryforwards generated before January 1, 2018 will expire through 2037. Under the Internal Revenue Code Section 382, certain stock transactions which significantly change ownership, including the sale of stock to new investors, the exercise of options to purchase stock, or other transactions between shareholders could limit the amount of net operating loss carryforwards that may be utilized on an annual basis to offset taxable income in future periods.

At June 30, 2021 and 2020, the Company had no material unrecognized tax benefits and no adjustments to liabilities or operations were required. The Company does not expect that its unrecognized tax benefits will materially increase within the next twelve months. The Company did not recognize any interest or penalties related to uncertain tax positions at June 30, 2021 and 2020.

Enacted in late 2017, the Tax Cut and Jobs Act (“TCJA”) imposed a one-time tax on earnings held outside the United States (“U.S.”). The Company did not have any earnings subject to this tax. Beginning in 2018, earnings generated outside the U.S. are not subject to U.S. tax when repatriated. If the Company engages in certain business activities, non-U.S. earnings may be required to be include in the income of the U.S. parent company. The TCJA added rules that require the U.S. parent company to include in income certain low taxed income. These so called Global Intangible Low-Taxed Income (“GILTI”) rules are not applicable to the Company.

During May 2020, the Company received $33,332 under the Small Business Administration’s Paycheck Protection Program (“PPP Loan”) created as part of the recently enacted CARES Act administered by the Small Business Administration (“SBA”). Certain amounts of the loan may be forgiven if they are used towards qualifying expenses as described in the CARES Act. In the event that forgiveness is applied for and received, the loan will not be considered cancellation of debt income and will be considered tax exempt for income tax purposes.

F-39

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 15: COMMITMENTS AND CONTINGENCIES

Commitments

Effective February 8, 2021, the Company relocated its corporate office to 9841 Washingtonian Blvd., Suite 200, Gaithersburg, MD 20878, and incurred rent expense of $1,350 per month through March 31, 2021, which was payable to a related party. The current lease payment is $1,600 per month and the lease term is a month-to-month arrangement.

Judgement Settlement Agreement

Effective December 10, 2018, the Company entered into a “Judgment Settlement Agreement” to satisfy in full the Forbearance Agreement with Fife that was previously in effect. As a result, under the Judgment Settlement Agreement, no shares of the Company’s Common Stock are issuable or eligible to be converted into. Under the terms of the Judgment Settlement Agreement, the Company was required to pay $15,000 per month from January 15, 2019 through and including February 15, 2020, with a final payment of $195,000 which was due and payable in March of 2020. The Company made all required payments with the exception of the final payment of $195,000 which was due and payable in March of 2020. On August 17, 2020, the Company entered into a second amendment (the “Second Amendment”) to the Judgement Settlement Agreement, whereby the Company issued a convertible promissory note in the principal amount of $300,000 (the “Note”) to repay the amounts still outstanding under the Judgment Settlement Agreement. The Note matures on August 17, 2021, bears interest at a rate of 10% per annum, requires certain monthly minimum cash payments as specified in the Note, and is convertible into shares of the Company’s Common Stock, par value $0.01 per share, at a conversion price as specified in the Note. The Note may be prepaid by the Company at any time prior to maturity without penalty. The Company satisfied the initial cash payment as specified in the Note. On April 13, 2021, the Company entered into a third amendment (the “Third Amendment”) to the Judgement Settlement Agreement, whereby the Company issued a convertible promissory note in the principal amount of $300,000 (the “New Note”) to replace the Note and repay the amounts still outstanding under the Judgment Settlement Agreement. The Note matures on April 13, 2022, bears interest at a rate of 10% per annum, requires certain monthly minimum payments in cash or the Company’s Common Stock as specified in the New Note, and is convertible into shares of the Company’s Common Stock, par value $0.01 per share, at a conversion price as specified in the New Note. The New Note may be prepaid by the Company at any time prior to maturity without penalty. On April 16, 2021, the Company paid $235,000 to satisfy, pay in full, and extinguish the New Note and the Judgement Settlement Agreement, which resulted in a gain on debt settlement of $549,026 during the year ended June 30, 2021 (see Note 9).

Contracts and Commitments Executed Pursuant to the Transition Agreement

In the transaction whereby Mr. Bhatnagar acquired control of the Company on January 11, 2019, the Company entered into material commitments including an employment agreement and a warrant agreement (see Note 12).

Contingencies

Judgment Settlement Agreement

Effective December 10, 2018, the Company entered into a “Judgment Settlement Agreement” to satisfy in full the Forbearance Agreement with Fife that was previously in effect. As a result, under the Judgment Settlement Agreement, no shares of the Company’s Common Stock are issuable or eligible to be converted into. Under the terms of the Judgment Settlement Agreement, the Company was required to pay $15,000 per month from January 15, 2019 through and including February 15, 2020, with a final payment of $195,000 which was due and payable in March of 2020. The Company made all required payments with the exception of the final payment of $195,000 which was due and payable in March of 2020. On August 17, 2020, the Company entered into a second amendment (the “Second Amendment”) to the Judgement Settlement Agreement, whereby the Company issued a convertible promissory note in the principal amount of $300,000 (the “Note”) to repay the amounts still outstanding under the Judgment Settlement Agreement. The Note matures on August 17, 2021, bears interest at a rate of 10% per annum, requires certain monthly minimum cash payments as specified in the Note, and is convertible into shares of the Company’s Common Stock, par value $0.01 per share, at a conversion price as specified in the Note. The Note may be prepaid by the Company at any time prior to maturity without penalty. The Company satisfied the initial cash payment as specified in the Note. On April 13, 2021, the Company entered into a third amendment (the “Third Amendment”) to the Judgement Settlement Agreement, whereby the Company issued a convertible promissory note in the principal amount of $300,000 (the “New Note”) to replace the Note and repay the amounts still outstanding under the Judgment Settlement Agreement. The Note matures on April 13, 2022, bears interest at a rate of 10% per annum, requires certain monthly minimum payments in cash or the Company’s Common Stock as specified in the New Note, and is convertible into shares of the Company’s Common Stock, par value $0.01 per share, at a conversion price as specified in the New Note. The New Note may be prepaid by the Company at any time prior to maturity without penalty. On April 16, 2021, the Company paid $235,000 to satisfy, pay in full, and extinguish the New Note and the Judgement Settlement Agreement, which resulted in a gain on debt settlement of $549,026 during the year ended June 30, 2021 (see Note 9).

F-40

mPHASE TECHNOLOGIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

NOTE 16: DISCONTINUED OPERATIONS

The Company has classified the operating results and associated assets and liabilities from its Jump line of products, which ceased generating material revenue during the first quarter of fiscal year 2017, as discontinued operations in the consolidated financial statements for the fiscal years ended June 30, 2021 and 2020.

The assets and liabilities associated with discontinued operations included in our consolidated balance sheets at June 30, 2021 and 2020 were only accounts payable with a balance of $82,795 and $82,795, respectively.

For the years ended June 30, 2021 and 2020, there were no revenue or expenses associated with discontinued operations included in our consolidated statements of operations.

NOTE 17: SUBSEQUENT EVENTS

On August 27, 2021, the Board of Directors (the “Board”) of the Company appointed Suhas Subramanyam, Chester White, and Thomas Fore as members of the Board (such appointments, collectively, the “Appointments”). The terms of the Appointments commenced on August 27, 2021 and are in effect for a period of approximately one year, until the time of the Company’s next Annual Meeting of Stockholders. In connection with the Appointments, on August 27, 2021, the Company entered into director agreements with Mr. Subramanyam, Mr. White and Mr. Fore (such director agreements, collectively, the “Director Agreements”). Pursuant to the Director Agreements, the Company will compensate each such director a fee of $20,000 annually, which is to be paid in quarterly installments of $5,000. Such quarterly fee will be increased by $1,250 for each such director who serves as a member of either the Audit, Compensation, or Nominating Committee. In lieu of cash consideration, the annual fee will be paid by issuance of the number of restricted shares of the Company’s Common Stock equivalent to the applicable cash amount due as determined based upon the closing price on the last trading day of such quarter.

F-41

mPhase Technologies, Inc.

Consolidated Balance Sheets

	December 31, 2021	June 30, 2021
	(Unaudited)
Assets
Current Assets
Cash	$545,871	$2,473,386
Accounts receivable, net	19,929,137	15,784,081
Prepaid expenses	195,354	238,927
Other assets	479,827	422,254
Total Current Assets	21,150,189	18,918,648
Property and equipment, net	9,278	16,518
Goodwill	3,662	3,669
Intangible assets – purchased software, net	1,599,933	2,079,047
Other assets	3,634	3,645
Total Assets	$22,766,696	$21,021,527

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$3,497,201	$4,158,006
Accrued expenses	1,205,065	1,368,367
Contract liabilities	430,027	350,689
Due to related parties	89,377	87,688
Notes payable to officer	713,137	691,942
Notes payable	93,144	323,218
Convertible notes payable, net	3,527,623	1,991,036
Liabilities in arrears with convertible features	109,000	109,000
Liabilities of discontinued operations	82,795	82,795
Total Current Liabilities	9,747,369	9,162,741

Notes payable, net of current portion	146,890	146,890
Total Liabilities	9,894,259	9,309,631

Commitments and Contingencies (Note 11)

Stockholders’ Equity
Preferred stock, $0.01 par value; 1,000 shares authorized, issued and outstanding at December 31, 2021 and June 30, 2021	10	10
Common stock, $0.01 par value; 500,000,000 shares authorized, 81,656,033 shares issued and 81,627,663 shares outstanding at December 31, 2021, and 78,612,608 shares issued and 78,584,238 shares outstanding at June 30, 2021	816,278	785,844
Additional paid-in-capital	237,890,249	236,935,277
Common stock to be issued	30,000	63,700
Accumulated other comprehensive income (loss)	3,106	(11,526)
Accumulated deficit	(225,867,206)	(226,061,409)
Total Stockholders’ Equity	12,872,437	11,711,896
Total Liabilities and Stockholders’ Equity	$22,766,696	$21,021,527

The accompanying condensed notes are an integral part of these unaudited condensed consolidated financial statements.

F-42

mPhase Technologies, Inc.

Consolidated Statements of Operations and Other Comprehensive Income (Loss)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$8,339,877	$7,636,436	$16,565,587	$15,223,300
Cost of revenue	5,625,000	5,625,010	11,250,033	11,250,399
Gross Profit	2,714,877	2,011,426	5,315,554	3,972,901
Operating Expenses:
Software development costs	314,664	-	314,664	-
Salaries and benefits	241,304	268,859	458,891	788,632
General and administrative expenses	971,290	423,669	1,977,242	669,742
Total Operating Expenses	1,527,258	692,528	2,570,797	1,458,374
Operating Income (Loss)	1,187,619	1,318,898	2,564,757	2,514,527
Other (Expense) Income:
Interest expense	(82,027)	(31,776)	(178,308)	(117,739)
(Loss) gain on change in fair value of derivative liability	-	(108,188)	-	157,900
Amortization of debt discounts, deferred financing costs, and original issue discounts	(1,038,525)	(173,722)	(2,077,049)	(494,184)
Initial derivative liability expense	-	-	-	(366,068)
(Loss) gain on debt extinguishments and settlements	(166,625)	-	(115,197)	31,270
Total Other (Expense) Income	(1,287,177)	(313,686)	(2,370,554)	(788,821)
(Loss) income before income taxes	(99,558)	1,005,212	194,203	1,725,706
Income taxes	-	-	-	-
Net (loss) income	$(99,558)	$1,005,212	$194,203	$1,725,706

Comprehensive income (loss):
Unrealized gain (loss) on currency translation adjustment	1,573	(21,932)	14,632	(143,095)
Comprehensive income (loss)	$(97,985)	$983,280	$208,835	$1,582,611

(Loss) Income per common share:
(Loss) income per common share – basic	$-	$0.01	$-	$0.03

(Loss) income per common share – diluted	$-	$0.01	$-	$0.02

Weighted average shares outstanding – basic	80,160,272	73,996,275	79,547,721	68,591,025

Weighted average shares outstanding – diluted	80,160,272	105,716,572	118,768,099	100,341,323

The accompanying condensed notes are an integral part of these unaudited condensed consolidated financial statements.

F-43

mPhase Technologies, Inc.

Consolidated Statements of Stockholders’ Equity

For the Six Months Ended December 31, 2021 and 2020

(Unaudited)

	Preferred Stock		Common Stock
	Shares	$0.01 Par Value	Shares	$0.01 Par Value	Additional Paid in Capital	Common Stock to be Issued	Accumulated Comprehensive Income (Loss)	Accumulated Deficit	Stockholders’ Equity
Balance June 30, 2021	1,000	$10	78,584,238	$785,844	$236,935,277	$63,700	$(11,526)	$(226,061,409)	$11,711,896

Issuance of common stock for vendor services			543,425	5,454	142,226	(63,700)			83,960
Stock-based compensation for restricted shares under employment agreement					19,466				19,466
Relative fair value of warrants issued with convertible promissory notes					125,252				125,252
Other comprehensive income							13,059		13,059
Net income								293,761	293,761
Balance September 30, 2021	1,000	$10	79,127,663	$791,278	$237,222,221	$-	$1,533	$(225,767,648)	$12,247,394

Issuance of common stock for conversions of convertible promissory notes			2,500,000	25,000	641,625				666,625
Stock-based compensation for restricted shares under employment agreements					26,403				26,403
Issuance of common stock for Board of Directors services						30,000			30,000
Other comprehensive income							1,573		1,573
Net loss								(99,558)	(99,558)
Balance December 31, 2021	1,000	$10	81,627,663	$816,278	$237,890,249	$30,000	$3,106	$(225,867,206)	$12,872,437

	Preferred Stock		Common Stock
	Shares	$0.01 Par Value	Shares	$0.01 Par Value	Additional Paid in Capital	Common Stock to be Issued	Accumulated Comprehensive Income (Loss)	Accumulated Deficit	Stockholders’ Equity
Balance June 30, 2020	1,000	$10	19,174,492	$191,745	$231,984,704	$955,466	$113,070	$(227,727,420)	$5,517,575

Issuance of common stock for conversions of convertible promissory notes			16,331,766	163,318	544,954				708,272
Issuance of common stock for exchange of warrants			37,390,452	373,905	(220,604)				153,301
Stock-based compensation for restricted shares under employment agreement					10,737				10,737
Issuance of common stock for vendor services			200,000	2,000	4,820				6,820
Other comprehensive loss							(121,163)		(121,163)
Net income								720,494	720,494
Balance September 30, 2020	1,000	$10	73,096,710	$730,968	$232,324,611	$955,466	$(8,093)	$(227,006,926)	$6,996,036

Issuance of common stock for CloseComms acquisition			2,666,666	26,667	928,799	(955,466)			-
Stock-based compensation for restricted shares under employment agreement					10,737				10,737
Other comprehensive loss							(21,932)		(21,932)
Net income								1,005,212	1,005,212
Balance December 31, 2020	1,000	$10	75,763,376	$757,635	$233,264,147	$-	$(30,025)	$(226,001,714)	$7,990,053

The accompanying condensed notes are an integral part of these unaudited condensed consolidated financial statements.

F-44

mPhase Technologies, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended
	December 31,
	2021		2020
Cash flows from operating activities:
Net income		$194,203		$1,725,706
Adjustments to reconcile net income to net cash used in operating activities:
Amortization of debt discounts, deferred financing costs, and original issue discounts		2,077,049		494,184
Depreciation and amortization		459,230		461,659
Stock-based compensation		159,829		206,521
Loss (gain) on debt extinguishments and settlements		115,197		(31,270)
Gain on change in fair value of derivative liability		-		(157,900)
	-		366,068
Changes in operating assets and liabilities:
Increase in accounts receivable		(11,645,056)		(15,298,054)
Decrease (increase) in prepaid expenses		43,573		(7,692)
Increase in other assets		(57,573)		(546)
Increase in contract liabilities		79,338		79,677
Increase in accounts payable and accrued expenses		6,782,462		11,833,599
Net cash used in operating activities		(1,791,748)		(328,048)

Cash flows from investing activities:
Capital expenditures		(2,357)		(1,727)
Net cash used in investing activities		(2,357)		(1,727)

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable, net		156,248		463,600
Repayments of notes payable		(304,290)		-
Repayments under settlement agreement		-		(15,000)
Repayments of convertible notes payable		-		(116,000)
Net cash provided by financing activities		(148,042)		332,600

Effect of foreign exchange rates changes on cash		14,632		(143,095)
Net decrease in cash		(1,927,515)		(140,270)
Cash at beginning of period		2,473,386		142,413
Cash at end of period		$545,871		$2,143

Supplemental disclosure:
Cash paid for interest		$32,603		$52,681
Cash paid for taxes		$-		$-

The accompanying condensed notes are an integral part of these unaudited condensed consolidated financial statements.

F-45

	For the Six Months Ended
	December 31,
	2021	2020
Supplemental disclosure of non-cash operating activities:

Initial fair value of derivative liability recorded as debt discount	$-	$463,300

Supplemental disclosure of non-cash investing and financing activities:

Relative fair value of warrants issued with convertible promissory notes	$125,252	$-

Issuance of Common Stock for services
Value	$147,660	$6,820
Shares	543,425	200,000

Issuance of Common Stock for conversions of convertible promissory notes and accrued interest
Value	$666,625	$708,272
Shares	2,500,000	16,331,766

The accompanying condensed notes are an integral part of these unaudited condensed consolidated financial statements.

F-46

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION

Organization and Nature of Business

Today, mPhase is an EV Charging company with over four decades of experience, technology and a team working to enhance the existing business lines through the integration of cloud-based systems and to deliver software as a service (“SaaS”) and technology as a service (“TaaS”). The focus of our business and central to our success is the full build out and deployment of our mPower EV Charging Network and Consumer Engagement Platform under our mPower ecosystem. As we work to grow the mPower ecosystem, we seek to tailor it to each individual’s tastes and needs, with particular emphasis on empowering today’s green consumer. We are working to build, grow and expand quickly our unique mPower ecosystem globally, as our technology and services give us a competitive advantage over our competition. Our vision of the mPower ecosystem will consist of the following products and services offered through the mPower application (“mPower App”): (1) mPower EV Charging Network and (2) Consumer Engagement Platform. The goal is to leverage our mPower ecosystem to allow for other businesses and third parties such as retailers and service providers to partner with us in order to utilize our ecosystem (i.e. data, locations, consumers), which in return will create further contracted revenue for mPhase.

Branded under the mPower name, we are taking our EV Charging Network offering and combining it with the Consumer Engagement Platform and creating a circular ecosystem where people shop, dine, fuel and interact with the world to create a richer life experience, all through our mPower App.

F-47

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

Basis of Presentation

The unaudited consolidated financial information furnished herein reflects all adjustments, consisting only of normal recurring items, which in the opinion of management, are necessary to fairly state the Company’s financial position, results of operations and cash flows for the dates and periods presented and to make such information not misleading. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been omitted pursuant to rules and regulations of the Securities and Exchange Commission (the “SEC”); nevertheless, management of the Company believes that the disclosures herein are adequate to make the information presented not misleading.

The unaudited consolidated financial statements for the three and six months ended December 31, 2021 and 2020 include the operations of mPhase and its wholly-owned subsidiaries, mPower Charging, Inc., Medds, Inc., mPhase Technologies India Private Limited effective March 19, 2019, and Alpha Predictions LLP effective June 30, 2019. All significant intercompany accounts and transactions have been eliminated in the consolidation.

These unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended June 30, 2021, contained in the Company’s Annual Report on Form 10-K filed with the SEC on October 13, 2021. The results of operations for the three and six months ended December 31, 2021, are not necessarily indicative of results to be expected for any other interim period or the fiscal year ending June 30, 2022.

Impact of COVID-19 Pandemic

A novel strain of coronavirus, COVID-19, surfaced during December 2019 and has spread around the world, including to the United States. During March 2020, COVID-19 was declared a pandemic by the World Health Organization. During certain periods of the pandemic thus far, a number of U.S. states and various countries throughout the world had been under governmental orders requiring that all workers remain at home unless their work was critical, essential, or life-sustaining. As a result of these governmental orders, the Company temporarily closed its domestic and international offices and required all of its employees to work remotely. As economic activity has begun and continues recovering, the impact of the COVID-19 pandemic on our business has been more reflective of greater economic and marketplace dynamics. Furthermore, in light of variant strains of the virus that have emerged, the COVID-19 pandemic could once again impact our operations and the operations of our customers and vendors as a result of quarantines, illnesses, and travel restrictions.

The full impact of the COVID-19 pandemic on the Company’s financial condition and results of operations will depend on future developments, such as the ultimate duration and scope of the pandemic, its impact on the Company’s employees, customers, and vendors, in addition to how quickly normal economic conditions and operations resume and whether the pandemic impacts other risks disclosed in Item 1A “Risk Factors” within the Company’s Annual Report on Form 10-K. Even after the pandemic has subsided, the Company may continue to experience adverse impacts to its business as a result of any economic recession or depression that has occurred as a result of the pandemic. Therefore, the Company cannot reasonably estimate the impact at this time. The Company continues to actively monitor the pandemic and may determine to take further actions that alter its business operations as may be required by federal, state, or local authorities or that it determines are in the best interests of its employees, customers, vendors, and shareholders. The Company applied for a loan under the Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief and Economic Security Act of 2020 (“CARES ACT”). During April 2020, the Company received loan proceeds of $33,333 under the SBA PPP of the CARES Act (see Note 6: Notes Payable).

F-48

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 2: GOING CONCERN

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has generated net income of $194,203 and has used cash in operating activities of $1,791,748 for the six months ended December 31, 2021. At December 31, 2021, the Company had a working capital surplus of $11,402,820, and an accumulated deficit of $225,867,206. While these factors alone may raise doubt as to the Company’s ability to continue as a going concern, management believes the Company’s present and expected cash flows will enable it to meet its obligations for a period of twelve months from the date of this filing. The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In the event managements’ plans do not materialize, in order to meet the Company’s working capital needs through the next twelve months and to fund the growth of its nanotechnology, artificial intelligence, and machine learning technologies, as well as our EV charging initiatives, the Company may consider plans to raise additional funds through the issuance of equity or debt. Although the Company intends to obtain additional financing to meet its cash needs, the Company may be unable to secure any additional financing on terms that are favorable or acceptable to it, if at all. The Company’s ability to raise additional capital may also be impacted by the recent COVID-19 pandemic, which such ability is highly uncertain, cannot be predicted, and could have an adverse effect on the Company’s business and financial condition.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications

Certain reclassifications of prior year amounts have been made to enhance comparability with the current year’s unaudited consolidated financial statements, including, but not limited to, presentation of certain items within the unaudited consolidated statements of operations and comprehensive income (loss), unaudited consolidated statements of cash flows, and certain notes to the unaudited consolidated financial statements.

Foreign Currency Translation and Transactions

The functional currencies of our operations in India and the United Kingdom are the Indian Rupee (“INR”) and the British Pound (“GBP”), respectively. Assets and liabilities are translated into U.S. dollars at the exchange rates in effect at the balance sheet date, and income and expense items are translated at the average exchange rates in effect during the applicable period. The aggregate effect of foreign currency translation is recorded in accumulated other comprehensive income (loss) in our consolidated balance sheets. Our net investments in our Indian and United Kingdom operations are recorded at the historical rates and the resulting foreign currency translation adjustments, net of income taxes, are reported as other comprehensive income and accumulated other comprehensive income within stockholders’ equity in accordance with ASC 220 – Comprehensive Income.

F-49

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The exchange rates used to translate amounts in INR and GBP into USD for the purposes of preparing the consolidated financial statements were as follows:

Balance sheet:

	December 31, 2021	June 30, 2021
Period-end INR: USD exchange rate	$0.01349	$0.01349
Period-end GBP: USD exchange rate	$1.34915	$1.38510

Income statement:

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Average Period INR: USD exchange rate	$0.01349	$0.01362	$0.01349	$0.01351
Average Period GBP: USD exchange rate	$1.34876	$1.32094	$1.36066	$1.29006

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated at the rate on the date of the transaction and included in the results of operations as incurred.

Use of Estimates

The preparation of unaudited consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates include the collectability of accounts receivable, estimated useful lives of finite-lived intangible assets, accrued expenses, valuation of derivative liabilities, stock-based compensation, and the deferred tax asset valuation allowance.

Concentrations of Credit Risk

Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with four financial institutions. Deposits held with the financial institutions may exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits, but may be redeemed upon demand. The Company performs periodic evaluations of the relative credit standing of the financial institutions. With respect to accounts receivable, the Company monitors the credit quality of its customers as well as maintains an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments.

F-50

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Risk

Agreements which potentially subject the Company to concentrations of revenue risk consist principally of one customer agreement. For the six months ended December 31, 2021 and 2020, this one customer accounted for approximately 100% and 100% of our total revenue, respectively. At December 31, 2021 and June 30, 2021, this one customer accounted for approximately 100% and 100% of our total accounts receivable, respectively. During December 2021, the Company began invoicing its consumer engagement locations. Although immaterial at December 31, 2021, as these locations continue to grow, the aforementioned one customer will become less of the Company’s total revenue and accounts receivable, thus decreasing the Company’s revenue risk concentrations.

Supplier Risk

Agreements which potentially subject the Company to concentrations of supplier risk consist principally of one supplier agreement. For the six months ended December 31, 2021, this one supplier accounted for approximately 100% of our total cost of revenue and accounted for approximately 80% of our total accounts payable. For the six months ended December 31, 2020, this one supplier accounted for approximately 100% of our total cost of revenue and accounted for approximately 97% of our total accounts payable.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents at December 31, 2021 and June 30, 2021. The Company places its cash and cash equivalents with high-quality financial institutions. At times, balances in the Company’s cash accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. At December 31, 2021 and June 30, 2021, the Company’s cash balance at one financial institution exceeded the FDIC limit.

Accounts Receivable

The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. Additionally, to date, the Company has entered into six separate tri-party settlement and offset agreements with its largest customer and largest vendor, whereby the Company’s largest customer has agreed to direct funds due the Company for certain outstanding invoices, to the Company’s largest vendor to satisfy payment on behalf of the Company for certain outstanding invoices. To date, the aggregate amount of the six tri-party settlement and offset agreements has totaled $48,750,000. At December 31, 2021 and June 30, 2021, the Company determined there was no requirement for an allowance for doubtful accounts.

Goodwill and Intangible Assets

Goodwill is recorded when the purchase price paid for an acquisition exceeds the fair value of the net identified tangible and intangible assets acquired. The Company evaluates goodwill for impairment annually or more frequently when an event occurs or circumstances change that indicate that the carrying value may not be recoverable. The Company tests goodwill for impairment by first comparing the fair value of the reporting unit to its carrying value. If the fair value is determined to be less than the carrying value, a second step is performed to measure the amount of impairment loss, if any. On June 30, 2022, the Company will perform its annual evaluation of goodwill impairment to determine if the estimated fair value of the reporting unit exceeds its carrying value.

F-51

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Patents and licenses are capitalized when the Company determines there will be a future benefit derived from such assets and are stated at cost. Amortization is computed using the straight-line method over the estimated useful life of the asset, generally five years. As of December 31, 2021 and June 30, 2021, the book value of patents and licenses of $214,383, has been fully amortized and no amortization expense was recorded for the six months ended December 31, 2021 and 2020.

Capitalized Software Development Costs

The Company follows the provisions of ASC 350-40, “Internal Use Software.” ASC 350-40 provides guidance for determining whether computer software is internal-use software, and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company expenses all costs incurred during the preliminary project stage of its development, and capitalizes the costs incurred during the application development stage. Costs incurred relating to upgrades and enhancements to the software are capitalized if it is determined that these upgrades or enhancements add additional functionality to the software. Costs incurred to improve and support products after they become available are charged to expense as incurred.

Capitalized software development costs are amortized on a straight-line basis over the estimated useful lives, currently three years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

At December 31, 2021, the book value of purchased and developed technology of $3,875,256, included three technology platforms, a machine learning platform and two artificial intelligence platforms. For the six months ended December 31, 2021 and 2020, the Company incurred amortization expense of $449,142 and $450,302, respectively.

Fair Value of Financial Instruments

The Company accounts for the fair value of financial instruments in accordance with ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements”. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

F-52

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, accounts payable, accrued liabilities, due to related parties, and current and long-term debt. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The fair value of short and long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value with the exception of the fair value of due to related parties as the fair value cannot be determined due to a lack of similar instruments available to the Company. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

Revenue is derived from the sale of artificial intelligence and machine learning focused technology products and related services. The Company recognizes revenue when performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. In the event any discounts, sales incentives, or similar arrangements are agreed to with a customer, such amounts are estimated at time of sale and deducted from revenue. Sales taxes and other similar taxes are excluded from revenue (see Note 5).

Contract liabilities include amounts billed to customers in excess of revenue recognized and are presented as contract liabilities on the consolidated balance sheets (see Note 5).

A contract asset is recognized for incremental costs to obtain a customer contract that are recoverable, otherwise such incremental costs are expensed as incurred.

F-53

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-Based Compensation

The Company computes share based payments in accordance with the provisions of ASC Topic 718, Compensation – Stock Compensation and related interpretations. As such, compensation cost is measured on the date of grant at the fair value of the share-based payments. Such compensation amounts, if any, are amortized over the respective vesting periods of the grants. The Company estimates the fair value of stock options and warrants by using the Black-Scholes option pricing model.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of the Company’s Common Stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the Financial Accounting Standards Board (“FASB”) ASC. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt using the effective interest method.

Income Taxes

The Company accounts for income taxes in accordance with Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740”) issued in December 2019. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

F-54

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 740 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company’s tax returns for its June 30, 2021, 2020, 2019, and 2018 tax years may be selected for examination by the taxing authorities as the statute of limitations remains open.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices for the years ended June 30, 2021 and 2020.

Earnings Per Share

In accordance with the provisions of FASB ASC Topic 260, Earnings per Share, basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted average number of shares of Common Stock outstanding during the period. Other potentially dilutive common shares, and the related impact to earnings, are considered when calculating EPS on a diluted basis.

In computing diluted EPS, only potential common shares that are dilutive, those that reduce EPS or increase loss per share, are included. The effect of contingently issuable shares is not included if the result would be anti-dilutive, such as when a net loss is reported. For the three months ended December 31, 2021, basic and diluted EPS are computed using the same number of weighted average shares as we incurred a net loss for those periods. For the six months ended December 31, 2021, as we incurred net income for the period, dilutive shares included approximately 25,000,000 shares of the Company’s Common Stock related to convertible promissory notes and outstanding warrants to purchase up to approximately 14,000,000 shares of the Company’s Common Stock, assuming conversion of such convertible promissory notes and exercise of such warrants occurred at July 1, 2021, as the conversion price of the convertible promissory notes and warrants were less than the average market price of the Company’s Common Stock for the six months ended December 31, 2021. At December 31, 2021, there were approximately 134,316 shares of the Company’s Common Stock to be issued and 1,000,000 restricted shares of the Company’s Common Stock to be issued upon vesting pursuant to the terms of employment agreements with the Company’s Chief Operating Officer and Chief Financial Officer, which were not included in computing dilutive EPS. For the three and six months ended December 31, 2020, as we incurred net income for those periods, dilutive shares included 31,750,297 shares of the Company’s Common Stock related to convertible promissory notes, assuming conversion of such convertible promissory notes occurred at October 1, 2020 and July 1, 2020, respectively, as the conversion price of the convertible promissory notes were less than the average market price of the Company’s Common Stock for the three and six months ended December 31, 2020. Additionally, for dilutive EPS purposes for the three and six months ended December 31, 2020, the assumed conversion of such convertible promissory notes at October 1, 2020 and July 1, 2020, increased the net income amount used in the dilutive EPS computation by $742,537 and $751,482, respectively, as a result of the net impact of interest that would not have been incurred during the period as well as original issue discounts, deferred financing costs, debt discounts, and derivative liability balances that would not have been required at December 31, 2020. At December 31, 2020, there were 115,817 restricted shares of the Company’s Common Stock to be issued upon vesting pursuant to the terms of an employment agreement with its former Chief Financial Officer, which were not included in computing dilutive EPS.

Modification/Extinguishment of Debt

In accordance with ASC 470, a modification or an exchange of debt instruments that adds or eliminates a conversion option that was substantive at the date of the modification or exchange is considered a substantive change and is measured and accounted for as extinguishment of the original instrument along with the recognition of a gain or loss. Additionally, under ASC 470, a substantive modification of a debt instrument is deemed to have been accomplished with debt instruments that are substantially different if the present value of the cash flows under the terms of the new debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original instrument. A substantive modification is accounted for as an extinguishment of the original instrument along with the recognition of a gain or loss.

F-55

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Standards

Effective July 1, 2021, the Company adopted Accounting Standards Update (“ASU”) 2019-12, Income Taxes (Topic 740). The standard amends and simplifies the accounting for income taxes by removing certain exceptions to the general principles of Topic 740, and also improves consistent application of and simplifies U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The Company determined the adoption of ASU 2019-12 did not have a material impact on its consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

During August 2020, the FASB issued ASU 2020-06, to modify and simplify the application of U.S. GAAP for certain financial instruments with characteristics of liabilities and equity. The standard is effective for the Company as of July 1, 2024, with early adoption permitted. The Company is reviewing the impact of this guidance on its consolidated financial statements.

During May 2021, the FASB issued ASU 2021-04, to clarify and reduce diversity in accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. The standard is effective for the Company as of July 1, 2022, with early adoption permitted. The Company is reviewing the impact of this guidance on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying unaudited consolidated financial statements.

NOTE 4: INTANGIBLE ASSET – PURCHASED SOFTWARE, NET

Intangible asset – Purchased Software, net, is comprised of the following at:

	December 31,	June 30,
	2021	2021
Purchased software	$3,875,256	$3,905,228
Less: accumulated amortization	(2,275,323)	(1,826,181)
Purchased software, net	$1,599,933	$2,079,047

Intangible asset – Purchased Software consists of the following three software technologies:

Alpha Predictions developed software	$448,255
Travel Buddhi developed software	114,420
CloseComms developed software	1,037,258
Total developed software	$1,599,933

The Alpha Predictions and Travel Buddhi developed software were acquired during the fiscal year ended June 30, 2019. The CloseComms developed software was acquired during the fiscal year ended June 30, 2020. At December 31, 2021, the Travel Buddhi and CloseComms technology platforms have been placed in service.

Developed software costs are amortized on a straight-line basis over three years. Amortization of developed software costs is included in general and administration expenses within the unaudited consolidated statements of operations.

For the three and six months ended December 31, 2021, amortization expense was $224,348 and $449,142, respectively. For the three and six months ended December 31, 2020, amortization expense was $226,469 and $450,302, respectively.

Future amortization expense related to the existing net carrying amount of developed software at December 31, 2021 is expected to be as follows:

Remainder of fiscal year 2022	$402,668
Fiscal year 2023	564,743
Fiscal year 2024	415,325
Fiscal year 2025	217,197
$1,599,933

F-56

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 5: REVENUE FROM CONTRACTS WITH CUSTOMERS

The following table presents our revenue disaggregated by category and primary geographic regions within our single reporting segment:

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Categories:
Subscription	$6,434,050	$6,180,000	$12,839,050	$12,360,000
Service and support	1,005,157	906,756	1,961,087	1,804,020
Application development and implementation	900,670	549,680	1,765,450	1,059,280
Total Revenue	$8,339,877	$7,636,436	$16,565,587	$15,223,300

Primary Geographic Regions:
United States	100%	-%	100%	-%
India	-%	100%	-%	100%
	100%	100%	100%	100%

Effective July 1, 2021, the Company moved the invoicing office of its largest customer to its customer’s United States based office. This change was to align the invoicing by the Company to the customer’s location managing the services provided under the customer agreement.

The following table presents our long-lived assets by primary geographic regions within our single reporting segment:

	December 31,
	2021	2020
United States	$1,438	$1,438
India	568,973	1,490,952
United Kingdom	1,046,096	1,068,556
Total long-lived assets	$1,616,507	$2,560,946

For the six months ended December 31, 2021 and 2020, the Company was subject to revenue concentration risk as one customer accounted for approximately 100% of our total revenue for both periods.

Subscription and Application Development and Implementation Revenue

The Company recognizes revenue when, or as, it satisfies a performance obligation to a customer. The Company primarily has one performance obligation, which includes the combined promise to develop, implement, and license customized software. Payment terms for the software include one-time application development and implementation fees, which are generally billed on a time-and-materials basis over the development and implementation period, plus fixed license subscription fees, which may either be billed in full upfront or in monthly installments over the license period, which is generally three to ten years. All of these fees are allocated to the single performance obligation of providing software to the customer.

F-57

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 5: REVENUE FROM CONTRACTS WITH CUSTOMERS (continued)

The performance obligation is fully satisfied at the point in time when the customer has taken control of the completed software, which is when physical possession of the software has transferred to the customer, the customer is able to use and benefit from the software, and the contractual license period has begun. Since the Company has no further obligation to the customer once control of the software has transferred, the Company recognizes revenue in full for all of the development and implementation fees at that point in time. Subscription fees are also recognized when control of the software has transferred to the customer but only to the extent such fees are contractually guaranteed to the Company. Any future monthly subscription fees that the Company would not have a contractually guaranteed right to collect in the event of early termination of the contract are instead recognized as revenue on a straight-line basis over the license period.

Service and Support Revenue

Certain contracts also contain a second performance obligation for service and support. This performance obligation includes the promise to provide future updates, upgrades, and enhancements to the software over the license period, if and when they occur. Service and support fees are fixed as a percentage of total contract value and billed in monthly installments over the license period. The Company recognizes service and support fee revenue over time, on a straight-line basis over the license period, as the customer receives such services on a generally uniform basis throughout the license period.

Allocation of the Transaction Price

Prices allocated to each performance obligation generally correspond with the contractually stated prices, since they equal standalone selling price. In some cases, services may be discounted, which requires the company to allocate the transaction price based on relative standalone selling price. The Company estimates standalone selling price based on comparable industry practices and the costs and margins involved in providing services to its customers.

Contract Liabilities

Contract liabilities include amounts billed to the customer in excess of revenue recognized and are presented as contract liabilities on the consolidated balance sheets. At December 31, 2021 and June 30, 2021, contract liabilities totaled $430,027 and $350,689, respectively.

The following table presents a reconciliation of the contract liabilities from June 30, 2021 to December 31, 2021:

June 30, 2021	$350,689
Contract liability deferral	300,247
Amortization of contract liability to revenue	(220,909)
December 31, 2021	$430,027

Practical Expedient

The Company has elected a practical expedient to omit certain disclosures about the transaction price allocated to remaining performance obligations for contracts with terms of one year or less.

F-58

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 6: NOTES PAYABLE

Notes payable is comprised of the following:

	December 31,	June 30,
	2021	2021
Note payable, SBA – Paycheck Protection Program [1]	$33,751	$33,680
Note payable, SBA – Economic Injury Disaster Loan [2]	163,081	160,393
Note payable, Accredited Investor [3]	43,202	276,035
Total notes payable	$240,034	$470,108
Less: current portion of notes payable	(93,144)	(323,218)
Long-term portion of notes payable	$146,890	$146,890

[1]	effective April 28, 2020, the Company entered into a promissory note with an approved lender in the principal amount of $33,333. The note was approved under the provisions of the Coronavirus, Aid, Relief and Economic Security Act (the “CARES Act”) and the terms of the Paycheck Protection Program of the U.S. Small Business Administration’s 7(a) Loan Program. The note accrues interest for the first six months following the issuance date at a rate of 1% per annum, (increasing to 6% per annum upon the occurrence of an Event of Default (as defined in the note)), and beginning November 28, 2020, requires 18 monthly payments of $1,876 each, consisting of principal and interest until paid in full on April 28, 2022. Subsequent to issuance, the first payment due date was extended. The note may be prepaid by the Company at any time prior to the maturity date with no prepayment penalties. Additionally, any portion of the note up to the entire principal and accrued interest balance may be forgiven in the event the Company satisfies certain requirements as determined by the CARES Act. The Company has applied for forgiveness and expects to satisfy the requirements for forgiveness of the entire principal and accrued interest balance. The Company is awaiting receipt of approval of its requested forgiveness from the SBA through its treasury partner. At December 31, 2021, $33,751 was recorded as a current liability within notes payable with the consolidated balance sheets.

[2]	effective May 28, 2020, the Company entered into a promissory note and security agreement with the U.S. Small Business Administration (“SBA”) in the principal amount of $150,000. The note was approved under the provisions of the CARES Act and the terms of the COVID-19 Economic Injury Disaster Loan (“EIDL”) program of the SBA’s EIDL Program. The note accrues interest at a rate of 3.75% per annum, and beginning May 28, 2021, requires monthly payments of $731 each, consisting of principal and interest until paid in full on May 28, 2050. Subsequent to issuance, the SBA extended the first payment due date to 24 months from the date of the note. The note may be prepaid by the Company at any time prior to the maturity date with no prepayment penalties. Additionally, this promissory note is collateralized by certain of the Company’s property as specified within the security agreement. Furthermore, on June 4, 2020, the Company received $4,000 from the SBA, which it is currently working to obtain details from the SBA regarding this amount. As such, at December 31, 2021, the Company recorded this amount as a current liability. At December 31, 2021, $16,191 was recorded as a current liability within notes payable and $146,890 was recorded as a long-term liability within notes payable, net of current portion with the consolidated balance sheets.

F-59

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 6: NOTES PAYABLE (continued)

[3]	effective February 8, 2021, the Company entered into a securities purchase agreement with an accredited investor and issued an 12% promissory note in the principal amount of $362,250 (including a $47,250 original issue discount) to the accredited investor with a maturity date of February 8, 2022. Twelve months of interest is immediately earned by the accredited investor upon the Company receiving proceeds and is included in the required monthly repayments. On February 10, 2021, the Company received net proceeds in the amount of $288,000 as a result of $27,000 being paid for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. In accordance with the securities purchase agreement, the Company issued 1) 250,000 restricted shares of its Common Stock (“Commitment Shares”) to the accredited investor as additional consideration for the purchase of the promissory note and 2) 200,000 restricted shares of its Common Stock (“Returnable Shares”) to the accredited investor which will be returned to the Company upon timely completion of the required repayment schedule. Repayments of the promissory note shall be made in eight (8) installments each in the amount of $50,715, which commenced July 8, 2021 and continues thereafter each thirty (30) days until February 8, 2022. This promissory note is only convertible upon an event of default as defined in the promissory note. The original issue discount, deferred financing costs and issuance date fair value of the Commitment Shares are being amortized over the term of the note. At December 31, 2021, the aggregate outstanding balance of the promissory note and accrued interest was $101,430. At December 31, 2021, the aggregate balance of the promissory note, net of original issue discount, deferred financing costs and issuance date fair value of the Commitment Shares was $43,202.

NOTE 7: CONVERTIBLE DEBT ARRANGEMENTS

JMJ Financial

At December 31, 2021 and June 30, 2021, the amount recorded in current liabilities for this one convertible note and accrued interest thereon due to JMJ Financial was $235,925 and $226,704, respectively. During the six months ended December 31, 2021 and 2020 the Company recorded $9,221 and $8,514, respectively, of interest for the outstanding convertible note.

At December 31, 2021 and June 30, 2021, the aggregate remaining amount of convertible securities held by JMJ could be converted into 11,796 and 11,335 shares, respectively, with a conversion price of $20.

Accredited Investors

Evergreen Agreement

On April 6, 2021, the Company entered into a Securities Purchase Agreement (“Agreement”) with Evergreen Capital Management LLC (the “Investor”), pursuant to which the Company sold to the Investor an aggregate of up to $2,040,000 in aggregate subscription amount of notes and warrants to purchase an aggregate of 11,730,000 shares of Common Stock in two (2) tranches (each a “Tranche”), with the first Tranche of $1,540,000 in subscription amount of notes (to purchase an aggregate of $1,771,000 in principal amount of notes) and warrants to purchase an aggregate of 8,855,000 shares of Common Stock being closed on upon execution of this Agreement. The closing for the second Tranche of $500,000 in subscription amount of notes (to purchase an aggregate of $575,000 in principal amount of notes) and warrants to purchase an aggregate of 2,875,000 shares of Common Stock will occur within three (3) business days after the later of (i) the filing by the Company of a Registration Statement on Form S-1 for the sale of Common Stock that will be listed on a national securities exchange, or (ii) the thirtieth (30th) day following the closing of the first Tranche. The first and second Tranches closed and funded on April 6, 2021 and May 3, 2021, respectively.

F-60

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 7: Convertible Debt Arrangements (continued)

The Notes mature on April 6, 2022 and May 3, 2022, bears interest at the rate of 5% per annum and are convertible at any time upon the option of the Investor into shares of Common Stock at a conversion price equal to $0.20 per share or, upon the occurrence and during the continuance of an Event of Default (as defined in the Note), if lower, at a conversion price equal to 75% of the lowest daily volume-weighted average price (“VWAP”) of the Common Stock during the 20 consecutive trading days immediately preceding the applicable conversion date. The Company has the right to prepay all or any portion of the outstanding balance of the Note in an amount equal to 115% or 120%, depending on whether such repayment is made before or after November 5, 2021, multiplied by the portion of the outstanding balance to be prepaid. The Company is required to prepay all or any portion of the outstanding balance of the Note upon the occurrence of a Qualified Financing (as defined in the Note). If at any time while the Note is outstanding, the Company completes any single Future Transaction (as defined in the Note), the Investor may, in its sole discretion, elect to apply all, or any portion, of the then outstanding principal amount of this Note and any accrued but unpaid interest, as purchase consideration for such Future Transaction.

The Warrants are exercisable at a purchase price of $0.20 per share at any time on or prior to April 6, 2025 and May 3, 2025, and may be exercised on a cashless basis, beginning on the six-month anniversary of the Effective Date, if the shares of Common Stock underlying the Warrants are not then registered under the Securities Act of 1933, as amended (the “Securities Act”). On January 31, 2022, the Investor agreed to not convert, tender for conversion or otherwise take steps toward the conversion of either of the Notes to Common Stock until the earlier of (a) May 1, 2022 or (b) the date on which the Common Stock commences trading on the Nasdaq Stock Market or another national stock exchange. The Investor will not have the right to exercise the Warrants if the Investor, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to its conversion and under no circumstances may exercise the Warrants if the Investor, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to its exercise.

The Securities Purchase Agreement (the “SPA”) contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

In connection herewith, the Company recorded an original issue discount of $306,000 and deferred financing costs of $42,500. The original issue discount and deferred financing costs are being amortized over the term of the note. At December 31, 2021, the aggregate balance of the convertible promissory note and accrued interest was $1,927,988. At December 31, 2021, the aggregate balance of the convertible promissory note, net of original issue discount and deferred financing costs was $1,387,297. During October 2021 and December 2021, an aggregate of $500,000 of outstanding principal was converted into an aggregate of 2,500,000 shares of the Company’s Common Stock. The company recorded an aggregate loss on extinguishment of debt of $166,625 as a result of the Company issuing shares of its Common Stock to satisfy the outstanding principal conversions.

Investors’ Agreement

On May 4, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with two accredited investors (the “Investors”), pursuant to which the Company sold to the Investors an aggregate of up to $2,550,000 in Aggregate Subscription Amount of Notes and Warrants to acquire an aggregate of 15,000,000 shares of Common Stock in two tranches (each a “Tranche”), with the first Tranche of $1,924,999 in subscription Amount of Notes (to sell an aggregate of $2,264,706 in principal amount of Notes) and Warrants to acquire an aggregate of 11,323,529, shares of Common Stock being closed on upon execution of the SPA. The closing for the second tranche for $625,001 in Subscription Amount Notes (to sell an aggregate of $735,294 in principal amount of Notes) and Warrants to acquire an aggregate of 3,676,471 shares of Common Stock will occur within three (3) business days after the later of (i) the filing of a Registration Statement on Form S-1 for the sale of Common Stock that will be listed on a national securities exchange or (ii) the thirtieth (30th) day following the closing of the first Tranche. The first and second Tranches closed and funded on May 3, 2021 and June 30, 2021, respectively. The Company received a portion of the proceeds related to the second Tranche on July 1, 2021.

F-61

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 7: Convertible Debt Arrangements (continued)

The Notes mature on May 4, 2022 and June 30, 2022, bear interest at the rate of 5% per annum and are convertible at any time upon the option of the Investors into shares of Common Stock at a conversion price equal to $0.20 per share. The Company has the right to prepay all or any portion of the outstanding balance of the Notes in an amount equal to 115% or 120%, depending on whether such repayment is made before November 5, 2021 or after November 5, 2021, respectively, multiplied by the portion of the outstanding balance to be prepaid.

The Warrants are exercisable at a purchase price of $0.20 per share at any time on or prior to May 4, 2025 and June 30, 2025, and may be exercised on a cashless basis, beginning on the six-month anniversary of the Effective Date, if the shares of Common Stock underlying the Warrants are not then registered under the Securities Act.

The SPA contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

In connection herewith, the Company recorded an original issue discount of $447,237 and deferred financing costs of $10,000. The original issue discount and deferred financing costs are being amortized over the term of the note. At December 31, 2021, the aggregate balance of the convertible promissory note and accrued interest was $3,075,146. At December 31, 2021, the aggregate balance of the convertible promissory note, net of original issue discount and deferred financing costs was $2,135,337.

At December 31, 2021 and June 30, 2021, there was $4,832,616 and $5,143,795 of convertible notes payable outstanding, net of discounts of $1,304,993 and $3,157,759, respectively.

During the six months ended December 31, 2021 and 2020, amortization of original issue discount, deferred financing costs, and debt discounts amounted to $2,077,049 and $494,184, respectively.

During the six months ended December 31, 2021, $500,000 of convertible notes were converted into 2,500,000 shares of the Company’s Common Stock. During the six months ended December 31, 2020, $288,182 of convertible notes, including fees and interest, were converted into 16,331,766 shares of the Company’s Common Stock.

At December 31, 2021, the Company was in compliance with the terms of the Accredited Investors convertible promissory notes.

F-62

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 7: Convertible Debt Arrangements (continued)

Notes payable under convertible debt and debenture agreements, net is comprised of the following:

	December 31,	June 30,
	2021	2021
JMJ Financial	$109,000	$109,000
Accredited Investors	4,832,616	5,148,795
Unamortized OID, deferred financings costs, and debt discounts	(1,304,993)	(3,157,759)
Total convertible debt arrangements, net	$3,636,623	$2,100,036

At December 31, 2021 and June 30, 2021, the outstanding balances are reflected as current liabilities within our consolidated balance sheets. At December 31, 2021 and June 30, 2021, accrued interest on these convertible notes of $303,207 and $162,271, respectively, is included within accrued expenses of the consolidated balance sheets.

NOTE 8: DERIVATIVE LIABILITY

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815, Derivatives and Hedging. The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operation as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date then reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) from June 30, 2020 to June 30, 2021, as there was no derivative liability transactions during the three months ended December 31, 2021:

Conversion feature derivative liability
June 30, 2020	$897,631
Initial fair value of derivative liability recorded as debt discount	853,800
Initial fair value of derivative liability charged to other expense	2,240,908
Gain on change in fair value included in earnings	(3,267,323)
Derivative liability relieved by conversions of convertible promissory notes	(725,016)
June 30, 2021	$-

Total derivative liability at December 31, 2021 and June 30, 2021 amounted to $0 for both periods.

The Company recognizes its derivative liabilities as Level 3 and values its derivatives using the methods discussed below. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed are that of volatility and market price of the underlying Common Stock of the Company.

At December 31, 2021, the Company did not have any derivative instruments that were designated as hedges.

F-63

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 9: STOCKHOLDERS’ EQUITY

At December 31, 2021, the total number of shares of all classes of stock that the Company shall have the authority to issue is 500,001,000 shares consisting of 500,000,000 shares of Common Stock, $0.01 par value per share, of which 81,656,033 are issued and 81,627,663 are outstanding, and 1,000 shares of preferred stock, par value $0.01 per share of which 1,000 shares have been designated as Series A Super Voting Preferred of which 1,000 are issued and outstanding.

On August 27, 2019, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock of the Company to 100,000,000 shares from 25,000,000 shares. On September 4, 2019, the Company filed a Certificate of Amendment to its Certificate of Incorporation to increase its authorized Common Stock from 25,000,000 shares to 100,000,000 shares.

On June 10, 2020, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock of the Company to 250,000,000 shares from 100,000,000 shares. On July 14, 2020, the Company filed a Certificate of Amendment to its Certificate of Incorporation to increase its authorized Common Stock from 100,000,000 shares to 250,000,000 shares.

On August 3, 2020, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock of the Company to 500,000,000 shares from 250,000,000 shares. On August 4, 2020, the Company filed a Certificate of Amendment to its Certificate of Incorporation to increase its authorized Common Stock from 250,000,000 shares to 500,000,000 shares.

Common Stock

Stock Based Compensation – Common Stock Grants

During the six months ended December 31, 2021, the Company recorded $45,869 of stock-based compensation expense related to a November 22, 2021 grant of 500,000 restricted shares of Common Stock to the Company’s Chief Financial Officer and a May 17, 2021 grant of 500,000 restricted shares of Common Stock to the Company’s Chief Operating Officer, both of which vests 25% on the 1 year, 2 year, 3 year, and 4 year anniversaries of the grant dates.

During the six months ended December 31, 2020, the Company entered into an exchange agreement (the “Exchange Agreement”) with its Chief Executive Officer, Anshu Bhatnagar (“Holder”), whereby earned and issued warrants to purchase 37,390,452 shares of the Company’s Common Stock (the “Cancelled Warrants”) pursuant to the terms of that certain Transition Agreement (the “Transition Agreement”) and Warrant Agreement (the “Warrant Agreement”) each between the Company and Holder and dated as of January 11, 2019 were forfeited and exchanged for (i) 37,390,452 shares of the Company’s Common Stock (the “Shares”) and (ii) the cancellation and termination of the Transition Agreement and Warrant Agreement. The Cancelled Warrants had an exercise price of $0.50 per share and were not subject to expiration. Such Exchange Agreement is intended to make the Company’s capitalization more attractive to potential investors and to remove the uncertainty associated with any future grants of warrants under the Transition Agreement and Warrant Agreement, although there can be no assurance of any future investments on terms that are attractive to the Company, or at all. Immediately prior to the Company’s entry into the Exchange Agreement, it was determined that 5,650,708 additional warrants (the “Additional Warrants”) to purchase the Company’s Common Stock were due to and issued to the Holder in accordance with the terms and conditions of the Transition Agreement as the Transition Agreement required certain liabilities to be eliminated by the prior management team within six months of the Transition Agreement’s effective date of January 11, 2019. However, the Additional Warrants were immediately cancelled and terminated with the intention of mitigating potential liabilities arising from certain issuances of the Company’s Common Stock below the minimum price of $0.50 per share as stated within the Transition Agreement. The Shares to be issued and sold to the Holder pursuant to the Exchange Agreement were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. For the year ended June 30, 2021, the Company recorded $153,301 of stock-based compensation expense related to the Exchange Agreement. See Common Stock Warrants section below for further details of the warrants.

F-64

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 9: STOCKHOLDERS’ EQUITY (continued)

Furthermore, during the six months ended December 31, 2020, the Company recorded $21,474 of stock-based compensation expense related to a June 1, 2019 grant of 231,635 shares of Common Stock to the Company’s former Chief Financial Officer, which vested 25% on the six month, 1 year, 2 year, and 3 year anniversaries of the grant date.

Vendor Services

During the six months ended December 31, 2021, the Company entered into various consulting, public relations, and marketing agreements whereby the Company issued an aggregate of 543,425 restricted shares of its Common Stock for services to be performed during specified periods of time. During the six months ended December 31, 2021, the Company recorded $83,960 of expense.

During the six months ended December 31, 2020, the Company entered into a consulting, public relations, and marketing agreement whereby the Company issued 200,000 restricted shares of its Common Stock for services to be performed during the agreement period of July 15, 2020 through October 15, 2020. During the six months ended December 31, 2020, the Company recorded $6,820 of expense.

Board of Director Services

During the six months ended December 31, 2021, the Company granted an aggregate of 134,316 restricted shares of its Common Stock in accordance with the Board of Directors agreements in place during this period. During the six months ended December 31, 2021, the Company recorded $30,000 of expense. At December 31, 2021, the grant date fair value of the 134,316 granted restricted shares of $30,000 is classified as Common Stock to be issued within the consolidated balance sheets.

During the six months ended December 31, 2020, there were no restricted shares of the Company’s Common Stock granted in accordance with any Board of Directors agreements.

Conversion of Debt Securities

During the six months ended December 31, 2021, $500,000 of convertible notes were converted into 2,500,000 shares of the Company’s Common Stock by an accredited investor, valued at $666,625. During the six months ended December 31, 2020, $288,182 of convertible notes, including fees and interest, were converted into 16,331,766 shares of the Company’s Common Stock by accredited investors, valued at $708,272.

F-65

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 9: STOCKHOLDERS’ EQUITY (continued)

Reserved Shares

At December 31, 2021, the convertible promissory notes entered into with the accredited investors require the Company to reserve approximately 82,000,000 shares of its Common Stock for potential future conversions under such instruments.

At December 31, 2021, 7,202 shares of the Company’s Common Stock remain subject to be returned to the Company’s treasury for cancellation. Such shares were not sold as part of 8,000 shares of the Company’s Common Stock that was advanced during fiscal year 2014 under an Equity Line of Credit.

Common Stock Warrants

Exchange Agreement – Warrants Exchanged for Common Stock

Refer to the Exchange Agreement, Cancelled Warrants, Transition Agreement and Warrant Agreement discussed in the aforementioned Stock Based Compensation – Common Stock Grants section of Note 9.

Warrant Agreements – Convertible Promissory Note Warrants

Pursuant to a Securities Purchase Agreement between the Company and two accredited investors dated as of April 30, 2021, the Company sold to the Investors and the Investors acquired an aggregate of 14,908,077 warrants to acquire shares of the Company’s Common Stock. The warrants expire four years after issuance and have an exercise price of $0.20 per share, subject to adjustment hereunder. The warrants can also be exercised under a cashless basis as outlined within the Warrant Agreement. The Company attributed an aggregate fair value of $1,879,204 to the warrants, based upon an average value of $0.35 per warrant.

As discussed in Note 7, the Evergreen Agreement, the Company sold to the Investor and the Investor acquired an aggregate of 11,730,000 warrants to acquire shares of the Company’s Common Stock. The warrants expire four years after issuance and have an exercise price of $0.20 per share, subject to adjustment hereunder. The warrants can also be exercised under a cashless basis as outlined within the Warrant Agreement. The Company attributed an aggregate fair value of $1,293,541 to the warrants, based upon an average value of $0.27 per warrant.

F-66

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 9: STOCKHOLDERS’ EQUITY (continued)

Fair Value of Warrants

The Company estimates the fair value of each option award on the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the table below. Because Black-Scholes option valuation models incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and applicable employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The following range of assumptions were utilized during the six months ended December 31, 2021:

Expected volatility	618.01%
Weighted-average volatility	618.01%
Expected dividends	0%
Expected term (in years)	4.0
Risk-free rate	0.68%

The following table sets forth Common Stock purchase warrants outstanding at December 31, 2021:

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding, June 30, 2021	25,718,971	$0.20	$-
Warrants issued	919,106	0.20	-
Warrants forfeited	-	-	-
Outstanding, December 31, 2021	26,638,077	$0.20	$-

Common stock issuable upon exercise of warrants	26,638,077	$0.20	$-

	Common Stock Issuable Upon Exercise of Warrants Outstanding			Common Stock Issuable Upon Warrants Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2021	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2021	Weighted Average Exercise Price
$0.20	26,638,077	3.34	$0.20	26,638,077	$0.20
	26,638,077	3.34	$0.20	26,638,077	$0.20

F-67

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 10: RELATED PARTY TRANSACTIONS

Microphase Corporation

At December 31, 2021, the Company owed $32,545 to Microphase for previously leased office space at its Norwalk location and for certain research and development services and shared administrative personnel from time to time, all through December 31, 2015.

Transactions With Officers

Note Payable Issuances

At various points during past fiscal years certain officers and former officers of the Company provided bridge loans to the Company evidenced by individual promissory notes and deferred compensation to provide working capital to the Company. During the six months ended December 31, 2021 and 2020, there were no advances from any officers or former officers of the Company. During the six months ended December 31, 2021 and 2020, $22,883 and $2,412 has been charged for interest on loans from officers and former officers.

On October 22, 2020, the Company received a notice of event of default and demand letter (“Demand Letter”) from a former officer and promissory note holder (the “Note Holder”). The promissory note was issued on November 1, 2019, in the original principal amount of $40,739, accrued interest at a rate of 6% per annum, and matured on April 18, 2020. The Demand Letter stated an aggregate of $51,940 of principal and interest was immediately due. The promissory note does not have a convertible feature and is not convertible into shares of the Company’s Common Stock. Additionally, the promissory note does not contain any cross-default provisions with any other promissory notes issued by the Company. The Company expects to work with the Note Holder to negotiate a repayment structure whereby the Company can repay the Note Holder the balance due as quickly as possible based upon its available capital.

At December 31, 2021 and June 30, 2021, these outstanding notes including accrued interest totaled $769,970 and $747,086, respectively. At December 31, 2021, these promissory notes are not convertible into shares of the Company’s Common Stock.

Common Stock Issuances

During the six months ended December 31, 2021, the Company recorded $45,869 of stock-based compensation expense related to a November 22, 2021 grant of 500,000 restricted shares of Common Stock to the Company’s Chief Financial Officer and a May 17, 2021 grant of 500,000 restricted shares of Common Stock to the Company’s Chief Operating Officer, both of which vests 25% on the 1 year, 2 year, 3 year, and 4 year anniversaries of the grant dates.

Office Lease

Effective February 8, 2021, the Company relocated its corporate office to Gaithersburg, MD, and incurred rent expense of $1,350 per month through March 31, 2021, which was payable to a related party. The current lease payment is $1,600 per month and the lease term is a month-to-month arrangement. For the six months ended December 31, 2021 and 2020, $24,389 and $8,100, respectively, was recognized as rent expense. At December 31, 2021 and June 30, 2021, $35,971 was accrued as payable to the related party.

F-68

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020

(UNAUDITED)

NOTE 11: COMMITMENTS AND CONTINGENCIES

Commitments

Office Lease

Refer to Note 10: Related Party Transactions, Office Lease.

Contracts and Commitments Executed Pursuant to the Transition Agreement

In the transaction whereby, Mr. Bhatnagar acquired control of the Company on January 11, 2019, the Company entered into material commitments including an employment agreement and a warrant agreement (see Note 9).

NOTE 12: DISCONTINUED OPERATIONS

The Company has classified the operating results and associated assets and liabilities from its Jump line of products, which ceased generating material revenue during the first quarter of fiscal year 2017, as discontinued operations in the unaudited consolidated financial statements for the three and six months ended December 31, 2021 and 2020.

The assets and liabilities associated with discontinued operations included in our consolidated balance sheets at December 31, 2021 and June 30, 2021 were only accounts payable with a balance of $82,795 for both periods.

For the three and six months ended December 31, 2021 and 2020, there were no revenue or expenses associated with discontinued operations included in our unaudited consolidated statements of operations.

NOTE 13: SUBSEQUENT EVENTS

Subsequent to December 31, 2021, the Company, pursuant to the approval of its Board of Directors (the “Board”), entered into an amended and restated employment agreement with Anshu Bhatnagar, Chief Executive Officer of the Company, modifying the terms of the Employment Agreement entered into between the Company and Mr. Bhatnagar dated January 11, 2019 (collectively, the “Bhatnagar Amended Employment Agreement”). The Bhatnagar Amended Employment Agreement became effective retroactively as of January 1, 2022 and shall expire on December 31, 2032.

Subsequent to December 31, 2021, the Company, pursuant to the approval of the Board, entered into an amended and restated employment agreement with Angelia Lansinger Hrytsyshyn, Chief Financial Officer of the Company, modifying the terms of the Employment Agreement entered into between the Company and Ms. Hrytsyshyn dated November 16, 2021 (collectively, the “Hrytsyshyn Amended Employment Agreement”). The Hrytsyshyn Amended Employment Agreement became effective January 21, 2022.

Subsequent to December 31, 2021, the Company’s Board appointed James F. Engler, Jr. as a member of the Board to serve as a non-executive director of the Company.

Subsequent to December 31, 2021, the Company’s Board ratified and approved the establishment of the Audit Committee, Compensation Committee, and Nominating and Governance Committee as committees of the Board, the adoption of the charters for such committees and the appointment of the Company’s directors to such committees.

Subsequent to December 31, 2021, the Company entered into a non-recourse Future Receivables Agreement (“Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company sold, assigned, and transferred to Investor all of the Company’s future accounts, contract rights, and other entitlements arising from or relating to the payment of monies from the Company’s customers’ including all payments made in the ordinary course of business, for the payments due to the Company as a result of the Company’s sale of goods or services. The Agreement provides for the purchase of $4,050,000 of purchased receipts by the Investor with net proceeds of $2,910,000 to the Company. The weekly repayment term began during January 2022 and concludes during July 2022, at which time the Agreement will be fully satisfied.

Subsequent to December 31, 2021, the Company’s Board approved the issuance of 3,352,066 shares of the Company’s Common Stock to Anshu Bhatnagar, Chief Executive Officer of the Company, to satisfy a note payable due to Mr. Bhatnagar in the aggregate amount of $528,607.

Subsequent to December 31, 2021, Evergreen agreed to not convert shares for a period of time. Refer to Note 7 for details.

Subsequent to December 31, 2021, the Company filed for a name change with the Financial Industry Regulatory Authority (“FINRA”) to mPower Technologies, Inc.

F-69

___________ Units

Each Unit Consisting of One Share of Common Stock and

One Warrant To Purchase One Share of Common Stock

PROSPECTUS

H.C. Wainwright & Co.

        , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the Common Stock being registered. All amounts other than the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market (“Nasdaq”) Listing Fee are estimates.

SEC Registration Fee		$1,368.81
FINRA Filing Fee	$
Nasdaq Listing Fee	$
Printing Fees and Expenses*	$
Accounting Fees and Expenses*	$
Legal Fees and Expenses*	$
Transfer Agent and Registrar Fees*	$
Miscellaneous Fees and Expenses*	$
Total	$

* Expenses not presently known.

Item 14. Indemnification of Directors and Officers

New Jersey permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of New Jersey law permitting indemnification can be found in Section 14A:3-5 of the New Jersey Statutes Annotated.

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-1

Item 15. Recent Sales of Unregistered Securities.

The following securities were issued in reliance on the exemptions from registration under the Securities Act in Section 4(a)(2) of the Securities Act and Regulation D thereunder. The sale of these securities; did not involve any solicitation or advertisement, were for investment purposes only and not for resale, and did not include more than 35 non-accredited investors. The securities were issued with restrictions on the resale of the securities.

On February 10, 2022, the Company issued 3,352,066 shares of Common Stock to Anshu Bhatnagar, Chief Executive Officer of the Company, at $0.010 per share, to satisfy a note payable due to Mr. Bhatnagar in the aggregate amount of $528,607.

On December 31, 2021, the Company issued 1,250,000 shares of Common Stock at $0.20 per share pursuant to a convertible promissory note.

On October 18, 2021, the Company issued 1,250,000 shares of Common Stock at $0.20 per share pursuant to a convertible promissory note.

On September 7, 2021, the Company issued 50,000 shares of Common Stock at approximately $0.30 per share for approximately $15,000 in services.

On July 30, 2021, the Company issued 11,691 shares of Common Stock at approximately $0.43 per share for approximately $5,000 in services.

On July 30, 2021, the Company issued 14,493 shares of Common Stock at approximately $0.34 per share for approximately $5,000 in services.

On July 30, 2021, the Company issued 17,241 shares of Common Stock at approximately $0.29 per share for approximately $5,000 in services.

On July 30, 2021, the Company issued 250,000 shares of Common Stock at approximately $0.21 per share for approximately $54,000 in services.

On July 30, 2021, the Company issued 200,000 shares of Common Stock at approximately $0.32 per share for approximately $64,000 in services.

On April 15, 2021, the Company issued 23,277 shares of Common Stock at approximately $0.21 per share for approximately $5,000 in services.

On April 15, 2021, the Company issued 18,797 shares of Common Stock at approximately $0.27 per share for approximately $5,000 in services.

On April 15, 2021, the Company issued 42,772 shares of Common Stock at approximately $0.12 per share for approximately $5,000 in services.

On April 15, 2021, the Company issued 128,205 shares of Common Stock at approximately $0.04 per share for approximately $5,000 in services.

II-2

On April 15, 2021, the Company issued 450,000 shares of Common Stock at approximately $0.22 per share for approximately $97,000 in services.

On February 23, 2021, the Company issued 1,032,918 shares of Common Stock at approximately $0.10 per share pursuant to a convertible promissory note.

On February 9, 2021, the Company issued 450,000 shares of Common Stock at approximately $0.27 per share pursuant to the issuance of a promissory note.

On January 20, 2021, the Company issued 3,352,066 shares of Common Stock at approximately $0.02 per share pursuant to a convertible promissory note.

On January 18, 2021, the Company issued 559,076 shares of Common Stock at approximately $0.13 per share for approximately $74,000 in services.

On January 1, 2021, the Company issued 115,817 shares of Common Stock at approximately $0.05 per share for approximately $6,000 in services.

On December 2, 2020, the Company issued 2,666,666 shares of Common Stock at approximately $0.36 per share pursuant to the CloseComms transaction.

On August 11, 2020, the Company issued 2,038,218 shares of Common Stock at approximately $0.02 per share pursuant to a convertible promissory note.

On August 5, 2020, the Company issued 1,068,973 shares of Common Stock at approximately $0.02 per share pursuant to a convertible promissory note.

On August 4, 2020, the Company issued 711,180 shares of Common Stock at approximately $0.02 per share pursuant to a convertible promissory note.

On July 29, 2020, the Company issued 37,390,452 shares of Common Stock at approximately $0.03 per share pursuant to a warrant exchange agreement with the Company’s Chief Executive Officer.

On July 29, 2020, the Company issued 709,713 shares of Common Stock at approximately $0.02 per share pursuant to a convertible promissory note.

On July 28, 2020, the Company issued 639,080 shares of Common Stock at approximately $0.02 per share pursuant to a convertible promissory note.

On July 27, 2020, the Company issued 1,149,425 shares of Common Stock at approximately $0.02 per share pursuant to a convertible promissory note.

On July 23, 2020, the Company issued 2,275,862 shares of Common Stock at approximately $0.02 per share pursuant to a convertible promissory note.

On July 23, 2020, the Company issued 726,984 shares of Common Stock at approximately $0.02 per share pursuant to a convertible promissory note.

On July 22, 2020, the Company issued 1,113,653 shares of Common Stock at approximately $0.02 per share pursuant to a convertible promissory note.

On July 22, 2020, the Company issued 832,189 shares of Common Stock at approximately $0.02 per share pursuant to a convertible promissory note.

II-3

On July 20, 2020, the Company issued 620,401 shares of common stock at approximately $0.02 per share pursuant to a convertible promissory note.

On July 20, 2020, the Company issued 1,100,432 shares of common stock at approximately $0.02 per share pursuant to a convertible promissory note.

On July 16, 2020, the Company issued 200,000 shares of common stock at approximately $0.03 per share for approximately $7,000 in services.

On July 16, 2020, the Company issued 548,911 shares of common stock at approximately $0.02 per share pursuant to a convertible promissory note.

On July 15, 2020, the Company issued 771,716 shares of common stock at approximately $0.02 per share pursuant to a convertible promissory note.

On July 13, 2020, the Company issued 547,930 shares of common stock at approximately $0.02 per share pursuant to a convertible promissory note.

On July 10, 2020, the Company issued 513,940 shares of common stock at approximately $0.02 per share pursuant to a convertible promissory note.

On July 10, 2020, the Company issued 962,529 shares of common stock at approximately $0.02 per share pursuant to a convertible promissory note.

On June 30, 2020, the Company issued 726,560 shares of common stock at approximately $0.04 per share pursuant to a convertible promissory note.

On June 30, 2020, the Company issued 712,365 shares of common stock at approximately $0.04 per share pursuant to a convertible promissory note.

On June 23, 2020, the Company issued 620,161 shares of common stock at approximately $0.10 per share pursuant to a convertible promissory note.

On June 23, 2020, the Company issued 580,724 shares of common stock at approximately $0.07 per share pursuant to a convertible promissory note.

On June 22, 2020, the Company issued 409,946 shares of common stock at approximately $0.07 per share pursuant to a convertible promissory note.

On June 18, 2020, the Company issued 362,214 shares of common stock at approximately $0.07 per share pursuant to a convertible promissory note.

On June 17, 2020, the Company issued 434,749 shares of common stock at approximately $0.07 per share pursuant to a convertible promissory note.

On June 10, 2020, the Company issued 434,110 shares of common stock at approximately $0.07 per share pursuant to a convertible promissory note.

On June 3, 2020, the Company issued 541,724 shares of common stock at approximately $0.10 per share pursuant to a convertible promissory note.

On May 22, 2020, the Company issued 166,666 shares of Common Stock at approximately $0.09 per share pursuant to a convertible promissory note.

On May 12, 2020, the Company issued 215,053 shares of Common Stock at approximately $0.09 per share pursuant to a convertible promissory note.

II-4

On May 8, 2020, the Company issued 198,150 shares of Common Stock at approximately $0.09 per share pursuant to a convertible promissory note.

On April 17, 2020, the Company issued 58,651 shares of Common Stock at approximately $0.17 per share pursuant to a convertible promissory note.

On April 17, 2020, the Company issued 150,000 shares of Common Stock at approximately $0.17 per share pursuant to a convertible promissory note.

On April 8, 2020, the Company issued 47,713 shares of Common Stock at approximately $0.21 per share pursuant to a convertible promissory note.

On April 8, 2020, the Company issued 145,933 shares of Common Stock at approximately $0.21 per share pursuant to a convertible promissory note.

On March 27, 2020, the Company issued 37,634 shares of Common Stock at approximately $0.28 per share pursuant to a convertible promissory note.

On March 27, 2020, the Company issued 30,459 shares of Common Stock at approximately $0.28 per share pursuant to a convertible promissory note.

On February 12, 2020, the Company issued 60,000 shares of Common Stock at approximately $0.25 per share pursuant to a private placement memorandum.

On January 17, 2020, the Company issued 190,000 shares of Common Stock at approximately $0.25 per share pursuant to a private placement memorandum.

On January 16, 2020, the Company issued 280,000 shares of Common Stock at approximately $0.25 per share pursuant to a private placement memorandum.

On January 16, 2020, the Company issued 9,147 shares of Common Stock at approximately $1.03 per share for approximately $9,400 in services.

On January 16, 2020, the Company issued 1,856 shares of Common Stock at approximately $1.01 per share for approximately $1,900 in services.

On January 15, 2020, the Company issued 174,216 shares of Common Stock at approximately $0.72 per share pursuant to a private placement memorandum.

On January 14, 2020, the Company issued 35,361 shares of Common Stock at approximately $0.71 per share pursuant to a private placement memorandum.

On November 7, 2019, the Company issued 10,000 shares of Common Stock at approximately $0.25 per share pursuant to a private placement memorandum.

On October 18, 2019, the Company issued 62,000 shares of Common Stock at approximately $0.25 per share for approximately $15,500 in services.

On October 9, 2019, the Company issued 231,635 shares of Common Stock at approximately $0.89 per share pursuant to the Chief Financial Officer’s employment agreement.

On August 19, 2019, the Company issued 140,000 shares of Common Stock at approximately $0.25 per share for approximately $35,000 in services.

II-5

On August 13, 2019, the Company issued 17,204 shares of Common Stock at approximately $0.25 per share pursuant to a convertible promissory note.

On August 6, 2019, the Company issued 340,000 shares of Common Stock at approximately $0.25 per share pursuant to a private placement memorandum.

On August 6, 2019, the Company issued 12,000 shares of Common Stock at approximately $0.25 per share pursuant to a convertible promissory note.

On August 6, 2019, the Company issued 50,150 shares of Common Stock at approximately $0.25 per share for approximately $12,500 in services.

On July 2, 2019, the Company issued 575,300 shares of Common Stock at approximately $0.25 per share for approximately $18,800 in services.

On July 2, 2019, the Company issued 40,000 shares of Common Stock at approximately $0.25 per share pursuant to a private placement memorandum.

During the fiscal quarter ended June 30, 2019, the Company issued 200,000 shares of Common Stock at approximately $0.25 per share pursuant to a private placement memorandum.

On January 16, 2019, the Company issued 2,620,899 shares of Common Stock at approximately $0.50 per share pursuant to the Chief Executive Officer’s employment agreement.

During the fiscal quarter ended March 31, 2019, the Company issued 320,000 shares of Common Stock at approximately $0.25 per share pursuant to a private placement memorandum.

During the fiscal quarter ended December 31, 2018, the Company issued 593,240 shares of Common Stock at approximately $0.25 per share pursuant to convertible promissory notes and services.

During the fiscal quarter ended December 31, 2018, the Company issued 80,000 shares of Common Stock at approximately $0.25 per share pursuant to a private placement memorandum.

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Item 16. Exhibits and Financial Statement Schedules

(10) Exhibits

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Exhibit Number	Description
1.1+	Form of Underwriting Agreement
2.1	Exchange of Stock Agreement and Plan of Reorganization (Incorporated by reference to Exhibit 2(a) to our registration statement on Form 10SB-12G filed on October 16, 1998).
2.2	Exchange of Stock Agreement and Plan of Reorganization dated June 25, 1998 (Incorporated by reference to Exhibit 2(b) to our registration statement on Form 10SB-12G filed on May 6, 1999).
3.1	Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to Form S-1 filed July 19, 2019, Registration No. 333-23273).
3.2	Amendment to Certificate of Incorporation of the Company creating a new class of Series A Super Voting Preferred Stock of the Company and increase of authorized shares of common stock to 125 billion shares (Incorporated by reference to Exhibit 10.1 to Form 8-K filed January 4, 2019).
3.3	By Laws of the Company (Incorporated by reference to Exhibit 3.3 to Form S-1 filed July 19, 2019, Registration No. 333-23273).
3.4	Amendment to Certificate of Incorporation of the Company increasing the authorized shares of common stock to 100 million shares from 25 million shares (Incorporated by reference to Form 8-K filed September 9, 2019).
3.5	Amendment to Certificate of Incorporation of the Company increasing the authorized shares of common stock to 250 million shares from 100 million shares (Incorporated by reference to Form 8-K filed July 17, 2020).
3.6	Amendment to Certificate of Incorporation of the Company increasing the authorized shares of common stock to 500 million shares from 250 million shares (Incorporated by reference to Form 8-K filed August 6, 2020).
4.1	Definitive Schedule 14C Information Statement for a 5000/1 Reverse Split of the Company’s Common stock (filed April 22, 2019).
4.2+	Form of Representative’s Warrant
4.3+	Form of Warrant Agency Agreement
4.4+	Form of Warrant
5.1+	Opinion of Lucosky Brookman LLP
10.1	Development Agreement effective February 3, 2004 between Lucent Technologies, Inc. and mPhase Technologies for development of micro fuel cell Nano Technology (Incorporated by reference to Exhibit 10.18 to Amendment No. 6 to Form 10-K filed August 13, 2010).
10.2	Amendment No.2 to Development Agreement executed as of March 9, 2005 amending Development Agreement effective as of February 3, 2004, as amended relating to Micro Power Source Cells between mPhase Technologies, Inc. and Lucent Technologies, Inc. (Incorporated by reference to Exhibit 10.22 to Amendment No. 6 to Form 10-K filed August 13, 2010).
10.3	Amendment No. 3 dated May 19, 2006 to Development Agreement between Lucent Technologies, Inc. and mPhase Technologies, Inc. effective February 3, 2004 for development of micro fuel cell nanotechnology (Incorporated by reference to Exhibit 10.33 to Amendment No. 1 to Form 10-K filed August 13, 2010).
10.4	Amendment No. 4 dated February 3, 2007 to Development Agreement effective February 3, 2004 for development of Micro Fuel Cell Nanotechnology (Incorporated by reference to Exhibit 10.34 to Amendment No. 6 to Form 10-K filed August 13, 2010).
10.5	Phase I U.S. Army Grant dated July 7, 2007 (Incorporated by reference to Exhibit 10.46 to Form 10-K filed October 7, 2009).
10.6	Documentation including $350,000 Note and $1,000,000 Secured Note for financing between the Company and JMJ Financial dated March 25, 2008 (Incorporated by reference to Exhibit 10.49 to Form 10-K filed October 7, 2009).
10.7	Phase II U.S. Army grant dated August 29, 2008 (Incorporation by reference to Exhibit 10.52 to Form 10-K filed October 6, 2009).
10.8	Forbearance Agreement dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Incorporated by reference to Exhibit 99.1 to Form 8-K filed September 16, 2011).
10.9	Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc and John Fife (Incorporated by reference to Exhibit 99.2 to Form 8-K filed September 16, 2011).
10.10	Officer’s Certificate delivered pursuant to Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Incorporated by reference to Exhibit 99.3 to Form 8-K filed September 16, 2011).
10.11	Confession of Judgment 1 delivered pursuant to Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Incorporated by reference to Exhibit 99.4 to Form 8-K filed September 16, 2011).
10.12	Confession of Judgment 2 delivered pursuant to Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Incorporated by reference to Exhibit 99.5 to Form 8-K filed September 16, 2011).
10.13	Registration Rights Agreement dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Incorporated by reference to Exhibit 99.6 to Form 8-K filed September 16, 2011).
10.14	Convertible Note dated September 13, 2011 issued by mPhase Technologies, Inc. to John Fife (Incorporated by reference to Exhibit 99.7 to Form 8-K filed September 16, 2011).

II-7

10.15	Stand Still and Restructuring Agreement entered into as of May 31,2012 with John Fife (Incorporated by reference to Exhibit 99.1 to Form 8-K filed June 5, 2012).
10.16	Stand Still and Restructuring Agreement entered into as of June 1,2012 with JMJ Financial (Incorporated by reference to Exhibit 99.2 to Form 8-K filed June 5, 2012).
10.17	Forbearance Agreement and Amendment thereto dated February 15, 2015 as amended on August 11, 2015 with John Fife (Incorporated by reference to Exhibits 99.1 and 99.2 to form 8-K filed August 12, 2015).
10.18	Second Modification to Forbearance Agreement with John Fife (Incorporated by reference to Exhibit 99.1 to Form 8-K filed January 29, 2016).
10.19	Third Modification to Forbearance Agreement with John Fife (Incorporated by reference to Exhibit 99.1 to Form 8-K filed May 23rd, 2016).
10.20	Amendment to Judgment Settlement Agreement with John Fife (Incorporated by reference to Exhibit 10.1 to Form 8-K filed February 23, 2018).
10.21	Debt/Equity Conversion Agreements of Related Parties, dated as of January 1, 2018 (Incorporated by reference to Exhibit 10.97 to Form 10-K filed October 15, 2018).
10.22+	Employment Agreement dated as of January 11, 2019 between Mr. Anshu Bhatnagar and mPhase Technologies, Inc. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed January 14, 2019).
10.23	Transition Agreement dated as of January 11, 2019 (Incorporated by reference to Exhibit 10.2 to Form 8-K filed January 14, 2019).
10.24+	Warrant granted to Mr. Anshu Bhatnagar (Incorporated by reference to Exhibit 10.3 to Form 8-K filed January 14, 2019).
10.25	Series A Super Voting Preferred Stock (Incorporated by reference to Exhibit 10.4 to Form 8-K filed January 14, 2019).
10.26	Reserve Agreement (Incorporated by reference to Exhibit 10.5 to Form 8-K filed January 14, 2019).
10.27	Debt Conversion Agreement (Incorporated by reference to Exhibit 10.6 to Form 8-K filed January 14, 2019).
10.28	Officers and Directors Resignation Letters (Incorporated by reference to Exhibit 10.7 to Form 8-K filed January 14, 2019).
10.29	Amendment to Judgment Settlement Agreement with John Fife (Incorporated by reference to Exhibit 10.1 to Form 8-K filed February 11, 2019).
10.30+	Employment Agreement effective June 1, 2019 between Christopher Cutchens and the Company (Incorporated by reference to Exhibit 10.1 to Form 8-K filed June 6, 2019).
10.31	Product License and Content Agreement (“Agreement”) between the Company and iLearningEngines, Inc., a Delaware corporation (“ILE”). (Incorporated by reference to Exhibit 1 to Amendment No. 1 to Form 8-K, filed August 12, 2019).
10.32	Amendment to Reserve Agreement dated October 9, 2019 (Incorporated by reference to Exhibit 10.37 to Form 10-K filed October 15, 2019).
10.33	Asset Purchase Agreement dated as of May 11, 2020 between the Company and CloseComms Limited (Incorporated by reference to Form 8-K Exhibit 10.1 filed May 15, 2020).
10.34	Common Stock Purchase Agreement and Registration Rights Agreement, by and among mPhase Technologies, Inc. and White Lion Capital, LLC, dated July 13, 2020 (Incorporated by reference to Form 8-K Exhibits 10.1 and 10.2 filed July 17, 2020).
10.35+	Exchange Agreement dated as of July 15, 2020 between Mr. Anshu Bhatnagar and mPhase Technologies, Inc. (Incorporated by reference to Form 8-K Exhibit 10.3 filed July 17, 2020).
10.36	Second Amendment to Judgment Settlement Agreement with John Fife and Convertible Promissory Note each dated August 17, 2020 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed August 21, 2020).
10.37	Securities Purchase Agreement, Convertible Promissory Note, and Warrant Agreement each dated April 6, 2021 between the Company and Evergreen Capital Management LLC (Incorporated by reference to Form 8-K Exhibits 10.1, 4.1, and 4.2, respectively, filed April 13, 2021).
10.38	Securities Purchase Agreement, Convertible Promissory Note, and Warrant Agreement each dated May 4, 2021 between the Company and two Accredited Investors (Incorporated by reference to Form 8-K Exhibits 10.1, 4.1, and 4.2, respectively, filed May 11, 2021).
10.39	Third Amendment to Judgment Settlement Agreement with John Fife and Convertible Promissory Note each dated as of April 13, 2021 (Incorporated by reference to Form 10-Q Exhibit 10.1 filed May 17, 2021).

II-8

10.40+	Employment Agreement effective May 17, 2021 between Venkat Kodumudi and the Company (Incorporated by reference to Form 8-K Exhibit 10.1 filed May 21, 2021).
10.41	Form of Director Agreement effective August 27, 2021 between Suhas Subramanyam, Chester White, and Thomas Fore and the Company (Incorporated by reference to Form 8-K Exhibit 10.1 filed September 2, 2021).
16.1	Letter from Assurance Dimensions, Inc. (Incorporated by reference to Form 8-K Exhibit 16.1 filed August 25, 2020).
20.1	Financial Statements of Alpha Predictions (Incorporated by reference to Exhibits 99.1 and 99.2 to Form 8-K/A Amendment No. 1 filed September 13, 2019).
21.1*	List of subsidiaries.
23.1	Consent of Boyle CPA, LLC, independent registered public accounting firm
23.2	Consent of Boyle CPA, LLC, independent registered public accounting firm
23.3†	Consent of Lucosky Brookman LLP
107	Filing Fee Table

+	To be filed by amendment.
*	Filed herewith

(b) Financial Statement Schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Filing Fee Schedule” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

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(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rockville, State of Maryland, on February 28, 2022.

mPhase Technologies, Inc.

By:	/s/ Anshu Bhatnagar
Name:	Anshu Bhatnagar
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Angelia Lansinger Hrytsyshyn
Name:	Angelia Lansinger Hrytsyshyn
Title:	Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Anshu Bhatnagar, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Anshu Bhatnagar	Chief Executive Officer	February 28, 2022
Anshu Bhatnagar

/s/ Angelia Lansinger Hrytsyshyn	Chief Financial Officer	February 28, 2022
Angelia Lansinger Hrytsyshyn

/s/ Suhas Subramanyam	Director	February 28, 2022
Suhas Subramanyam

/s/ Chester P. White	Director	February 28, 2022
Chester P. White

/s/ Thomas B. Fore	Director	February 28, 2022
Thomas B. Fore

/s/ James F. Engler, Jr.	Director	February 28, 2022
James F. Engler, Jr.

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